As filed with the Securities and Exchange Commission on February 13, 2004

Registration Statement No. 333-101044

UNITED STATES
SECURITIES
AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENER1, INC.
(Name of small business issuer in its charter)

Florida	3661	02-0645403
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.

550 W. Cypress Creek Rd., Suite 120
Ft. Lauderdale, FL 33309
954.202.4442
(Address and telephone number of principal executive offices)

_________________

Kevin P. Fitzgerald
Chief
Executive Officer
Ener1, Inc.
550 W. Cypress Creek Rd., Suite 120
Fort Lauderdale, FL 33309
954.202.4442
(Name, address and telephone number of agent for service)

Copies to:
Stephen I. Glover, Esq. and
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue
Washington DC 20036
Telephone: (202) 955-8500
Facsimile No. (202) 530-9643

        Approximate date of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(C) Under tile Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value	53,756,467 shares	$1.12	$60,207,243.04	$7,628.26
$.01 per share

(1)     Estimated solely for purposes of determining the registration fee and calculated in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion dated February 13, 2004

53,756,467 Shares of Common Stock

Ener1, Inc.

This prospectus relates to 53,756,467 shares of the common stock of Ener1, Inc., which may be offered by the selling stockholders identified in this prospectus for their own account.

We will receive no part of the proceeds from sales made under this prospectus. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The shares of common stock being offered pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling stockholders to the public without restriction. The selling stockholders and the participating brokers or dealers may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholders, and any commissions or discounts received by the brokers or dealers, may be deemed to be underwriting compensation under the Securities Act.

Our common stock is quoted on the OTC Bulletin Board under the symbol “ENEI.OB” On February  11, 2004, the last reported sale price of our common stock on the OTC Bulletin Board was $1.20 per share.

Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 3 of this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus is   , 2004

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted

TABLE OF CONTENTS

Prospectus Summary

Summary Financial Data

Risk Factors

Use of Proceeds

Selling Stockholders

Plan of Distribution

Legal Proceedings

Directors, Executive Officers, Promoters and Control Persons

Security Ownership of Certain Beneficial Owners and Management

Description of Securities

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Business

Management's Discussion and Analysis of Financial Condition and Results of Operations

Certain Relationships and Related Transactions

Properties

Market for Common Equity and Related Stockholder Matters

Executive Compensation

Legal Matters

Experts

Where You Can Find More Information

Index to Financial Statements	Page 1 2 3 11 11 13 14 15 17 18 19 20 29 39 42 43 44 47 47 47 F-1

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

        The following summary highlights the key information contained elsewhere in this prospectus. It does not contain all the information that may be important to you. You should read this entire prospectus carefully, especially the discussion of “Risk Factors” and our consolidated financial statements and related notes, before deciding to invest in shares of our common stock. In this prospectus, “Ener1,” “the Company,” “we,” “us,” and “our” refer to Ener1, Inc. and its subsidiaries unless the context requires otherwise.

The Company

        We develop and market our patented and patent pending technologies related to lithium batteries, fuel cells and solar cells. Our goal is to be the technology leader in both lithium batteries and fuel cells. We are developing samples of products and components of lithium batteries based on our proprietary technologies, as well as additional technologies, materials and prototypes for new types of fuel cells and solar cells. We have 12 scientists in our Ft. Lauderdale facility and 48 scientists (18 full-time) at our facilities in the Ukraine performing research and development work related to our lithium battery, fuel cell and solar cell technologies and proposed products.

        We have seven patents relating to our battery technologies, all issued to our Ukrainian subsidiary, Ener1 Ukraine. We also have filed international patent applications for two of these, and plan to file international patent applications for four of the remaining five. We have five U.S. patent applications pending for our lithium battery-related technologies, products, processes and components and have filed international patent applications for each of them. We are in the process of completing our lithium battery pilot and production plant and laboratory facility in Ft. Lauderdale, Florida, for which we own the associated land and building. The facility is equipped with a total of three production lines, one of which is a pilot line for prototypes that can also be used for production runs. We plan to begin production at this facility in the fourth quarter of 2004.

        In August 2003, we formed a joint venture company named EnerStruct, Inc. with ITOCHU Corporation of Japan to pursue technology development and marketing opportunities for lithium batteries in Japan. We and ITOCHU have licensed to EnerStruct some of our respective battery technologies for use in Japanese markets. ITOCHU invested $3,500,000 for 14,000,000 shares of common stock in our company in July 2003. We invested $2,000,000 of this amount in EnerStruct and own 49% of EnerStruct.

        We plan to produce fuel cell prototypes using our proprietary fuel cell technology. If the prototypes are successful, we would then establish a pilot scale, fuel cell production facility. The pilot scale production facility will be used for continued research and development and manufacturing of selected high margin fuel cell components. We plan to produce prototypes and complete the pilot scale fuel cell production facility within two to three years. We believe our technologies will enable us to develop fuel cells that have an extended working life, use fuel more efficiently and have higher mass- and volume-specific energy characteristics and a lower $/kilowatt cost than those currently on the market. We recently filed two provisional U.S. patent applications for fuel cells and fuel cell systems.

        In January 2004, we issued $20,000,000 in aggregate principal amount of our 5% senior secured convertible debentures due 2009 and warrants to purchase 16,000,000 shares of our common stock in a private placement. We are using the proceeds from this offering to repay indebtedness, for working capital and to fund the development of our lithium battery and fuel cell products over the next twelve months.

        We were founded in 1985 as Boca Research, Inc., a Florida corporation, to market communications software and data communications, input/output, multiport and video products. In October 2000, we changed our name to Inprimis, Inc. October 2001, we began to sell products and services related to our video-on-demand and interactive TV systems to solution providers in the hospitality and healthcare markets and other markets. In January 2002, Ener1 Group, Inc. (“Ener1 Group”) acquired a majority interest in our company and now owns approximately 92% of the our outstanding common stock. In September 2002, we acquired 100% of the outstanding common stock of Ener1 Battery Company (“Ener1 Battery”) from our controlling stockholder, Ener1 Group. Following this acquisition, we changed our name to Ener1, Inc.

        Our executive offices are located at 550 W. Cypress Creek Rd., Suite 120, Fort Lauderdale, FL 33309 and our phone number is (954) 202-4442.

Common stock offered by the selling stockholders Terms of the Offering Use of proceeds sale OTC Bulletin Board Symbol	Up to 53,756,467 shares

The selling
stockholders will determine when and how they will
sell the common stock offered by this prospectus.
See "Plan of Distribution".

We will not receive any of the proceeds from the
of common stock by the selling stockholders.

ENEI.OB

Summary Financial Information

        The following table provides selected consolidated financial and operating data for the years ended December 31, 2001 and December 31, 2002, and the nine months ended September 30, 2002 and 2003 (dollars in thousands).

Statement of Operations Data

	Year Ended December 31, 2001 2002		Nine months ended September 30, (Unaudited) 2002 2003
Net Sales	3,858	4,245	2,590	1,342
Gross Profit (Loss)	(983)	(11)	(728)	154
Profit (Loss) from Operations	(5,833)	(7,723)	(6,693)	(5,207)
Net Profit (Loss)	(5,666)	(7,628)	(6,505)	(5,585)

Balance Sheet Data

	as of December 31, 2001 2002		as of September 30, (Unaudited) 2002 2003
Current Assets	1,009	2,270	2,165	1,149
Current Liabilities	1,905	14,142	16,062	17,461
Total Assets	1,678	25,588	24,757	26,640
Long Term Debt	0	2,304	711	682
Minority Interest	0	287	436	0
Stockholders' Equity	(227)	8,855	7,548	8,497

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as other information contained in this prospectus, before investing in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock. This section includes or refers to forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed in “Cautionary Statement About forward-Looking Information”.

Risks Related to Our Business

We have a history of operating losses and we may not be able to continue as a going concern.

        We have experienced net operating losses since 1997, incurred negative cash flows from operations since 1999 and, as of September 30, 2003, had an accumulated deficit of $54,700,000. Cash used in operations for the years ended December 31, 1999, 2000, 2001 and 2002 was $6,100,000, $8,200,000, $6,200,000 and $6,500,000, respectively. We had negative cash flows from operations of $4,200,000 for the nine months ended September 30, 2003. We expect that we will continue to incur negative cash flows and require additional cash to fund our operations and implement our business plan. The continued development of our energy-related technology and products will require significant additional capital investment. Our financial statements have been prepared assuming that we will continue as a going concern. However, the auditor’s reports on our financial statements state that there is substantial doubt about our ability to continue as a going concern.

        The terms of our 5% senior secured convertible debentures restrict our operations.

        Our 5% senior secured convertible debentures due 2009 contain restrictive covenants that limit our ability to, among other things:

  o   dispose of assets;

  o   incur debt;

  o   pay dividends;

  o   repurchase our capital stock and debt securities;

  o   create liens on our assets; and

  o   engage in transactions with our affiliates.

These covenants may significantly limit our ability to respond to changing business and economic conditions and to secure additional financing, and we may be prevented from engaging in transactions that might be considered important to our business strategy or otherwise beneficial to us.

        We may never complete the research and development of commercially viable products.

        Although we have conducted other business activities in the past, we have only recently reorganized our activities to focus on the development of energy and battery related products. We do not know when or whether we will successfully complete research and development of commercially viable energy products. If we are unable to develop commercially viable products, we will not be able to generate sufficient revenue to become profitable. The commercialization of our products depends on our ability to control the costs of manufacturing, and we cannot assure you that we will be able to sufficiently control these costs. We must complete substantial additional research and development before we will be able to manufacture a commercially viable battery products in commercial quantities In addition, while we are conducting tests to predict the overall life of our products, we may not have tested our products over their projected useful life prior to large-scale commercialization. As a result, we cannot be sure that our products will last as long as predicted, and, if they do not, we may incur liability under warranty claims.

        We have only recently acquired our energy business, and your basis for evaluating us is limited.

        We acquired our energy products business in September 2002. Accordingly, there is only a limited basis upon which you can evaluate business and prospects. We have an unproven business plan and do not expect to be profitable for the next several years. During the past two years, we have shifted our business from providing engineering services and interactive products to focus primarily on developing technologies and products for the battery and fuel cell industries. Before investing in our securities, you should consider the challenges, expenses and difficulties that we will face as a development stage company seeking to develop and manufacture new products.

        Viable markets for our products may never develop, may take longer to develop than we anticipate or may not be sustainable.

        Our energy products and technologies target emerging markets and we do not know the extent to which our technologies and products will be accepted. To date we do not have any commercially viable products. We must be able to develop a commercially viable product for our business to succeed. If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and may be unable to achieve profitability. Our target customers for our battery products include customers in the Department of Defense and military forces, and in the transportation, medical and other industries. We also plan to license our technologies for others to use to manufacture battery products for the consumer product sector. Our target fuel cell customers include automobile companies and other companies to whom we would license our fuel cell technologies for use in manufacturing fuel cell products and systems. We will need to develop or acquire adequate marketing and manufacturing capabilities in order to develop a commercially successful product. In addition, the development of a viable market for our products may be impacted by many factors which are out of our control, including:

  o   the cost competitiveness of our products;
  o   consumer reluctance to try a new product;
  o   consumer perceptions of our products' safety;
  o   regulatory requirements;
  o   barriers to entry created by existing energy providers; and
  o   the emergence of newer, more competitive technologies and products.

        We may need additional capital, which may not be accessible on attractive terms or at all.

              For the last several years, we have financed our operations through the sale of our securities and by borrowing money. We may need to raise additional funds through public or private financing. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and the terms of our existing indebtedness. The terms of our 5% senior secured convertible debentures due 2009 prevent us from incurring additional debt until the registration statement registering the resale of the common shares underlying the debentures is declared effective; at such time, any additional debt we incur must be contractually subordinated, as to payment and liquidation, to the payment in full of the debentures. We cannot assure you that we will be able to raise additional funds on terms favorable to us or at all. If we raise additional funds through the sale of equity or convertible debt securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock. We may have to issue securities that have rights, preferences and privileges senior to our common stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Our failure to obtain any required future financing could materially and adversely effect our financial condition.

        We have no experience manufacturing battery products on a large-scale commercial basis and may be unable to do so.

        Since we acquired our energy products business, we have focused primarily on research and development and have no experience manufacturing our battery products on a commercial basis. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture our battery products in commercial quantities while meeting the quality, price, engineering, design and production standards required to successfully market our battery products. Our failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business, financial condition, results of operations and prospects. Even if we are successful in developing our manufacturing capabilities and processes, we do not know whether we will do so in time to meet our battery product commercialization schedule, which calls for us to begin manufacturing our battery products by the end of 2004 and to produce commercial quantities of such products in 2005, or to satisfy the requirements of potential distributors or customers.

We may not meet our development and commercialization milestones.

        We have established product development and commercialization milestones that we use to assess our progress toward developing commercially viable battery and other energy related products, including fuel cell systems. These milestones relate to technology and design improvements as well as to dates for achieving development goals. To gauge our progress, we plan to operate, test and evaluate our battery and energy related products. If our systems or products exhibit technical defects or are unable to meet cost or performance goals, including power output, useful life and reliability, our commercialization schedule could be delayed and potential purchasers of our initial commercial battery and energy products may decline to purchase them. We cannot assure you that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet our development and commercialization milestones might have a material adverse effect on our operations and our stock price.

        We may be unable to establish relationships with third parties for aspects of product development, manufacturing, distribution and servicing and the supply of key components for our products.

        We will need to enter into additional strategic relationships in order to complete our current product development and commercialization plans. We will also require partners to assist in the distribution, servicing and supply of components for our anticipated fuel cell products which are in development. If we are unable to identify or enter into satisfactory agreements with potential partners, we may not be able to complete our product development and commercialization plans on schedule or at all. We may also need to scale back these plans in the absence of needed partners, which would adversely affect our future prospects. In addition, any arrangement with a strategic partner may require us to make large cash payments to the partner, issue a significant amount of equity securities to the partner, provide the partner with the opportunity to have representation on our board of directors, agree to exclusive purchase or other arrangements with the partner and/or commit significant financial resources to fund our product development efforts in exchange for their assistance or the contribution to us of intellectual property. Any such issuance of equity securities would reduce the percentage ownership of our then current stockholders. While we have entered into relationships with suppliers of some key components for our products, we do not know when or whether we will secure supply relationships for all required components and subsystems for our products, or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure relationships with entities which can develop or supply the required components for our products and provide the required distribution and servicing support. Additionally, the agreements governing our current relationships allow for termination by our partners under some circumstances.

        We will rely on third parties to develop and provide key components for our battery and energy related products.

        We will rely on third party suppliers to develop and supply key components that we will use in our battery and energy related products. If those suppliers fail to develop and supply these components in a timely manner or at all, or fail to develop or supply components that meet our quality, quantity or cost requirements, and we are unable to obtain substitute sources of these components on a timely basis or on terms acceptable to us, we may not be able to manufacture our products. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources.

        We do not know when or whether we will secure long-term supply relationships with any suppliers or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure long-term relationships with entities that will supply the required components for our battery and energy related products

        We face high levels of competition and may be unable to compete successfully.

        The markets in which we intend to compete are highly competitive. There are a number of companies located in the United States, Canada and abroad that are developing battery and fuel cell technologies and energy products that will compete with our technologies and products. Some of our competitors are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of commercially viable products more quickly and effectively than we can.

        Not only do we face competition from other companies that are developing battery and fuel cell technologies, but we also face competition from companies that provide energy products based on traditional energy sources, such as oil and natural gas. We also face competition from companies that are developing energy products based on alternative energy sources as a significant amount of public and private funding is currently directed toward development of a number of types of distributed generation technology, including microturbines, solar power, wind power and other types of fuel cell technologies. Technological advances in alternative energy products, improvements in the electric power grid or other fuel cell technologies may make our products less attractive or render them obsolete. There are many companies engaged in all areas of traditional and alternative energy generation in the United States, Canada and abroad, including, among others, major electric, oil, chemical, natural gas, batteries, generators and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. Many of these entities have substantially greater financial, research and development, manufacturing and marketing resources than we do.

        Failure of our planned products to pass testing could negatively impact demand for our products.

        We may encounter problems and delays during testing of our products for a number of reasons, including the failure of our technology or the technology of third parties, as well as our failure to maintain and service our products properly. Many of these potential problems and delays are beyond our control. Any problem or perceived problem with our product tests could materially harm our reputation and impair market acceptance of, and demand for, our products.

        Regulatory and other changes in the energy industry may adversely affect our ability to produce, and reduce demand for, our products.

        The market for our technologies and products may be heavily influenced by federal, state, local and foreign government laws, regulations and policies concerning the energy industry. A change in the current regulatory policies could make it more difficult or costly for us to develop, manufacture or market our products. Any such changes could also deter further investment in the research and development of alternative energy sources, including fuel cells, which could significantly reduce demand for our technologies and products. We cannot predict how changes in regulation or other industry changes will affect the market for our products or impact our ability to distribute, install and service our products.

        We could be liable for environmental damages resulting from our research, development or manufacturing operations.

        Our business exposes us to the risk that harmful substances may escape into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Our insurance policies may not adequately reimburse us for costs incurred in defending and settling environmental damage claims, and in some instances, we may not be reimbursed at all. Our business is subject to numerous federal, state and local laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect there will be additional changes in the future. If our operations do not comply with current or future environmental laws and regulations, we may be required to make significant unanticipated capital and operating expenditures to bring our operations into compliance. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.

        Our products may use materials that are inherently dangerous substances which could subject our business to product liability claims.

        Our energy technologies and products may use hydrogen or other materials that could leak and combust if ignited by another source. These technologies and products expose us to potential product liability claims that are inherent in hydrogen and products that use hydrogen. Hydrogen is a flammable gas and therefore a potentially dangerous product. Hydrogen is typically generated from gaseous and liquid fuels that are also flammable and dangerous, such as propane, natural gas or methane, in a process known as reforming. Natural gas and propane could leak into a residence or commercial location and combust if ignited by another source. In addition, our products may operate at high temperatures, which could expose us to potential liability claims, in the event of accidents involving combustion or explosion. Accidents involving our products or other hydrogen-based products could materially impede widespread market acceptance and demand for, or heighten regulatory scrutiny of, our products. In addition, we might be held responsible for damages beyond the scope of our insurance coverage. We also cannot predict whether we will be able to maintain our insurance coverage on acceptable terms.

        Product liability or defects could negatively impact our results of operations.

        Any liability we incur for damages resulting from malfunctions or design defects of our products could be substantial and could materially adversely affect our business, financial condition, results of operations and prospects. In addition, a publicized actual or perceived problem could adversely affect the market’s perception of our products resulting in a decline in demand for our products and could divert the attention of our management, which may materially and adversely affect our business, financial condition, results of operations and prospects.

        Future acquisitions may disrupt our business, distract our management and reduce the percentage ownership of our stockholders.

        As part of our business strategy we may seek to acquire complementary technologies, products, expertise and/or other valuable assets. However, we may not be able to identify suitable acquisition candidates. If we do identify suitable candidates, we may not be able to complete the acquisitions on commercially acceptable terms or at all. We may not be able to successfully integrate the acquired business into our existing business in a timely and non-disruptive manner. We may have to devote a significant amount of time and management and financial resources to do so. Even with this investment of management and financial resources, an acquisition may not produce the desired revenues, earnings or business synergies. In addition, an acquisition may reduce the percentage ownership of our then current stockholders. If we fail to integrate the acquired business effectively or if key employees of that business leave, the anticipated benefits of the acquisition would be jeopardized. The time, capital and management and other resources spent on an acquisition that fails to meet our expectations could cause our business and financial condition to be materially and adversely affected. In addition, as a result of any acquisition, we may incur non-recurring charges and be required to amortize of significant amounts of intangible assets, which could adversely affect our results of operations.

        We may not be able to protect the intellectual property upon which we depend and we could incur substantial costs defending against claims that our products infringe on the proprietary rights of others.

        Our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies, systems designs and manufacturing processes. We rely on patents, trademarks, and other policies and procedures related to confidentiality to protect our intellectual property. However, some of our intellectual property is not covered by any patent or patent application. Moreover, we do not know whether any of our pending patent applications will issue or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so. Moreover, patent applications filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce. In addition, we do not know whether the U.S. Patent & Trademark Office will grant federal registrations based on our pending trademark applications. Even if federal registrations are granted to us, our trademark rights may be challenged. It is also possible that our competitors or others will adopt trademarks similar to ours, thus impeding our ability to build brand identity and possibly leading to customer confusion. We could incur substantial costs in prosecuting or defending trademark infringement suits.

        Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. If we are found to be infringing third party proprietary rights, we could be required to pay substantial royalties and/or damages, and we do not know whether we will be able to obtain licenses to use the intellectual property at issue on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the development, manufacture or sale of our products, and could necessitate the expenditure of significant resources to develop or acquire non-infringing intellectual property.

        Asserting, defending and maintaining our intellectual property rights could be difficult and costly and failure to do so may diminish our ability to compete effectively and may harm our operating results. We may need to pursue lawsuits or legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine priority of rights to the trademark. Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology. Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and we could use a substantial amount of our financial resources in either case.

        We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge.

        Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also become known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

        Our business depends on retaining and attracting highly capable management and operating personnel.

        Our success depends in large part on our ability to retain and attract management and operating personnel, including our President and Chief Executive Officer, Kevin P. Fitzgerald, our officers and other key employees. Our business requires highly killed specialized workforce, including scientists, engineers, researchers and manufacturing and marketing professionals, who are in high demand and are often subject to competing offers. To retain and attract key personnel, we use various measures, including employment agreements, a stock incentive plan and incentive bonuses for key employees. These measures may not be enough to retain and attract the personnel we need or to offset the impact on our business of the loss of the services of Mr. Fitzgerald or other key officers or employees.

        We face risks associated with our plans to market, distribute and service our products internationally.

        We intend to market, distribute and service our products internationally. We have limited experience developing and no experience manufacturing our products to comply with the commercial and legal requirements of international markets. Our success in international markets will depend, in part, on our ability and that of our partners to secure relationships with foreign sub-distributors, and our ability to manufacture products that meet foreign regulatory and commercial requirements. Additionally, our planned international operations are subject to other inherent risks, including potential difficulties in enforcing contractual obligations and intellectual property rights in foreign countries and fluctuations in currency exchange rates.

Our government contracts could restrict our ability to effectively commercialize our technology.

        Our contracts with government agencies are subject to the risk of termination at the convenience of the contracting agency and potential disclosure of our confidential information to third parties. Under the Freedom of Information Act, any documents that we have submitted to the government or to a contractor under a government funding arrangement may be subject to public disclosure that could compromise our intellectual property rights unless these documents are exempted as trade secrets or as confidential information, appropriately legended by us, and treated accordingly by such government agencies.

        As a government contractor, we must comply with and are affected by federal government regulations relating to the formation, administration and performance of government contracts. These regulations will affect how we do business with our customers and may impose added costs on our business. Any failure to comply with applicable laws and regulations could result in contract termination, price or fee reductions or suspension or debarment from contracting with the federal government.

        In addition, Federal government agencies routinely audit government contracts. These agencies review a contractor’s performance on its contract, pricing practices, cost structure and compliance with applicable laws, regulations and standards. . These audits may occur several years after completion of the audited work. An audit could result in a substantial adjustment to our revenues because any costs found to be improperly allocated to a specific contract will not be reimbursed, while improper costs already reimbursed must be refunded. If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our reputation could be harmed if allegations of impropriety were made against us.

We may be unable to manage rapid growth effectively.

        We expect to rapidly expand our manufacturing capabilities, accelerate the commercialization of our products and enter a period of rapid growth, which will place a significant strain on our senior management team and our financial and other resources. The proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our rapid growth effectively will require us to continue to improve our operations, to improve our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

        Our stock price has been and could remain volatile.

        The market price of our common stock has historically experienced and may continue to experience significant volatility. For the 52-week period ended February 6, 2004, our stock closing price has ranged from $0.05 to $1.92. On February 6, 2004, our stock closing price was $1.17. Our progress in developing and commercializing our products, our quarterly operating results, announcements of new products by us or our competitors, our perceived prospects, changes in securities’ analysts’ recommendations or earnings’ estimates, changes in general conditions in the economy or the financial markets, adverse events related to our strategic relationships and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years, the stock market, and in particular the market for technology-related stocks, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we may be subject to additional securities class action litigation as a result of volatility in the price of our common stock, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

        Our principal stockholder has substantial control over our affairs.

        Ener1 is controlled by Ener1 Group, which owns approximately 92% of our outstanding common stock. Two of Ener1 Group’s board members are also members of our Board of Directors. Ener1 Group has the ability to exert substantial influence over all matters submitted to a vote of the stockholders of Ener1, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Ener1 Group may dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control or impeding a merger or consolidation, takeover or other business combination which you, as a stockholder, may otherwise view favorably.

        Future sales of our common stock may adversely affect our common stock price.

        If our stockholders sell a large number of shares of common stock or if we issue a large number of shares in connection with future acquisitions or financings, the market price of our common stock could decline significantly. In addition, the perception in the public market that our stockholders might sell a large number of shares of common stock could cause a decline in the market price of our common stock.

        Our certificate of incorporation and Florida law could adversely affect our common stock price.

Provisions of our certificate of incorporation and Florida law could discourage potential acquisition proposals and could delay or prevent a change in control of us. These provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock. These provisions may also inhibit fluctuations in the market price of our common stock that could result from takeover attempts. In addition, the Board of Directors, without further stockholder approval, may issue additional series of preferred stock that could have the effect of delaying, deterring or preventing a change in control of us. The issuance of additional series of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

        Some of the information in this prospectus may contain “forward-looking statements,” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These statements call be identified by the use of forward-looking words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss plans, goals and objectives for future operations and growth, contain projections of results of operations or financial condition or state other “forward-looking” information. You should understand that these forward-looking statements are necessarily estimates reflecting our judgment, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The following important factors, in addition to those discussed in “Risk Factors” and other unforeseen events or circumstances, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements: general economic conditions; competition; our ability to control costs; changes within our industries; release of new and upgraded products and services by us or our competitors; development of our sales force; employee retention; managerial execution; legal and regulatory issues; changes in accounting policies or practices; and successful adoption of our products and services.

        Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of up to 53,756,467 shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

        The following table sets forth information with respect to the number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered by this prospectus. The information in the table below is current as of the date of this prospectus. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

        In January 2004, we sold $20,000,000 in aggregate principal amount of our 5% senior secured convertible debentures due 2009 and warrants to purchase up to 16,000,000 shares of our common stock in a private placement. We agreed to register 105% of the common stock underlying the debentures and warrants for resale by the selling stockholders. The shares being offered by the selling stockholders other than Ener1 Group, ITOCHU Corporation, Mr. Zoi and Dr. Novak (such holders, the “Debenture Holders”) were acquired in a private placement of the debentures and warrants. Each debenture is convertible into shares of common stock by dividing the face amount on the debenture by a conversion price, which is $1.25 per share as of the date of this prospectus.

        We determined beneficial ownership in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as other indicated, we believe that the persons or entities named in the following table have sole voting and investment power with respect to all shares of common stock as beneficially owned by them, subject to community property laws where applicable. To prevent dilution to the selling stockholders, the following numbers may change because of stock splits, stock dividends or similar events involving our common stock; or as a result of anti-dilution provisions contained in the debentures and warrants held by the Debenture Holders.

        The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 6, 2004, by each of the selling stockholders. The number of shares in the column labeled “Shares Being Offered” represent all of the shares that each selling stockholder may offer under this prospectus. The table assumes that the selling stockholders sell all of the shares. We are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling stockholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares other than our agreement with the Debenture Holders to maintain the effectiveness of this registration statement for two years.

Name	Number of Shares Beneficially Owned Before the Offering	Number of Shares Being Offered	Percentage of Stock Owned After the Offering
Capital Ventures International	1,600,000	1,680,000	0%

Alexandria Global Master Fund Ltd.	6,400,000	6,720,000	0%

Satellite Asset Management, L.P.	15,200,000	15,960,000	0%

Omicron Master Trust (1)	3,200,000	3,360,000	0%

Castle Creek Technology PartnersLLC (2)	2,400,000	2,520,000	0%

SF Capital Partners Ltd.(2)	1,600,000	1,680,000	0%

Vertical Ventures LLC	800,000	840,000	0%

Portside Growth and Opportunity Fund (2)	800,000	840,000	0%

Ener1 Group, Inc.	397,455,886	16,218,176	88%

Mike Zoi	834,206	399,876	*

Peter Novak	3,751,791	1,798,415	*

ITOCHU Corporation	24,816,396	1,500,000	6.6%

Eduard Will (3)	310,000	240,000	*

    *   Less than 1%.

(1)     Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as a subadvisor to Omicron Partners, L.P., a Bahamas limited partnership (“Omicron”), and Grove Management Limited (“Grove”) is the general partner of Omicron. By reason of such relationships, Omicron Capital may be deemed to share dispositive power over the shares of common stock owned by Omicron and Grove may be deemed to share voting and dispositive power over Omicron. Omicron Capital and Grove disclaim beneficial ownership of such shares of common stock. Omicron and Grove are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 18(d) of the Securities Exchange Act of 1934, as amended, or Regulation 13D-G promulgated thereunder) controls Omicron and Grove.

(2)     This selling stockholder has identified itself as an affiliate of a broker-dealer. Please see “Plan of Distribution” for required disclosure regarding selling stockholders that are affiliates of a broker-dealer.

(3)     Mr. Will was the Chief Executive Officer of Ener1 from September 2000 to March 2002.

(4)     This number represents 105% of the shares issuable upon conversion of the debentures based on the initial conversion price of $1.25 and 105% of the shares issuable upon exercise of the warrants issued to the Debenture Holders.

PLAN OF DISTRIBUTION

        We will not receive any proceeds from the sale of the shares covered by this prospectus. The shares are being offered on behalf of the selling stockholders. The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

        The sale of the shares may be effected in one or more of the following methods:

  o    on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;
  o  in the over-the-counter market;
  o   in transactions otherwise than on such exchanges or services in the over-the-counter market;
  o   through the writing of options, whether the options are listed on an option exchange or otherwise;
  o   in an exchange distribution in accordance with the rules of the applicable exchange;
  o   or through the settlement of short sales; or
  o   through privately negotiated transactions.

        In addition, any shares that qualify for resale pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) may be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell these securities from time to time pursuant to this prospectus

        These transactions may include crosses or block transactions. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

        In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares which may be resold thereafter pursuant to this prospectus if the shares are delivered by the selling stockholders.

        Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders or purchasers of the shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

        The staff of the SEC is of the view that selling security holders who are registered broker dealers or affiliates of registered broker dealers may be underwriters under the Securities Act. The SEC is also of the view that any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholder can presently estimate the amount of such compensation. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being registered in this prospectus. We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. We have agreed to indemnify the Debenture Holders against certain liabilities arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), federal or state law.

        The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may not effect any sale or distribution of the shares until after the prospectus has been appropriately amended or supplemented, if required.

        The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act, as amended. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act, as amended if any such broker-dealers purchase shares as principal.

        We have agreed with the Debenture Holders to maintain the effectiveness of this registration statement until the earlier of the sale of all the shares held by such holders or two years following the effective date of this registration statement. No sales may be made using this prospectus after that date unless we amend or supplement this prospectus to indicate that we have agreed to extend the period of effectiveness. We can not assure you that the selling stockholders will sell any of the shares offered by this prospectus.

LEGAL PROCEEDINGS

          Ener1 and a wholly-owned subsidiary, Boca Global, Inc. were named as co-defendants in an action brought on April 21, 2000 in the District Court of South Dakota, by Gateway, Inc. (“Gateway”). Global Village, Inc. had contracted to supply its FaxWorks software to Gateway to be bundled with Gateway PCs. Gateway’s complaint against Ener1 and Boca Global, Inc. alleged that either or both of these entities assumed the liabilities of Global Village, Inc. with respect to the FaxWorks product. On January 19, 2001, a motion to dismiss was granted with respect to the claims brought against Ener1. While no action respecting Ener1 or Boca Global, Inc. has been taken since then, Boca Global, Inc. remains a defendant in the lawsuit. Although we believe that Boca Global, Inc. will be able to assert numerous defenses to Gateway’s claims if the case should go forward, we are unable to estimate at this time what impact, if any, this claim might have upon our financial condition.

        We were named as a co-defendant in an action brought in the United States District Court for the District of Massachusetts on September 24, 1999 by NEC Technologies, Inc. (“NEC”). The suit alleges that we supplied modem hardware to NEC, which was combined by NEC with software supplied by another co-defendant, Ring Zero Systems, Inc. NEC was subsequently sued for patent infringement by PhoneTel Communications, Inc. (“PhoneTel”), allegedly as a result of NEC’s combination of modem hardware and software supplied by the vendors of its personal computer products. NEC alleges that we and Ring Zero are obligated to indemnify NEC for NEC’s costs of defense and settlement of the PhoneTel suit, in the amount of $327,000. This action was dismissed without prejudice on April 25, 2000; however, the reason for the dismissal was procedural. While it is possible that NEC might attempt to refile this action in an appropriate jurisdiction in the future, NEC has not taken any such action against us to date. We cannot predict at this time whether any future claim brought by NEC would have a material adverse effect on our operating results, financial condition, or cash flows.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        Our directors and executive officers are as follows:

Name	Age	Position
Kevin P. Fitzgerald	47	Director, Chairman of the Board and Chief Executive Officer
Boris Zingarevitch	47	Director
Karl Gruns	56	Director
Mike Zoi	38	Director
Peter Novak	51	Director
Ronald N. Stewart	56	Director, Executive Vice President, General Counsel and Secretary
Randall Paulfus	57	Chief Financial Officer
Elena Shembel	58	Vice President

        Kevin P. Fitzgerald has been a director and Chief Executive Officer of Ener1 since September 2003. Prior to joining Ener1, he was President of Edison Advisors, LLC, an investment banking firm, from 2002 to 2003. Mr. Fitzgerald was President and Chief Executive Officer of Neff Corp., an industrial and construction equipment rental company, from 1995 to 2000. Mr. Fitzgerald has an undergraduate degree in Electrical Engineering and a Masters degree in Finance. As an engineer, Mr. Fitzgerald worked for General Dynamics and Sperry Corporation. Mr. Fitzgerald also worked at Deloitte & Touche for seven years.

        Boris Zingarevitch has been a director of Ener1 since February 2002. Since 1992, Mr. Zingarevitch has been the majority stockholder and a director of Ilim Pulp Enterprise, a Russian trading company specializing in export sales of pulp and paper products. Mr. Zingarevitch has been a director of Ener1 Group since 2001.

        Karl Gruns has been a director of Ener1 since August 1999. He is a Certified Public Accountant. Since 2001, Mr. Gruns has owned and operated a management consulting practice in Germany for international clients. From 1998 to 2001, he was Chief Financial Officer of Infomatec Integrated Information Systems AG. Previously, Mr. Gruns owned and operating an audit and consulting practice, and he was formerly with KPMG Certified Public Accountants. He is Chairman of the Board for Wapme Systems AG, a publicly traded company in Germany.

        Mike Zoi has been a director of Ener1 since February 2002. Since 2001, he has been the President and a director of Ener1 Group. Since 1991, Mr. Zoi has worked with Dr. Peter Novak, focusing on bringing advanced electronic technologies to market. In 1998, Mr. Zoi worked with Mr. Novak to form On Power Battery s.r.l. (subsequently renamed Ener1 s.r.l.), an Italian company developing a research, development and production facility for advanced, lithium metal batteries in Italy. For the next three years, Mr. Zoi worked with Dr. Novak to manage the start-up business operations of Ener1 s.r.l., including negotiations with potential licensees for the technology, obtaining grant and loan financing for the start-up business, and relationships with vendors. In 2001, Mr. Zoi and Dr. Novak formed Ener1 Holdings, Inc. (now Ener1 Group, Inc.).

    Dr.        Peter Novak has been a director of Ener1 since February 2002. Since 2001, he has been the Chief Technology Officer and a director of Ener1 Group. Since 1991, Dr. Novak has worked with Mike Zoi, focusing on bringing advanced electronic technologies to market. In 1998, Dr. Novak worked with Mr. Zoi to form On Power Battery s.r.l. (subsequently renamed Ener1 s.r.l.). Dr. Novak was, and is, the “sole administrator”, a position equivalent to president, and sole director, for Ener1 s.r.l. Ener1 s.r.l. commenced development of a research, development and production facility for advanced lithium metal batteries in Italy in 1998. For the next three years, Dr. Novak worked with Mr. Zoi to manage the start-up business operations of Ener1 s.r.l. Dr. Novak was, during that period, and is now, primarily responsible for technology development. In that capacity, he performed and supervised research and development, developed numerous technologies for which patent applications are now in process at the United States Patent and Trademark office and elsewhere, and also assisted Mr. Zoi in the business matters referred to under Mr. Zoi’s background description above. In 2001, Dr. Novak and Mr. Zoi formed Ener1 Holdings, Inc. (now Ener1 Group, Inc.) As Chief Technology Officer of Ener1 Group, he is responsible for all technology development, licensing and patent matters. He also assists in the management of the business affairs of Ener1 Group.

        Ronald N. Stewart has been a director since 2002 and serves as our Executive Vice President, General Counsel and Secretary. He has been our General Counsel since April 2002 when he joined Ener1 Group and Ener1. Mr. Stewart has been one of our directors since October 2002. He was also our Chief Executive Officer from May 2003 to September 2003 and our Chief Financial Officer from August 2003 to November 2003. He is Chief Operating Officer of Ener1 Group, Ener1 Battery and EnerLook Solutions. Prior to joining Ener1 Group and Ener1, from 1999 to 2002, Mr. Stewart was engaged in private law practice as a sole practitioner where he counseled clients primarily in mergers and acquisitions, corporate and securities matters, government and commercial contracts, and technology and software licensing. From August 1989 to April 1999, Mr. Stewart worked in the Office of General Counsel at ICF Kaiser International, Inc., an international consulting, engineering and construction firm, where he was vice president and assistant general counsel.

        Randall Paulfus, our Chief Financial Officer, joined Ener1 in October 2003. Since 1999, Mr. Paulfus has been, and continues as, a partner in Tatum CFO Partners, an international partnership of professional chief financial officers. Prior to joining Ener1, and as a partner with Tatum, Mr. Paulfus was engaged as Chief Financial Officer or as a consultant with several companies, including: Mosler, Inc. as Chief Financial Officer during 2000 and 2001; Breed Technologies, Inc. as a consultant during 1999; and Eaton Corp. as a consultant during 2000. Prior to joining Tatum, Mr. Paulfus served in senior financial management positions with several publicly traded, high tech, manufacturing and service companies, including: as Chief Financial Officer of Advanced Electronic Support Products, Inc. from 1997 to 1998. Mr. Paulfus is an inactive CPA, holds a BS in Business Management from Florida Atlantic University and he completed his accounting educational requirements at the University of Florida Graduate School of Business.

    Dr. Shembel has been a Vice President of Ener1 since 2003 and our Director of Research and Development since 2002. From 2000 to 2002, she was Director of Research and Development for Ener1 s.r.l. From 1989 to 2000, she was the head of the Chemical Power Sources Research Laboratory at Ukrainian State Chemical Technology University, Dnipropetrovsk. She has over 27 years of experience in the field of chemical power sources, especially lithium primary and secondary batteries. For 18 years, Dr. Shembel has been the head of various laboratories and projects, which have investigated, developed and introduced lithium power sources into industrial production. Dr. Shembel graduated as a chemical process engineer from Dnepropetrovsk Chemical Technology Institute, faculty of Inorganic chemistry, department of Technology of Electrochemical Productions. Dr. Shembel acquired her Ph.D. in electrochemical processes for systems with porous matrixes for space systems. In 1989 Dr. Shembel acquired her Dr. of Science degree at the Russian Academy of Sciences Institute of Electrochemistry, Moscow for her work in processes and optimization of lithium chemical power sources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below contains information as of February 6, 2004 about stockholders whom we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors and our Chief Executive Officer and our other four most highly compensated executive officers (our “named executive officers”) and our directors and named executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. As of February 6, 2004, there were 346,748,750 shares of common stock outstanding.

        Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Ener1, Inc., 550 West Cypress Creek Road, Suite 120, Fort Lauderdale, Florida 33309.

Name	Amount of Beneficial Ownership	Percent of Class
Ener1 Group, Inc.(1)	397,456,886	92%
ITOCHU Corp. (2)	24,816,396	7%
Kevin P. Fitzgerald(3)	2,189,361	*
Boris Zingarevitch (4)	0	*
Karl Gruns (5)	120,000	*
Mike Zoi (4)(6)	834,206	*
Peter Novak (4)(7)	3,751,791	1%
Ronald N. Stewart (8)	370,000	*
Randall Paulfus	0	*
Elena Shembel	1,000	*
All officers and directors as
a group (8 people) (4)	7,266,358	2.1%

*    Less than 1%

(1)     Includes 86,612,294 shares issuable under outstanding warrants exercisable during the 60 day period following February 6, 2004. Mike Zoi, Dr. Peter Novak and Boris Zingarevitch indirectly beneficially own 24.16%, 24.16% and 51.68%, respectively, of Ener1 Group’s outstanding securities.

(2)     Includes 9,316,396 shares issuable under outstanding options exercisable during the 60 day period following February 6, 2004. ITOCHU Corp.‘s address is 2-5-1 Kita-Aoyama, Minato-ku, Tokyo 107-8077, Japan.

(3)     Includes 1,889,361 shares issuable under outstanding options exercisable during the 60 day period following February 6, 2004.

(4)     The amount of securities shown does not include any securities indirectly beneficially owned through Ener1 Group.

(5)     Includes 70,000 shares issuable under outstanding options exercisable during the 60 day period following February 6, 2004.

(6) Includes 434,330 shares issuable under outstanding warrants exercisable during the 60 day period following February 6, 2004.

(7)     Includes 1,953,376 shares issuable under outstanding warrants exercisable during the 60 day period following February 6, 2004.

(8) Includes 70,000 shares issuable under outstanding options exercisable during the 60 day period following February 6, 2004.

DESCRIPTION OF SECURITIES

General

        Ener1‘s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of February 6, 2004, 346,748,750 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

        Each holder of common stock is entitled to one vote for each share held. Stockholders do not have the right to cumulate their votes in elections of directors. Accordingly, holders of a majority of the issued and outstanding common stock will have the right to elect all of our directors and otherwise control the affairs of Ener1.

        Holders of common stock are entitled to receive dividends on a pro rata basis upon declaration of dividends by the Board of Directors, provided that required dividends, if any, on the preferred stock have been provided for or paid. Dividends are payable only out of funds legally available for the payment of dividends

        Upon a liquidation, dissolution or winding up of Ener1, holders of our common stock will be entitled to a pro rata distribution of the assets of Ener1, after payment of all amounts owed to Ener1‘s creditors, and subject to any preferential amount payable to holder of preferred stock, if any. Holders of common stock have no preemptive, subscription, conversion, redemption or sinking fund rights.

Certain Florida Legislation

        Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in a “control share acquisition” will not possess any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. A “control share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding “control shares” of a publicly held Florida corporation. “Control shares” are shares, which, except for the Florida Control Share Act, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person immediately after acquisition of such shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (1) at least 20% but less than 33-1/3% of all voting power; (2) at least 33-1/3% but less than a majority of all voting power; or (3) a majority or more of all voting power.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and By-laws

        Provisions of our Certificate of Incorporation and By-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or a takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders.

        Authorized and Unissued Preferred Stock. There are 5,000,000 authorized and unissued shares of preferred stock. Our Certificate of Incorporation authorizes the Board of Directors to issue one or more series of preferred Stock and to establish the designations, powers, preferences and rights of each series of preferred stock. The existence of authorized and unissued preferred stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in our best interests, the Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group or create a substantial voting block that might undertake to support the position of the incumbent Board of Directors.

        Special Meetings of Stockholders. The By-laws provide that special meetings of the stockholders of Ener1 may be called only by the Board of Directors of Ener1, the Chairman of the Board, the President or by holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. This provision will render it more difficult for stockholders to take action opposed by the Board of Directors.

        Amendment of Bylaws. Though our By-laws may only be altered, amended or repealed and new by-laws adopted by the Board of Directors, any by-law or amendment adopted by the Board may be altered, amended or repealed by vote of the stockholders entitled to vote on such by-law or amendment, or a new by-law may be adopted instead by the stockholders. The stockholders may prescribe in any by-law made by them that such by-law may not be altered, amended or repealed by the Board of Directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

        Pursuant to Section 607.0850 of the Florida Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ener1 pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        Our Amended and Restated Articles of Incorporation and By-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

        We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by Ener1.

BUSINESS

Overview

        We develop and market our patented and patent pending technologies related to lithium batteries, fuel cells and solar cells. Our goal is to be the technology leader in both lithium batteries and fuel cells. We are developing samples of products and components of lithium batteries based on our proprietary technologies, as well as additional technologies, materials and prototypes for new types of fuel cells and solar cells. We have 12 scientists in our Ft. Lauderdale facility and 48 scientists (18 full-time) at our facilities in the Ukraine performing research and development work related to our lithium battery, fuel cell and solar cell technologies and proposed products.

        We have seven patents relating to our battery technologies, all issued to our Ukrainian subsidiary, Ener1 Ukraine. We also have filed international patent applications for two of these, and plan to file international patent applications for four of the remaining five. We have five U.S. patent applications pending for our lithium battery-related technologies, products, processes and components and have filed International PCT applications for each of them. We are in the process of completing our lithium battery pilot and production plant and laboratory facility in Ft. Lauderdale, Florida, for which we own the associated land and building. The facility is equipped with a total of three production lines, one of which is a pilot line for prototypes that can also be used for production runs. We plan to begin production at this facility in the fourth quarter of 2004.

        In August 2003, we formed a joint venture company named EnerStruct, Inc. with ITOCHU Corporation of Japan to pursue technology development and marketing opportunities for lithium batteries in Japan. We and ITOCHU have licensed to EnerStruct some of our respective battery technologies for use in Japanese markets. ITOCHU invested $3,500,000 for 14,000,000 shares of common stock in our company in July 2003. We invested $2,000,000 of this amount in EnerStruct and own 49% of EnerStruct.

        We plan to produce fuel cell prototypes using our proprietary fuel cell technology. If the prototypes are successful, we would then establish a pilot scale, fuel cell production facility. The pilot scale production facility will be used for continued research and development and manufacturing of selected high margin fuel cell components. We plan to produce prototypes and complete the pilot scale production facility within two to three years. We believe our technologies will enable us to develop fuel cells that have an extended working life, use fuel more efficiently and have higher mass- and volume-specific energy characteristics and a lower $/kilowatt cost than those currently on the market. We recently filed two provisional U.S. patent applications for fuel cells and fuel cell systems.

        In January 2004, we issued $20,000,000 in aggregate principal amount of our 5% senior secured convertible debentures due 2009 and warrants to purchase 16,000,000 shares of our common stock in a private placement. We are using the proceeds from this offering to repay indebtedness, for working capital and to fund the development of our lithium battery and fuel cell products over the next twelve months.

        In addition to our lithium battery and fuel cell business, we have been developing and marketing technologies for products and services to neutralize the harmful effects of electromagnetic fields in electric power transmission lines and related equipment, through Ener1 Technologies, Inc. (“Ener1 Technologies”), our wholly-owned subsidiary. We also own approximately 49% of EnerLook Healthcare Solutions, Inc. (“EnerLook Solutions”), which develops and markets turn-key video-on-demand and interactive TV-based information and communications systems to customers in the health care and hospitality industries. Until May 2003, we conducted our set-top box development and marketing business primarily through our former Digital Media Technologies Division. This business has now been consolidated with EnerLook Solutions.

        We were founded in 1985 as Boca Research, Inc., a Florida corporation, to market communications software and data communications, input/output, multiport, and video products. In October 2000, we changed our name to Inprimis, Inc. In October 2001, we began to sell products and services related to our video-on-demand and interactive TV systems to solution providers in the hospitality and healthcare markets and other markets. In January 2002, Ener1 Group acquired a majority interest in our company and now owns approximately 92% of our outstanding common stock. In September 2002, we acquired Ener1 Battery from Ener1 Group. Following this acquisition, we changed our name to Ener1, Inc.

Our Battery Business

        Through Ener1 Battery, our wholly-owned subsidiary, we are developing lithium ion and other lithium batteries using our patented and patent pending technologies. We plan to market our technologies, and the products we intend to develop using our technologies, for use in military, industrial and consumer applications. Ener1 Battery currently has five patent applications on file with the U.S. Patent and Trademark Office relating to its lithium battery technologies, designs, and manufacturing processes. Ener1 Ukraine, a wholly-owned subsidiary of Ener1 Battery, also holds seven issued patents relating to lithium battery technologies, designs, and manufacturing processes. We have filed international patent applications for two of these patent applications and for each of our U.S.-filed battery patent applications. We have not yet reported any sales from our battery operations. We have a contract with the U.S. Department of Defense Missile Defense Agency under its Small Business Innovation Research program and we are working with ITOCHU Corporation and NISSAN Motor Company to produce lithium battery electrodes for NISSAN Motor Company to evaluate.

        We are in the process of completing our lithium battery manufacturing plant and laboratory facility in Ft. Lauderdale, Florida. The facility is equipped with three assembly lines, including a pilot line for prototypes. We have a research and development staff of 12 full-time scientists in our Ft. Lauderdale facility, performing research and development work related to our lithium battery technologies and products. We have a staff of 61, including 48 scientific personnel, of whom 18 are full-time, at Ener1 Ukraine.

        In August 2003, we formed a joint venture company, EnerStruct, Inc., with ITOCHU Corporation of Japan, to which we and ITOCHU have licensed lithium battery technologies exclusively for Japanese markets. ITOCHU invested $3,500,000 in our company in July of 2003 in return for 14,000,000 shares of our common stock. We invested $2,000,000 of this amount for a 49% interest in EnerStruct. ITOCHU recently purchased an additional 1,500,000 shares for $1,050,000.

        Our Markets and Proposed Products

        Over the past decade, mobility, communications and network integration have been the driving trends in military logistics and the development of consumer electronics. However, the failure of current mobile energy sources to provide the required energy density has hampered the progress of mobile electronics. We believe that the highly publicized delay for 3G telecommunications networks is primarily caused by the lack of improved mobile energy sources and the brick factor (bulky mobile electronic devices) in 3G devices. 3G is the common language tagline for the next generation of wireless consumer technology, which will provide high speed wireless services that can handle multimedia, all-in-one communication, entertainment, and information devices.

        We believe that the mobile electronic industry’s growth and demand for lightweight high-density power sources offers several market opportunities. Ener1 Battery has targeted three specific markets based on custom battery production capabilities, production capacity and its long-term marketing strategy. These markets are military applications; specialty industry applications such as medical diagnostics; and high-end consumer electronics (including 3G telecommunications devices). In the military market, Ener1 Battery plans to test its technology in the current heavy mobile energy packs worn by dismounted soldiers in an integrated fighting system that incorporates computerized communications, navigation targeting systems and protective equipment. We believe that our battery technology will reduce the weight of an infantryman’s energy pack and improve the energy capacity. We also believe our battery technology may replace existing batteries in unmanned submarines, including toxic lead acid power sources. In the specialty market, we intend to introduce a specific lithium battery design for scientific, testing, computer memory preservation and safety applications. The 3G generation of mobile communications systems will incorporate, in one system, telephone functions, PDA utilities and Internet access. This new technology requires advanced battery technology and energy output to provide significantly greater energy density; we intend to introduce technologies and products that satisfy this demand.

        We estimate the current market for high-performance lithium batteries to be approximately $2,500,000,000. We expect this market to grow to approximately $7,000,000,000 in the next 10 years. As noted above, we believe that the markets for lithium ion and lithium metal batteries will be primarily in the consumer electronics, military, specialty industries and automotive areas. We believe that companies in the lithium battery industry face the following key issues:

  o   Low rate of discharge
  o  Low capacity
  o  Self-discharge during storage
  o  Limited temperature range of operations
  o  Safety problems
  o  High cost of materials

We believe that our patented and patent-pending technologies will make it possible for us to solve these problems by developing batteries with the following characteristics and applications:

o o o o o	High energy density: High rate of discharge: All solid-state construction: Operational safety: Flexible design:	Up to twice the energy output of current rechargeable batteries with the capability to serve expected new generations of energy-demanding consumer electronics.

Nanostructure process of electrode fabrication allows increased control over the product characteristics. These attributes could be particularly useful for secondary batteries for hybrid and fuel cell vehicles.

New solid electrolytes and cathode materials. Applications in nicroelectronics, RF-tags, sensors and medical devices.

Made possible through 100% quality control. This provides the capability to serve critical and military applications.

Able of being manufactured in variable battery cell thicknesses. Thickness from as low as a few microns to a millimeter makes it possible to adjust battery size and geometry for devices of many shapes and dimensions.

        Our initial battery product is a lithium metal (vanadium oxide) battery cell that was designed to replace lithium-ion and lithium-ion polymer type cells in numerous applications. We believe that this technology has applications in cameras, military devices (such as “Land Warrior” laptops, receiver night vision and communications gear) as well as ultimately in “3G” and other advanced consumer uses.

        Marketing, Selling and Distribution

        We plan to sell directly to customers in the military services and other government departments and agencies. Our marketing strategies include participation in government research and development through Small Business Innovation Research (“SBIR”) contracts, and similar contracts that will enable us to simultaneously fund our product development and create new potential market relationships. We have entered into an SBIR contract with the Missile Defense Agency. We also have a commercial research and development contract with Advanced Research Chemicals, Inc. Revenue from these contracts is nominal at present.

        We have hired a Vice President of Business Development from ITOCHU Corporation, who will assist us in our marketing efforts, particularly for our lithium battery business. We have also hired a sales consultant to assist us with our initial marketing efforts as we continue to develop the specific characteristics of our proposed products in order to make them manufacturable in significant quantities. We participate in industry conventions and other meetings to promote our company and our technologies in our markets.

        The sales cycle for batteries is quite long, and customers make decisions on alternative technologies well in advance and usually only after significant evaluation, testing and product comparisons from both technical and price standpoints. The military, in particular, has strict requirements for contractor qualification which can take as long as a year or more to meet. During this time, the nature of available technologies for batteries can change substantially.

        While we are building our customer base, we expect that we will be dependent on a relatively small number of customers for almost all of our sales. We believe that we will face this risk for several years until we have established acceptance for our technologies and products in our markets and developed a broad customer base in diversified markets.

        We also expect to engage in direct sales to specialty industry markets, e.g., medical and diagnostic markets. In consumer markets, we believe that the existing major suppliers effectively control distribution. Therefore, we plan to license one or more of our technologies to these major competitors as a means of penetrating the consumer markets, rather than attempting to compete with them from a manufacturing or distribution standpoint. We believe that our technologies will offer a competitive advantage over existing products. We also believe we can benefit from entering into a joint venture with larger companies that already have sophisticated processes for converting technologies to products and obtaining applicable regulatory approvals.

        We plan to use business alliances with larger companies to help us penetrate our markets. For example, in August 2003, we formed EnerStruct, Inc. with ITOCHU to take advantage of opportunities in the market for lithium batteries in Japan.

        Potential customers for our batteries include the U.S. Department of Energy, U.S. CECOM (the major procurement arm of the U.S. Army), Bren-Tronics, Inc., Eagle-Pitcher, TDK, BYD, and Vodafone. There are also a number of potential funding programs within the Department of Energy for lithium battery projects.

        Competition

        Competition in the battery business is very intense. There have been numerous failed start-ups in the past several years. We believe that most of the start-ups failed because they tried to compete directly with more established competitors in the battery business from a manufacturing and distribution standpoint, but without the low cost structure required to do so. As noted above, our plans call for manufacturing and selling directly only to specified markets where we believe that our potential product advantages will enable us to charge higher prices. Some of the more prominent competitors we will have include Ultralife, Valence, SAFT, Eagle Picher, Solicore and Energy Conversion. Most, if not all of these companies have substantially more financial resources, marketing experience and operating history than we do. We believe our technologies and research and development teams to differentiate us from our competitors.

        There is a history of intense price competition in the battery industry. This has made it mandatory for suppliers to develop or purchase low-cost, foreign manufacturing facilities. While we believe that we can develop products with performance benefits that will carry a price premium, we also plan to be price competitive. We plan to do this by utilizing low-cost sources of cathode materials and by making our own cathode materials. In addition, we have been able to control our research and development costs by conducting much or our research and development through our Ener1 Ukraine subsidiary, where labor and materials costs are lower than in the U.S.. We believe that most of the raw materials and components that we will need to purchase will continue to be readily available, but we intend to engage in hedging or “futures” transactions in order to better control the costs of our materials.

        We believe the product that comes closest to matching the advantages of Ener1 Battery’s technologies is the lithium polymer battery, which uses a flexible polymeric electrolyte material. The lithium polymer battery is less volatile and offers higher energy density than standard lithium ion batteries. An important characteristic of lithium polymer batteries is their pliability, which allows them to be molded in narrow strips directly onto electronic systems. There are currently a number of major companies producing lithium polymer batteries for the portable device market, which is dominated by the Japanese electronics conglomerates. We believe that our new, patent pending “thin film” technology will make our battery cells competitive with lithium polymer batteries, particularly given the apparent energy advantages of our lithium metal technology.

Our Fuel Cell Business

        We believe our fuel cell-related technologies will give us a substantial competitive advantage over other companies currently competing for the future market for fuel cells. We estimate this market to be in the $1.5 billion range, with the prospect of expanding to $150 billion within the next ten years. We believe that there are potential markets for our fuel cell technologies in several sectors: stationary home-use, commercial and automotive (i.e. for use in fuel cell-driven or hybrid vehicles).

        We also believe that we have a competitive advantage to our competitors in the battery and fuel cell businesses because we have technologies in both batteries and fuel cells that we believe will enable us to effectively resolve significant issues facing companies in these two businesses.

        Key Fuel Cell Industry Issues

        We believe developers of fuel cells and related systems face the following key issues:

  o  Insufficient reliability
  o  High fire and explosion risks
  o  Short working life
  o  Low efficiency of the fuel usage
  o  Low efficiency at long loads or on peak power
  o  Low mass and volume specific energy characteristics
  o  High cost $/kilowatt

Although numerous companies are attempting to solve these multiple problems, we do not believe that any of them has yet done so. We have developed a technology that we believe answers all of the above issues. Therefore, we believe that we can provide reliable and commercially valuable fuel cells for the first time in the history of the fuel cell industry.

        Our Fuel Cell Technology and Product Development Plans

        In November 2003, we filed a U.S. patent application for a new electrochemical generator based on a hydrogen-air fuel cell. Our new fuel cell design utilizes a solid polymer, proton exchange membrane combined with an integrated feedback control system. We believe this integrated feedback control system allows fuel cells to operate efficiently under the most difficult conditions, including peak acceleration and braking conditions required for use in transportation applications such as automobiles and buses. In addition, we believe our new fuel cell design will prevent over-drying of the fuel cell membrane, which can cause deterioration and lead to potential safety hazards.

        Our new fuel cell control system features a self-regulating feedback system to supply hydrogen and air for the anode and cathode of the fuel cell stack. Utilizing advanced pressure regulators, pumps and electronics, this feedback system controls the flow of fuel and oxidant gases required to maintain and maximize the electrochemical reaction of the fuel cell stack under varying current loads.

        Our fuel cell control system also regulates the water concentration along the cathode and anode surface of the fuel cell stack. This is critical to the long-term operation of the fuel cell system, because without proper regulation of the water concentration (a by-product of the electrochemical reaction of a fuel cell), over-drying of the fuel cell membrane can occur. When fuel cell membranes become dehydrated, holes or voids in the fuel cell membrane can occur, resulting in risk of fire or explosion from the direct mixing of hydrogen and oxygen. Our patent-pending fuel cell system was designed to eliminate this safety hazard. Compared to present fuel cells, we believe that our new design offers greatly extended service life with increased efficiency, as well as safer operation under rapid changes in load conditions.

        We believe that our fuel cell design has several significant advantages over other existing proton exchange membrane, fuel cell stack designs, including:

  o   increased active ventilation of the cathode pores and surface, resulting in improved air supply to the cathode (using our integrated control system, the available air to the cathode can be increased by a factor of estimated 2.5 times over currently known solutions);

  o  optimization of the water concentration uniformity along the cathode, particularly at the gas inlet and outlet regions;

  o  effective water supply to the entire anode surface; and

  o  reduced risk of membrane dehydration, increasing the electrochemical performance of the fuel cell stack.

        We plan to develop three versions of fuel cells using our new integrated control system: a 7-12 KW version for stationery applications; a 25-33 KW version for automotive applications; and a 55-60 KW version for bus applications. We are currently in discussions with several original equipment manufacturers about licensing this new technology.

        We have also recently filed a second, provisional patent application with the U.S. Patent and Trademark Office for specific fuel cell technologies that we have developed.

        Additional Technical Advantages of our Fuel Cell Technologies

        We believe that our technologies for fuel cells and fuel cell systems offer the following key advantages:

  o  Advanced control system
  o  Innovative design of the fuel cell stack
  o  High-technology production of porous strips
  o  High operational experience (testing, exploitation) AFC — 250,000 hours; PEMFC — 15,000 hours
  o  All R & D and design solutions can be applied both for AFC and PEMFC
  o  R & D and design background enables production of the critical component parts with advanced characteristics:

    o  air-purification system (CO2 elimination)
    o  compressor-expander
    o  reformer
    o  hydrogen generator

As a result of these advantages, we think the fuel cells and fuel cell systems that implement our technologies will offer the following performance advantages over fuel cell products currently on the market:

  o  High reliability and reproducibility
  o  Fire- and explosion safety
  o  Extended working life
  o  High efficiency of fuel usage
  o  High efficiency of the fuel cell generator
  o  High mass and volume specific energy characteristics
  o  Low cost $/kilowatt

        Marketing Strategy; Competition

        The markets for fuel cells and related products and systems are intensely competitive and the manufacturing of fuel cells is extremely capital-intensive. We do not intend to become a volume manufacturer of fuel cells. Our business plan is to produce a working prototype of our fuel cell design. If the prototype tests satisfactorily, we plan to establish a pilot production plant to ensure that our fuel cell design can be manufactured in volume. Once we have accomplished this, we plan to license the production rights to other companies, or enter into joint ventures with other companies for fuel cell production, and continue our research and development activities with respect to complementary technologies and resulting prototypes.

        Among the most active competitors in the fuel cell business are Ballard, UTC Fuel Cell Division, Plug Power, Hydrogenics, Millenium Cell, Quantum Technologies and Fuel Cell Energy. Most, if not all of these companies have greater financial and marketing resources, greater name recognition and more experience in the fuel cell business than we have.

        We believe that our design for fuel cells, fuel cell stacks and generators is unique because it provides integral solutions using all components of the fuel cell energy system (fuel cell stack, control systems, air compressor and purification system). We plan to use our extensive development and practical background in the development of fuel cells, gained by our scientists’ experience with the Russian Space Program, to maintain an edge over our competition.

Intellectual Property

        We have seven issued patents and seven pending patents in the U.S. (two provisional, related to fuel cells and fuel cell systems) related to our battery, fuel cell and solar cell technologies. The five pending patents related to our lithium battery technologies, materials and manufacturing processes are held by Ener1 Battery. We have filed international PCT applications for two of our issued patents and all five of our pending battery-related patents. The fuel cell-related patents will be held in our name. The technologies for our proposed batteries have been researched and developed in the following areas:

— Solid polymer and non-aqueous battery electrolytes and batteries that use these materials
— Enhanced performance cathode materials for batteries
— Additives that modify battery electrolytes
— Vacuum evaporation equipment and methods for battery production
— Non-destructive testing and quality control methods

We are currently preparing additional patent applications in both the fuel cell and battery areas.

Government Regulation and Approvals

        The production and distribution of batteries, fuel cells and solar cells is highly regulated on the international, national and state levels, as well as by private commercial organizations such as the Underwriters Laboratory. In addition to obtaining “UL” approval on our proposed products, there are various other approvals we need before we can put our proposed battery, fuel cell and solar cell products into the market. Batteries and fuels cells, in particular, tend to be viewed by regulatory agencies as having a high risk of danger due to the potential for accidents, nature of the materials involved and the kind of processes in which batteries are involved (for example, production of electro-chemical energy, often under difficult conditions). Transportation of these items is highly regulated by the U.S. Department of Transportation and similar governmental departments and agencies. Their approvals are required before we can ship our batteries on a commercial basis. In addition, customers also tend to have extensive product evaluation and approval cycles, most if not all of the cost of which we must bear in advance to seek such approvals. These approvals may take up to a year or more to obtain. We have not yet begun to seek any such approvals and will not be in a position to do so unless and until we have developed all of the specifications for one or more of our proposed products. We plan to complete such development and initiate the process of obtaining product approvals beginning in 2004.

        In addition to the foregoing, our business is highly regulated from an environmental standpoint. While we believe that we have obtained all necessary environmental approvals and permits necessary for the current conduct of our operations, environmental regulations may become more stringent, increasing the cost of compliance and the risk of failure to comply. In particular, there are environmental laws that provide for strict, unlimited liability in connection with releases of “hazardous substances.” In the manufacturing of batteries and components and materials for batteries, we will be using a number of hazardous substances that are regulated by these environmental laws. While we believe that we have minimized environmental risks by operating with an essentially “closed” system that recycles substantially all of the materials used, we nevertheless are currently classified as a “small generator of hazardous waste” and operate in accordance with the regulations for this class of business.

Research and Development

        Continuing research and development is critical to our ability to achieve and maintain a technological competitive advantage over other companies in the battery and fuel cell industries. We have 12 scientists in our Ft. Lauderdale, Florida pilot and production facility and laboratory, most of whom spend a significant portion of their time working on research and development of battery or fuel cell products. We also have 48 research and development personnel in the Ukraine, of which 18 are full-time. The costs of operation in the Ukraine are substantially lower than in the U.S., which helps us to control our research and development costs. We spent $500,000 on research and development in each of 2001 and 2002. For the nine months ended September 30, 2003, we spent $1,100,000 on research and development, substantially all of which was spent on research and development activities associated with our patented and patent pending battery and fuel cell technologies. Currently, we bear substantially all of our own research and development costs, although we are able to recover some of these costs through our SBIR contract mentioned above.

Manufacturing Facilities

        Ener1 Battery has a 22,000 square foot facility in Ft. Lauderdale, Florida. The plant is equipped with three argon-gas filled glove-box style assembly lines, two for production and one for prototyping and smaller production runs. There is also a laboratory facility. We estimate the production capacity will be approximately 10-12 million cells per year.

        Our plant is not intended to be a high volume manufacturing operation, but rather to facilitate advanced prototyping for future sales. We expect most manufacturing of our products will be done offshore, by third party contractors, future joint venture partners or by licensees of our technologies and products. We expect the production lines in our plant will be used for lower volume, higher margin orders and production that is required by contract or regulation to be conducted in the U.S.

        The manufacturing equipment at our facility includes cathode reactors, cathode fabrications and assembly lines. The cathode reactors produce cathode material. We believe that the quality and low cost of our cathode material, together with our related pending patents, will provide us with a competitive advantage. We have had our equipment designed to minimize oxygen and moisture contamination throughout the manufacturing process, which is essential to high performance and effective quality control. Following assembly, our battery cells will be subjected to electrical and safety tests to ensure conformance to the highest standards in the industry. A minimum of one week quarantine will be implemented prior to labeling and shipping.

EnerLook Solutions, Inc.

        EnerLook Solutions, of which we own approximately 49%, provides turn-key video-on-demand, Internet, email and interactive TV solutions to hospitals and hotels, utilizing proprietary hardware (set-top boxes) and software that we developed. We transferred these assets, along with most of the other assets of our former Digital Media Technologies Division, to EnerLook Solutions in May 2003 as part of our overall business plan to increase our focus on our lithium battery and fuel cell businesses.

        Beginning in December 2003, EnerLook Solutions began to work with T. & V. Rental Co., Inc. (“TVR”), a New York company, under an arrangement pursuant to which (1) TVR will operate EnerLook Solutions’ business for up to six months, (2) TVR will have a six-month option to acquire all of the assets of EnerLook Solutions in exchange for 5% of TVR’s then-outstanding common stock and (3) EnerLook Solutions will have a six-month option to acquire 100% of TVR’s outstanding stock for $16,000,000 in cash. If TVR fails to exercise its option to purchase EnerLook Solutions, it will be required to transfer 5% of its then-outstanding common stock to EnerLook Solutions. The definitive agreements for this arrangement are expected to be completed shortly. As part of this arrangement, TVR is responsible for paying EnerLook Solutions’ on-going expenses. TVR has paid approximately $110,000 to fund EnerLook Solutions’ operations since December 15, 2003.

Ener1 Technologies, Inc.

        Ener1 Technologies has an exclusive license from an affiliate of Ener1 Group to commercialize, use and sublicense, on a world-wide basis, the technologies contained in a pending patent application. These technologies involve the detection, measurement, mitigation and removal of harmful effects of electromagnetic field radiation (“EMF”) created by or resulting from the transmission of electric power or electronic signals. These effects are thought to arise from “vector potential” resulting from the “concurrence of modes” in electromagnetic fields. These effects are thought to result in “excitation of chemical bonds” in matter, which could lead to harmful mutations in organic matter and malfunctions in equipment such as power transmission lines, resulting in losses of transmitted power.

        Because the Ener1 Technologies business differs substantially from ours, in November 2002, we filed an SB-2 registration statement with the Securities and Exchange Commission to register the proposed spin-off of 100% of the capital stock of Ener1 Technologies to our stockholders. We have submitted a request to withdraw this registration statement while we re-evaluate our intentions with respect to Ener1 Technologies and the EMF business in general.

MANAGEMENT’S DISCUSSION AND ANALYSIS OFFINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Overview

        In 2000, we embarked upon a plan to transition from being primarily a data communications products manufacturer to a provider of software and systems solutions-based engineering services. During 2000, we ceased offering data communications products for sale, and with a part of this transition, we changed our name from Boca Research, Inc. to Inprimus, Inc. During 2001 and 2002, we continued to provide software engineering solutions, and, beginning in 2002, we began to provide engineering and product design services. During 2002, Ener1 Group acquired a majority interest in us and through several transactions, including our acquisition of Ener1 Battery from Ener1 Group, owned over 96% of our outstanding common stock by December 31, 2002. During 2002, we changed our name to Ener1, Inc. and began to focus on developing high energy lithium batteries and fuel cells instead of providing software solutions and engineering services.

        During 2003, we have devoted substantially all of our attention to the continued development of high energy lithium batteries and fuel cells and have delivered several prototypes to prospective future customers. We intend to complete our battery manufacturing plant during 2004. During 2004, we also intend to complete the development of batteries for sale as well as to continue our development of fuel cell prototypes. We currently expect to begin producing batteries and battery components in late 2004.

        In the second quarter of 2003, we transferred certain assets of our Digital Media division to EnerLook Solutions in order to consolidate our set top box business, which delivers interactive information and entertainment systems and services to customers in vertical markets such as hospitality and healthcare. As part of this restructuring, we transferred net assets in the amount of approximately $1.0 million to EnerLook Solutions, resulting in an intercompany receivable from EnerLook Solutions in the amount of $1.0 million. We are winding up the remaining operations of our Digital Media Technologies Division, which currently consist primarily of inventory liquidation and warranty/support services.

Application of Critical Accounting Policies

              The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that impact the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and revenues and expenses during the period reported. The following accounting policies involve a “critical accounting estimate” because they are particularly dependent on estimates and assumptions made by our management about matters that are highly uncertain at the time the accounting estimates are made. In addition, while we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used in the current period. Changes in the accounting estimates we use are reasonably likely to occur from period to period and may have a material impact on the presentation of our financial condition and results of operations. Our management reviews these estimates and assumptions periodically and effect revisions in the period that they are determined to be necessary.

        Revenue recognition Revenue from contracts for services is recognized as the work is performed. Services are provided under these contracts on either a time-and-materials basis or on a fixed-price basis. Under time-and-materials contracts, revenue is calculated by multiplying the number of hours worked by the contractually agreed upon rate per hour. Under fixed-price contracts, revenue is calculated by applying the percentage of completion method, which is based on the ratio of total hours incurred to date to the total estimated hours. Several factors must be satisfied before revenue may be recognized under services contracts. These factors depend on the nature of the contract and include the completion of contractual milestones, which must be verified by the customer before revenue is recognized; and a calculation of the costs incurred and an estimated cost to complete the contract to determine if costs are in excess of potential revenue. We record a loss in the period during which a loss on a project appears probable. The recorded amount of such loss is the reasonably estimated loss on the project.

        Consolidation of 49.35% Subsidiary (EnerLook Healthcare Solutions, Inc.) When EnerLook Solutions was formed in February 2002, it was a 51% subsidiary of Ener1. Earlier this year, EnerLook Solutions issued 333,333 shares of common stock to Solution Investment Group, LLC in exchange for $250,000, reducing our ownership to 49.35%. Ener1 Group owns 42.58% of the outstanding common stock of EnerLook Solutions. Since EnerLook Solutions was formed, we have consolidated EnerLook Solutions’ results of operations and its balance sheet as part of Ener1‘s consolidated financial statements. Ownership of less than 51% of a subsidiary is most often recorded under the equity method of accounting, rather than consolidating the subsidiary’s results of operations with the less than 51% parent company, as it is presumed that a parent company owning less than 51% does not control the subsidiary. We have elected to continue consolidating this subsidiary as part of our financial statements because Ener1 and Ener1 Group are related parties which exercise substantial control over the activities of EnerLook Solutions and own an aggregate of 91.93% of EnerLook Solutions’ outstanding common stock. Management believes that the reduction in our ownership percentage of EnerLook Solutions’ common stock from 51% to 49.35% does not materially reduce our control over EnerLook Solutions’ operations.

        If we were to report our investment in EnerLook Solutions under the equity method of accounting, we would report our investment in EnerLook Solutions’ assets and liabilities as a net investment by Ener1 instead of consolidating EnerLook Solutions’ assets and liabilities with those of Ener1. In addition, our share of losses of EnerLook Solutions would be included in our results of operations as one line item instead of including EnerLook Solutions’ revenue and expenses in our statement of operations. At September 30, 2003, EnerLook Solutions had total assets of $1,600,000, liabilities of $1,800,000 and net deficit of $200,000.

        Technology Licenses — During the nine months ended September 30, 2002, we capitalized approximately $1,000,000 of expenditures in connection with licenses we purchased related to our set-top box technology. Management believes that this technology and the related set-top boxes will not be fully developed and marketable until sometime during 2004, and we will not generate significant revenues from the sale of these set-top boxes until that time. As a result, we currently not amortizing the licenses. These licenses will continue to be reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”). As part of our consolidation of the former operations of the Digital Media Technologies Division and EnerLook Solutions described above, the Digital Media Technologies Division transferred its portion of the licenses to EnerLook Solutions to consolidate the activities of the set top box business into one entity, EnerLook Solutions.

        Net Loss per Share — We compute net loss per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share”, which requires a dual presentation of basic and diluted earnings per share on the face of our statement of operations. Basic earnings per share excludes the dilutive effects of common stock equivalents and is computed by dividing income or loss attributable to common shares by the weighted-average number of common shares outstanding for the period. Diluted earnings per share includes the effects of the potential dilution that could occur if options or other contracts to issue common stock were converted into common stock, but such securities or contracts are excluded from the calculation of earnings per share if their effects would be anti-dilutive. We excluded common stock equivalents from the weighted-average shares outstanding calculation for the three and nine months ended September 30, 2003 and 2002, as well as for the years ended December 31, 2001 and 2002, as their effect was anti-dilutive.

Consolidated Results of Operations

              The following tables provide our selected consolidated results of operations for the indicated periods (in thousands of dollars):

	Twelve Months Ended December 31 2000 2001 2002			Nine Months Ended September 30 2002 2003
Net Sales	14,397	3,858	4,245	2,590	1,342
Cost of Goods Sold	12,764	4,841	4,255	3,318	1,188

Gross Profit	1,633	(983)	(10)	(728)	154
Operating Expenses	17,116	4,850	7,713	5,965	5,361

Loss from Operations	(15,483)	(5,833)	(7,723)	(6,693)	(5,207)
Other Income and (Expense)	2,020	167	(402)	(159)	(739)
Equity Loss in EnerStruct					(79)
Minority Interest			497	348	440

Net Loss	(13,463)	(5,666)	(7,628)	(6,504)	(5,585)

Comparison of nine months ended September 30, 2003 and nine months ended September 30, 2002

        Net Sales — For the nine months ended September 30, 2003, net sales decreased from $2,600,000 for the nine months ended September 30, 2002 to $1,300,000. This reduction in sales was primarily due to a reduction in revenue from engineering services contracts which decreased $1,500,000 during the nine months ended September 30, 2003 to $200,000. Revenue from engineering services contracts decreased as we shifted our focus to battery and fuel cell development activities. Product revenues increased $300,000 during the nine months ended September 30, 2003 from $900,000 for the nine months ended September 30, 2002 to $1,200,000. Product revenue consisted primarily of sales of residual inventories of set top boxes from the former Digital Media Technologies Division which were sold through EnerLook Solutions.

        Gross Profit — For the nine months ended September 30, 2003, we recorded a gross profit of $200,000, an increase of $900,000 from a gross loss of $700,000 for the nine months ended September 30, 2002. We believe this increase is the result of cost cutting and control efforts during the nine month period ended September 30, 2003.

        Research & Development Expense — Research and development plays an important role in our activities and our progress towards our goal of being the technology leader in both lithium batteries and fuel cells. Research and development expense for the nine months ended September 30, 2003 increased by $700,000 from $400,000 for the nine months ended September 30, 2002 to $1,100,000. Research and development expenses no longer include such expenses for our former Digital Media Technologies division as we have shifted our research and development focus to the development of lithium batteries and fuel cells.

        Selling, General and Administrative Expenses (“SG&A”) — SG&A for the nine months ended September 30, 2003 decreased by $1,400,000 from $5,600,000 for the nine months ended September 30, 2002 to $4,200,000. This decrease was the result of our cost control efforts and was partially offset by hiring of additional administrative personnel for our lithium battery and fuel cell operations.

Comparison of Year Ended 12/31/2002 to Year Ended 12/31/2001

        Net Sales — Net sales increased by 10.0% from $3,900,000 in 2001 to $4,200,000 in 2002. The increase in sales in 2002 was primarily due to an increase in product sales as we changed our focus to selling set top boxes instead of licensing the design for the set top box.

        None of Ener1 Battery, Ener1 Technologies or EnerLook Solutions, all of which were acquired or formed in 2002, had significant sales in 2001 or 2002.

        Engineering services revenue decreased slightly by 3.6% from $2,800,000 in 2001 to $2,700,000 in 2002. Engineering services revenue in 2002 consisted primarily of revenue for contract engineering services. In addition to the $2,800,000 of engineering services revenue in 2001, we had revenue of $1,100,000 from sales of set-top box prototypes and products.

        Set-top box related product sales increased 36% from $1,100,000 in 2001 to $1,500,000 in 2002. This increase was primarily due to increased customer acceptance of our set top box in the hospitality and healthcare markets.

        Revenue from engineering service contracts decreased from $2,800,000 in 2000 to $2,700,000 in 2001 primarily because of the difficult economic environment in the technology sector, where outsourcing of engineering work was reduced significantly as companies reduced their research and development budgets.

        Gross Loss — We recorded a gross loss of approximately $10,000 in 2002, compared to a gross loss of $1,000,000 in 2001. We incurred these losses because our engineering costs exceeded the associated revenue. This was the result of a number of factors, including under–pricing of the product or project involved, inefficient or over utilization of engineering labor, or other difficulties encountered in the production of the product. The reduction in gross loss for 2002 was the result of a decrease in our engineering staff during 2002 in an attempt to better manage our gross margins. Our prior data communications products business did not generate any sales in 2001 or 2002; therefore, sales of these products did not affect the gross profit in either 2001 or 2002.

        Research and Development Expenses — Research and development expenses remained flat at $500,000 in 2002, compared to $500,000 in 2001. In 2002, we decided to further develop and sell our set top boxes as a stand-alone product. Additional research and development funding will be needed to continue to update the Digital Media Technologies Division’s set top box products.

        Selling, General and Administrative Expenses (SG&A) — SG&A expenses increased 89% from $3,800,000 in 2001 to $7,200,000 in 2002. The primary reason for the increase in SG&A expenses is the inclusion of expenses related to the operations of Ener1 Battery, which we acquired in September 2002, of approximately $2,700,000 for 2002 and $1,000,000 for 2001.

        SG&A expenses for 2002 include $1,000,000 in expense for EnerLook Solutions and approximately $200,000 in expense for Ener1 Technologies. These subsidiaries are development stage companies which we formed in 2002. Also included in SG&A expense is $3,300,000 for our Digital Media Technologies division, compared to $2,900,000 for 2001.

        We share some common facilities, personnel, and other resources with Ener1 Group. Allocation of expenses is made between these companies, utilizing systematic methods. The portion of these expenses, which were included in SG&A expenses, attributable to Ener1 and Ener1 Battery were as follows for the year 2002, which is the first year these allocations were made.

	Ener1, Inc	Ener1 Battery Company	Total
1st Quarter	$--	$--	$--
2nd quarter	180,855	229,352	410,207
3rd Quarter	149,290	158,232	307,522
4th Quarter	119,288	152,824	272,112
Total	$449,433	$540,408	$989,841

        Asset Impairment and Other Charges: In the fourth quarter of 2001, we recorded a charge of $500,000 for the write-off of a technology license, which is recorded under “Asset Impairment and Other Charges” in our Consolidated Statement of Operations for the twelve months ended December 31, 2001. We determined that this asset was impaired because of changes occurring in technology, uncertainty regarding our ability to generate revenue with this asset and a desire by our customers to move towards a new platform.

        Provision for Income Taxes. The effective tax rate in 2001 and 2002 was zero percent, due to increases in the deferred tax asset valuation allowance.

Comparison of Year Ended 12/31/2001 to Year Ended 12/31/2000

        Net Sales — Net sales decreased by 73.0% from $14,400,000 in 2000 to $3,900,000 in 2001. The decrease in sales in 2001 was primarily attributable to our decision to cease selling data communications products. We did not sell any data communications products during 2001.

        Engineering service revenue decreased by 33% from $4,200,000 in 2000 to $2,800,000 in 2001. Engineering service revenue in 2001 consisted primarily of revenue for contract engineering services. Engineering services revenue in 2000 consisted primarily of $3,400,000 for contract engineering services and $800,000 in royalties from licensing our Internet appliance reference design. Revenues from engineering service contracts decreased in 2001 primarily because the difficult economic environment in the technology sector caused technology companies to reduce their research and development budgets, which led to less outsourcing of engineering work.

        Gross Loss — We recorded a gross loss of $1,000,000 in 2001 compared to a gross profit of $1,600,000 in 2000. We incurred this loss because our engineering costs exceeded the associated revenue. This was caused by a number of factors including under-pricing of the project, inefficiency of the engineers, excess number of engineers and difficulties encountered in the project. We decreased our engineering staff in the second quarter of 2001 in response to reduced demand for engineering services.

        The gross profit margins on our data communications products were impacted by poor general industry conditions such as lower sales and declining prices. They were also impacted by our transition out of the data communications business. Our decision to cease production and sales of the data communications product line resulted in insignificant data communications product sales in 2001.

        On March 3, 2000, we completed the sale of some assets relating to our manufacturing operations to Boundless Technology, Inc., a wholly owned subsidiary of Boundless Corporation (the “Boundless Transaction”). The sale was part of our efforts to improve gross margins and resulted in a gain of $277,000. In accordance with the terms of the Asset Purchase Agreement between us and Boundless Technologies, Inc., which was assigned to Boundless Corporation as of the closing of the Boundless Transaction, Boundless paid us $700,000 in cash and issued a 6% promissory note (the “Note”) to us in the principal amount of $1,000,000 to be paid in eight equal installments of $125,000 plus accrued interest, commencing on June 1, 2000, and on the first business day of every third month thereafter, until paid in full. The obligations of Boundless under the Note were guaranteed by Boundless Technologies, Inc. and Boundless Corporation. Additionally, concurrent with the closing of the Boundless Transaction, we entered into a Supply Agreement with Boundless (the “Supply Agreement”) under which we agreed to outsource the manufacture of particular products to Boundless for a period of two years.

        Under the Supply Agreement, we guaranteed that we would purchase products from Boundless resulting in proceeds to Boundless, exclusive of costs of materials, of at least $3,800,000 during the first year of the term of the Supply Agreement. If we fell short of the cumulative prorated amount we agreed to purchase in any of the four 90-day periods subsequent to March 3, 2000, the amount of the shortfall would be due within 30 days after the end of the 90-day period in which the shortfall occurred. In connection with our decision to cease production and sales of our data communications product line, we ceased purchasing data communications products from Boundless. As of December 31, 2000, we owed $1,400,000 to Boundless due to our failure to purchase the minimum amounts required under the Supply Agreement. This obligation was fulfilled during 2001 through a combination of cash payments and offset of the note due from Boundless. There was no minimum purchase obligation during the second year of the Supply Agreement and all obligations to Boundless have been satisfied.

        Research and Development Expenses — Research and development expenses were $2,400,000 in 2000 compared to $500,000 in 2001. The portion of the engineering department budget allocated to research and development during 2001 was used to fund those projects we were internally funding and for which there were no customer contracts.

        Selling, General and Administrative Expenses (SG&A) — Selling, general and administrative expenses decreased $6,400,000 from $10,200,000 in 2000, to $3,800,000 in 2001. Our management focused on reducing expenses during 2001 and 2000 in conjunction with our decision to exit the data communications industry. The decrease in SG&A expenses reflected the change in our operations and cost structure from a data communications products company to an engineering company providing software and systems solutions based services. Selling and marketing expenses declined by $3,600,000, technical support expense by $900,000 and general administrative expense by $3,000,000. These reductions in SG&A expenses were partially offset by the addition of approximately $1,000,000 in SG&A expenditures incurred by Ener1 Battery since its formation on March 1, 2001. We acquired Ener1 Battery on September 6, 2002 from Ener1 Group and because we and Ener1 Battery were under common control before Ener1 Battery became our subsidiary, the two entities have reported their results of operations on a consolidated basis since the formation of Ener1 Battery. SG&A expenses in 2000 also included approximately $240,000 in provisions for write off of uncollectible accounts.

        Asset Impairment and Other Charges — In the fourth quarter of 2001, we recorded a $500,000 charge for the write-off of a technology license which is recorded under “Asset impairment and other charges” in our Consolidated Statement of Operations for the twelve months ended December 31, 2001. We determined that this asset was impaired because of changes occurring in technology, uncertainty regarding our ability to generate revenue with this asset, and a desire by our customers to move towards a new platform.

        Charges to operations totaling $4,500,000 relating to impairment of goodwill and trade names and the shortfall under the Supply Agreement are recorded under “Asset Impairment and Other Charges” in our Consolidated Statements of Operations for the twelve months ended December 31, 2000. We embarked upon a plan in early 2000 to transition from being primarily a data communications products manufacturer to a provider of software and systems solutions-based services. As a result of these actions, we determined that the goodwill and trade names related to our data communications business had been impaired as of June 30, 2000, and we recorded a charge to operations of $2,700,000.

        Provision for Income Taxes — The effective tax rate in 2000 and 2001 was zero percent.

Liquidity and Capital Resources

        Going Concern — We have experienced net operating losses since 1997, incurred negative cash flows from operations since 1999 and, as of September 30, 2003, had an accumulated deficit of $54,700,000. Cash used in operations for the years ended December 31, 1999, 2000, 2001 and 2002 was $6,100,000, $8,200,000, $6,200,000 and $6,500,000, respectively. We had negative cash flows from operations of $4,200,000 for the nine months ended September 30, 2003. Our operations for the last two years have been funded primarily by equity investments, loans, and advances from Ener1 Group and funds from the ITOCHU stock purchase described below.

        We expect that operations will continue to incur negative cash flows during 2004 which we expect to fund with the proceeds of the recent private placement described below and the funds from the exercise of a portion of the ITOCHU options.

        Working Capital — Our working capital deficit increased from $11,900,000 at December 31, 2002 to $16,300,000 at September 30, 2003, which includes $6,800,000 in notes payable to Ener1 Group, $2,700,000 in advances from stockholders and $1,700,000 in current liabilities owed to related parties. The decrease in working capital is primarily due to a net $2,500,000 increase in Due to Stockholders and the reclassification of $1,600,000 of Long Term Notes Payable to Current Notes Payable. This working capital deficit was reduced by our exchange of debt owed to Ener1 Group and other related parties for equity in November 2003 and by the January 2004 private placement of $20,000,000 in aggregate principal amount of our 5% senior secured convertible debentures due 2009, both of which are described below.

        As of September 30, 2003, our total indebtedness was $18,100,000, of which $17,500,000 consisted of current liabilities. Current liabilities as of September 30, 2003 included $11,200,000 due to either stockholders or related parties. The remaining current liabilities as of September 30, 2002 consisted primarily of $1,600,000 in accounts payable, $2,100,000 in accrued expenses (of which approximately $1,000,000 is accrued interest on the stockholder and related party debt), $1,000,000 in Customer Sales Deposits, and $1,600,000 in two bank loans that matured in August of 2004. We have entered into payment agreements with a substantial number of our trade creditors, and are paying them over various time periods to conserve working capital.

        In November 2003, we issued 17,027,579 shares of common stock and warrants to purchase up to 18,494,767 shares of common stock to Ener1 Group and two of our directors, Michael Zoi and Peter Novak, in satisfaction of approximately $13,3,00,000 in related party liabilities (the “Debt Exchange”) described in “Investment Transactions” below. As part of the Debt Exchange, we issued promissory notes in the aggregate principal amount of approximately $1,000,000 to Ener1 Group, Mr. Zoi and Dr. Novak. This transaction increased our working capital and stockholders equity by $12,300,000 and decreased future interest expense by approximately $800,000 per year. In November 2003, we also issued the following securities to Ener1 Group in exchange for consideration of $1,000,000: 1,388,889 shares of our common stock to Ener1 Group and warrants to purchase up to 1,505,232 shares.

        In January 2004, we raised additional capital through the private placement of $20,000,000 in aggregate principal amount of our 5% senior secured convertible debentures and warrants to purchase up to 16,000,000 shares of common stock. We used a portion of the proceeds to pay the expenses of the offering and repay existing debt of $3,600,000, including the promissory notes described above issued to Ener1 Group and Peter Novak in November 2003. We expect to use the remaining proceeds for the purchase of manufacturing equipment and to fund general working capital requirements.

        Following the Debt Exchange and the January 2004 private placement, as of January 31, 2004, our total indebtedness was approximately $2,400,000, of which $1,700,000 consisted of current liabilities.

        We do not expect significant revenue to be received from battery and fuel cell product sales until the beginning of 2005. We expect that the proceeds from the January 2004 private offering will be sufficient to fund our working capital needs throughout the remainder of 2004. We will need to devote substantial additional capital to continue our research and development efforts in high energy lithium batteries and fuel cells after 2004, as well as for general working capital and to carry out our marketing efforts and begin production in our battery manufacturing. We can not assure you that additional funding to meet these needs will be available on terms favorable to us or at all.

        Investment Transactions

        ITOCHU Corporation Investment. On July 25, 2003, we entered into a Subscription and Investment Agreement with ITOCHU Corporation, under which we issued 14,000,000 shares of common stock in a private sale to ITOCHU Corporation at a price of $0.25 per share. In addition, we granted the following options to ITOCHU to increase its ownership of common stock at the following prices: During the six month period from July 25, 2003 through January 24, 2004, ITOCHU had the option to purchase up to 12,461,861 shares of our common stock, for $0.70 per share. During January 2004, ITOCHU exercised a portion of their total options and purchased 1,500,000 shares. During the period from January 25, 2004 through January 31, 2005, ITOCHU has the option to purchase up to 9,346,396 shares of common stock for $4.00 per share. The registration statement of which this prospectus is a part registers the resale of the shares ITOCHU purchased in July 2004.

        Using the proceeds of the ITOCHU investment, we invested $2,000,000 in a new Japanese company called EnerStruct, Inc. (“EnerStruct”) in exchange for a 49% ownership interest in EnerStruct. ITOCHU owns 51% of EnerStruct for which ITOCHU invested $1,100,000 plus equipment totaling approximately $500,000. EnerStruct’s business plan is to combine the technical, marketing and financial resources of ITOCHU and Ener1 to sell lithium batteries in Japan, concentrating on automotive markets and other areas.

        We also entered into a license agreement with ITOCHU, Ener1 Battery and EnerStruct to provide EnerStruct with an exclusive license (in Japan only) to the technologies covered by two of Ener1 Battery’s pending patent applications. ITOCHU also granted an exclusive license to EnerStruct for numerous patents relating to ITOCHU’s battery technologies.

        Ener1 Ukraine — On September 12, 2003, we finalized, through Ener1 Battery, the acquisition of our research and development partner company in Ukraine. The transaction value was nominal, and the impact on our assets and liabilities resulting from the transaction is not material. The primary purpose of the transaction was to bring our offshore research and development operations more directly under our financial and management control.

        Debt Exchange Agreement with Ener1 Group, Mr. Zoi and Dr. Novak. — In November 2003, we issued 17,027,579 shares of common stock and warrants to purchase up to 18,494,767 shares of our common stock (warrants to purchase 9,247,383 shares were issued with an exercise price of $1.50 per share and warrants to purchase 9,247,384 shares were issued with an exercise price of $2.00 per share) in satisfaction of approximately $13,300,000 in debt including $11,700,000 in debt owed to Ener1 Group (including $4,800,000 in intercompany advances from Ener1 Group), $300,000 in debt owed to Mr. Zoi and $1,300,000 in debt owed to Dr. Novak. These funds were advanced by Ener1 Group, Mr. Zoi and Dr. Novak to us over the past two years to fund our operations. The accrued interest on the debt which was exchanged as of the date of the Debt Exchange was converted into two year promissory notes issued to Ener1 Group, Mr. Zoi and Dr. Novak with principal amounts equal to the accrued interest on the notes, totaling approximately $1,000,000. As a result of the exchange, Ener1 Group received 14,829,288 shares and warrants to purchase up to 16,107,061 shares of common stock, Michael Zoi received 399,876 shares and warrants to purchase up to 434,330 shares of common stock, and Peter Novak received 1,798,415 shares and warrants to purchase up to 1,953,376 shares of common stock.

        Additional Investment by Ener1 Group. Also in November 2003, Ener1 Group purchased 1,388,889 shares of our common stock and warrants to purchase up to 1,505,232 shares (warrants to purchase 752,616 shares were issued with an exercise price of $1.50 per share and warrants to purchase 752,616 shares were issued with an exercise price of $2.00 per share), for an aggregate purchase price of $1,000,000. The registration statement of which this prospectus is a part registers the resale of the shares we issued as part of the Debt Exchange and the additional shares we issued in November 2003 to Ener1 Group.

        Private Placement of 5% Convertible Debentures and Warrants — In January 2004, we completed a private placement of $20,000,000 in principal of our 5% senior secured convertible debentures due 2009. The debentures are convertible into common stock of Ener1, Inc. at an initial conversion price of $1.25 per share. As part of the transaction, Ener1 issued ten-year warrants to purchase a total of 16,000,000 common shares at an initial exercise price $2.51 per share. The proceeds of the sale were used to pay the expenses of the sale and to pay outstanding debt of $3,600,000, including $1,000,000 in debt to Ener1 Group, Mr. Zoi and Dr. Novak from the November 2003 Debt Exchange Agreement. The registration of which this prospectus is a part registers the resale of the shares underlying the debentures and the warrants.

Recent Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method over its useful life. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Adoption of this statement did not have a material effect on our financial condition, results of operations and cash flows.

        In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3. This statement is effective for exit or disposal costs initiated after December 31, 2002, with early adoption encouraged. Adoption of this statement did not have a material effect on our condensed consolidated financial statements.

        In November 2002 the EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after September 15, 2003. We have not yet determined what the effects of this Statement will be on our financial condition and results of operations.

        In November 2002, the FASB issued FASB Interpretation No. 45 , “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN45”). FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. Adoption of this Statement did not have a material impact on our condensed consolidated financial statements.

        In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation, Transition and Disclosure” (“SFAS 148”). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value based method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect of changes based on SFAS 148 in interim financial statements. The transition and annual disclosure requirements of SFAS 148 are effective for fiscal years ended after December 15, 2002. The interim disclosure requirements are effective for interim periods beginning after December 15, 2002. Adoption of this Statement did not have a material impact on our condensed consolidated financial statements.

        We have adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Accordingly, no compensation cost has been recognized for the stock option plans because the exercise prices of employee stock options equals the market prices of the underlying stock on the date of grant. If compensation cost had been determined based on the fair value at the grant date for all awards consistent with the provisions of SFAS 123, our net loss and loss per share would have been as indicated below for the three and nine months ended September 30, 2002 and 2003:

	Three Months Ended September 30, 2003 2002		Nine Months Ended September 30, 2003 2002
Net loss, as reported	($2,496)	($2,008)	($5,585)	($6,505)
Plus: compensation due
to variable options	199	60	199	183
Less: Pro forma stock based employee
compensation, net of related tax	(80)	(586)	(195)	(586)

Pro forma net loss	($2,377)	($2,534)	($5,581)	($6,908)

Loss per share
Basic and diluted as reported	($ 0.01)	($ 0.01)	($ 0.02)	($ 0.02)
Basic and diluted pro forma	($ 0.01)	($ 0.01)	($ 0.02)	($ 0.02)

        In January 2003, the FASB issued FASB Interpretation No. 46 , “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. Adoption of this Statement did not have a material impact on our condensed consolidated financial statements.

        In April 2003, the FASB issued SFAS No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”. The primary focus of this Statement is to amend and clarify financial accounting and reporting for derivative instruments. This Statement is effective for contracts entered into or modified after June 30, 2003. Adoption of this Statement did not have a material impact on our condensed consolidated financial statements.

        In May 2003, the FASB issued SFAS No. 150, “Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). SFAS 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS 150 requires that those instruments be classified as liabilities in the balance sheet. SFAS 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involve instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument that is a liability under this Statement is an obligation that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares. SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the provisions of SFAS 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, “Elements of Financial Statements”. The remaining provisions of this Statement are consistent with the FASB’s proposal to revise the existing definition of liabilities to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003. Adoption of this Statement did not have a material impact on our condensed consolidated financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ener1 Group, Inc. Acquisition of Control of Ener1, Inc.

        In December 2001, we entered into a Securities Purchase Agreement with Ener1 Group under which Ener1 Group acquired a controlling interest in our company. Three of our directors, Mr. Zoi, Dr. Novak and Mr. Zingarevitch, indirectly beneficially own 24.16%, 24.16% and 51.68%, respectively, of Ener1 Group’s outstanding securities. Under the Securities Purchase Agreement, Ener1 Group agreed to purchase 47,126,416 shares of our common stock at a price of $.0254634 per share, for the original purchase price of $1,200,000. The shares purchased by Ener1 Group represented 80% of the issued and outstanding capital stock of our company at the time. On January 3, 2002, we issued 12,500,001 shares of our common stock to Ener1 Group, representing a majority of our issued and outstanding common on that date and a convertible promissory note in the principal amount of $481,785; and placed 15,708,821 shares into escrow. We issued the remaining 34,626,418 shares of our common stock to Ener1 Group, on March 15, 2002 following: (1) the automatic conversion of the convertible promissory note issued to Ener1 Group into 18,917,597 shares of our common stock and (2) the release from escrow of 15,708,821 shares of our common stock. Each of these events took place upon the approval of our stockholders of an amendment to our Articles of Incorporation to increase in the number of our authorized shares of common stock, which was obtained on March 11, 2002.

        On February 22, 2002, the original purchase price was reduced by $200,000 to $1,000,000 under the terms of the Agreement because we did not meet specific stockholder equity targets as of December 31, 2001. To pay this amount, we issued a one-year promissory note bearing interest at 8% to Ener1 Group. In November 2003, the debt represented by this note together with other obligations we had to Ener1 Group and others was exchanged for shares of our common stock, warrants. See ” — Debt Exchange Agreement with Ener1 Group, Mr. Zoi and Dr. Novak” for a description of this exchange.

Our Acquisition of Ener1 Battery from Ener1 Group

        On September 6, 2002, we entered into a merger agreement with Ener1 Group pursuant to which we acquired 100% of the outstanding capital stock of Ener1 Battery from Ener1 Group. As a result of the acquisition, Ener1 Group’s ownership of our common stock increased to 96.1% of our then outstanding shares and approximately 96.8% of our fully diluted common share equivalents, after giving effect to exercise of all warrants and mandatory conversion of our Series A Convertible Preferred Stock issued in connection with the acquisition.

        In exchange for 100% of the stock in Ener1 Battery, we paid the following consideration to Ener1 Group:

(a)	50,000,000 shares of our common stock.

(b)	3,930,000 shares of our Series A Preferred Stock, par value $0.01 per share. The preferred stock had the rights, preferences and designations set forth in the Certificate of Designations included as Exhibit A to the merger agreement. In October 2002, the Series A Preferred Stock automatically converted into 196,500,000 shares of our common stock after we amended our articles of incorporation to increase the number of our authorized shares of common stock.

(c)	Warrants to purchase up to 48,402,985 shares of our common stock at an exercise price of $0.08 per share. The warrants have a 10-year term. None of these warrants have been exercised.

(d)	A $1,161,850 promissory note payable to Ener1 Group, bearing interest at 10% per annum and due on September 1, 2003. In November 2003, this note and other obligations was exchanged for our common stock, warrants and notes, along with other obligations we had to Ener1 Group and others.

In connection with the merger transaction, Ener1 Group made capital contributions to Ener1 Battery totaling $4,700,000.

Additional Ener1Group Investments in Ener1

        Beginning in May 2002, Ener1 Group made capital contributions to us totaling $2,000,000 to fund the operations of our (now former) Digital Media Technologies Division. In connection with these capital contributions, in September 2002 we issued the following securities to Ener1 Group:

(a)	80,000 shares of our Series A Preferred Stock, par value $0.01 per share. Each preferred share automatically converted into 50 shares of our common stock in October 2002 upon the amendment of our Articles of Incorporation to increase our authorized shares.

(b)	Warrants to purchase up to 20,597,015 shares of our common stock with an exercise price of $0.08 per share. These warrants have a 10-year term. None of these warrants have been exercised.

Ener1 Battery Equipment Acquisitions and Related Loan Transactions

        In June 2002, Ener1 Battery acquired from Ener1 Group manufacturing equipment with an aggregate value of approximately $13,488,000 in a series of transactions from Ener1 s.r.l., an Italian company. Mr. Zoi and Dr. Peter Novak and companies controlled by them own 99% of the outstanding securities of Ener1 s.r.l. The equipment acquired was valued at the lower of the net book value of Ener1 s.r.l in such equipment or fair market value. In connection with these acquisitions, Ener1 Battery assumed promissory notes originally payable by Ener1 s.r.l. to (1) Mr. Zoi, for $139,994.87 and $148,552.46, respectively, (2) Dr. Novak, for $394,949.24 and $902,774.22, respectively, (3) ZN, LLC (a company controlled by Mr. Zoi and Dr. Novak), for $371,555.56 and (4) Tavricheskiy Bank, for $1,200,000, plus accrued interest. In November, 2002, Ener1 Battery obtained an additional loan from Tavricheskiy Bank for $400,000, of which approximately $371,555.56 was used to pay off the note to ZN, LLC. As part of the transactions under which Ener1 Battery acquired this equipment from Ener1 Group, Ener1 Battery issued a promissory note to Ener1 Group for $5,500,000 at 10% annual interest. This note was cancelled in exchange for stock, warrants and notes under our Debt Exchange Agreement with Ener1 Group in November 2003.

        When Ener1 Battery received the equipment described above, the equipment was subject to a security interest in favor of Meliorbanca Gallo S.p.A., an Italian bank, securing Ener1 s.r.l.‘s obligations in connection with loans previously made to Ener1 s.r.l. In March 2003, the Meliorbanca loans were restructured into a new loan agreement in which the Meliorbanca’ security interest in Ener1 Battery’s equipment was limited to 5,000,000 Euros (approximately US$6,000,000). We, Ener1 Group, Ener1 Battery, Mr. Zoi and Dr. Novak were all named as guarantors of the Ener1 s.r.l. obligations under the March 2003 loan agreement.

        The Meliorbanca loan was paid in full in January, 2004, and Meliorbanca’s security interest in Ener1 Battery’s equipment, and all of the guarantors’ obligations to Meliorbanca, were released. The equipment is now pledged as security for Ener1 Battery’s guaranty of Ener1‘s obligations under the $20,000,000 in aggregate principal amount of 5% senior secured convertible debentures due 2009 that we issued in January 2004.

BZINFIN S.A. Loans to Ener1 Group

        Our parent company, Ener1 Group, has loans outstanding to its principal investor, BZINFIN, S.A., aggregating approximately $24,700,000, plus $3,600,000 in accrued interest. Mr. Boris Zingarevitch, who is a director of our company, Ener1 Group and Ener1 Battery, is an officer of BZINFIN and controls BZINFIN through a series of trusts of which he is the beneficiary. Mr. Zoi and Dr. Novak, the other two directors of Ener1 Group and Ener1 Battery and directors of our company, own all of the outstanding securities of ZN, LLC, which, together with BZINFIN, owns 100% of Ener1 Group.

        BZINFIN formerly held assignments of the rights to three of Ener1 Battery’s five pending battery-related patent applications at the U.S. Patent and Trademark Office as collateral for the loans from BZINFIN to Ener1 Group, the proceeds of which were used to finance Ener1 Battery’s operations. BZINFIN also had a security interest in Ener1 Battery’s battery manufacturing equipment as collateral securing Ener1 Group’s obligations under a January 2003 $1,000,000 loan to Ener1 Group. One of the collateral assignments was released in connection with the purchase of our stock by ITOCHU Corporation in July 2003. The other two collateral assignments and the equipment security interests were fully released in connection with our issuance in January 2004 of our 5% senior secured convertible debentures due 2009.

Allocation of Expenses to Us from Ener1 Group

        We share office space with Ener1 Battery and Ener1 Group. During 2002 and a portion of 2003, we and Ener1 Battery utilized Ener1 Group personnel for various administrative and other functions, which included the services of Mike Zoi and Peter Novak. A portion of Ener1 Group’s expenses for such office space and personnel equal to approximately 67% of such expenses was allocated to us based on the usage by us and Ener1 Battery. Our portion of these expenses, including Ener1 Battery’s pro rata share of these expenses, was $989,841 in 2002 and $1,121,785 in 2003. We are no longer charged a portion of the expenses for these services because substantially all of the services involved are now provided to us by our own personnel.

Management Fee to Ener1 Group

        In 2002, we paid a total of $800,000 in management fees to Ener1 Group in exchange for management services provided to us during the year.

Loans and Advances to Us from Ener1 Group

        Ener1 Group has made various loans, advances and capital contributions to us since it first acquired a majority interest in Ener1 in early 2002. With the exception of approximately $1,000,000 of accrued interest on some of these loans, all of these loans were satisfied when they were exchanged for our common stock and warrants in November 2003, pursuant to our Debt Exchange Agreement with Ener1 Group, Mr. Zoi and Dr. Novak. As part of this exchange, we issued promissory notes to Ener1 Group, Mr. Zoi and Dr. Novak in aggregate principal amount of approximately $1,000,000 representing the amount owed in accrued interest on advances. These notes were paid in full using the proceeds of our issuance in January 2004 of our 5% senior secured convertible debentures due 2009.

Payments to Mr. Zoi and Dr. Novak

        In November 2003, we reimbursed Ener1 Group, $128,586 and $113,915, representing our allocated share of expenses incurred by Ener1 Group for the annual salaries, automobile allowances and insurance benefits paid by Ener1 Group in 2002 to Mr. Zoi and Dr. Novak, respectively. At the same time, we also reimbursed Ener1 Group $82,516 and $71,862, representing our allocated share of expenses incurred by Ener1 Group in 2003 for the salaries, automobile allowances and insurance benefits paid to Mr. Zoi and Dr. Novak, respectively. In July 2003, we began making payments directly to Mr. Zoi and Dr. Novak, including annual consulting fees of $250,000 and $250,000, respectively, and their automobile allowances and insurance benefits. We will continue making these payments directly to Mr. Zoi and Dr. Novak in return for their consulting services.

Debt Exchange Agreement with Ener1 Group, Mr. Zoi and Dr. Novak

        In November 2003, we issued 17,027,579 shares of common stock and warrants to purchase up to 18,494,767 shares of our common stock (warrants to purchase 9,247,383 shares were issued with an exercise price of $1.50 per share and warrants to purchase 9,247,384 shares were issued with an exercise price of $2.00 per share) in satisfaction of approximately $13,300,000 in debt including $11,700,000 in debt owed to Ener1 Group (including $4,800,000 in intercompany advances from Ener1 Group), $300,000 in debt owed to Mr. Zoi and $1,300,000 in debt owed to Dr. Novak. These funds were advanced by Ener1 Group, Mr. Zoi and Dr. Novak to us over the past two years to fund our operations. The accrued interest on the debt which was exchanged as of the date of the Debt Exchange was converted into two year promissory notes issued to Ener1 Group, Mr. Zoi and Dr. Novak with principal amounts equal to the accrued interest on the notes, totaling approximately $1,000,000. As a result of the exchange, Ener1 Group received 14,829,288 shares and warrants to purchase up to 16,107,061 shares of common stock, Mr. Zoi received 399,876 shares and warrants to purchase up to 434,330 shares of common stock, and Peter Novak received 1,798,415 shares and warrants to purchase up to 1,953,376 shares of common stock. The registration statement of which this prospectus is a part registers the resale of the shares we issued as part of the Debt Exchange.

Additional Investment by Ener1 Group

        In November 2003, Ener1 Group purchased an additional 1,388,889 shares of common stock from us and warrants to purchase up to 1,505,232 shares (warrants to purchase 752,616 shares were issued with an exercise price of $1.50 per share and warrants to purchase 752,616 shares were issued with an exercise price of $2.00 per share), for an aggregate purchase price of $1,000,000. The registration statement of which this prospectus is a part registers the resale of these shares issued to Ener1 Group.

PROPERTIES

Description of Property

        Our headquarters are located in a 5,000 square foot leased facility in Ft. Lauderdale, Florida that we share with Ener1 Group. Ener1 Battery owns a manufacturing and headquarters facility, consisting of a 22,000 square foot building located in Ft. Lauderdale, Florida. Ener1 Battery has guaranteed Ener1‘s performance of its obligations under Ener1‘s 5% senior secured convertible debentures. The real property and manufacturing facility owned by Ener1 Battery, as well as the production equipment located at the manufacturing facility, is pledged to secure the obligations of Ener1 Battery under this guarantee. As of February 13, 2004, $20,000,000 in aggregate principal amount of our 5% senior secured convertible debentures was outstanding.

        Some of our computers, additional office equipment and other equipment of ours and our subsidiaries are subject to security interests granted in connection with our receipt of purchase money financing or refinancing for this equipment.

Investment Policies

        We do not have any specific limitations on the percentage of our assets that may be invested in any one investment. There is no specific stockholder vote requirement that must be satisfied in order to change this policy. Generally, Ener1 acquires assets primarily for operating purposes and does not acquire assets primarily for possible capital gain or income.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER

MATTERS

        Our common stock was traded on The Nasdaq Stock Market(R) under the symbol BOCI until October 10, 2000, when we changed our name from Boca Research, Inc. to Inprimis, Inc. From October 10, 2000 to October 26, 2001, our common stock was traded under the symbol INPM on The Nasdaq National Market. As of October 29, 2001, our common stock was quoted on the OTC Bulletin Board under the ticker symbol INPM. On October 23, 2002, we changed our name from Inprimis, Inc. to Ener1, Inc. and on October 28, 2002 our ticker symbol was changed to ENEI.OB

        The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the counter (OTC) equity securities. OTC Bulletin Board securities are traded by a community of registered market makers that enter quotes and trade reports.

        The following table sets forth the high and low closing prices for our common stock for the period indicated as reported by the Nasdaq National Market and the OTC Bulletin Board.

Fiscal Quarter Ended	High	Low
March 31, 2001
-----------------------------
June 30, 2001
-----------------------------
September 30, 2001
-----------------------------
December 31, 2001
-----------------------------
March 31, 2002
-----------------------------
June 30, 2002
-----------------------------
September 30, 2002
-----------------------------
December 31, 2002
-----------------------------
March 31, 2003
-----------------------------
June 30, 2003
-----------------------------
September 30, 2003
-----------------------------
December 31, 2003
-----------------------------
Through February 6th, 2004
-----------------------------	$2.56 ----- 1.00 ----- 1.00 ----- 0.34 ----- 0.30 ----- 0.27 ----- 0.26 ----- 0.19 ----- 0.09 ----- 0.56 ----- 0.8 ----- 1.85 ----- 1.92 -----	$0.50 ----- 0.24 ----- 0.10 ----- 0.02 ----- 0.04 ----- 0.10 ----- 0.07 ----- 0.05 ----- 0.05 ----- 0.05 ----- 0.25 ----- 0.65 ----- 1.15 -----

        As of February 6, 2004, there were 346,748,750 shares of common stock outstanding held by approximately 323 shareholders of record. This number does not include beneficial owners of common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

        We have not paid and do not anticipate paying any cash dividends on our common stock.

EXECUTIVE COMPENSATION

        The following table shows the compensation earned by the individuals who served as our Chief Executive Officer during 2003 and our other four most highly compensated executive officers (our “named executive officers”) for each of 2003, 2002 and 2001, as well as two former executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation
Kevin Fitzgerald, Chief executive Officer.(1) Ronald Stewart, Executive VP, General Counsel and Secretary, Former Chief Executive Officer (3) Randall Paulfus, Chief Financial Officer(5) Mike Brewer, Chief Financial Officer(7) Larry Light, Former Chief Executive Officer(10) Dr. Elena Shembell, Vice President(12) Mike Stebel, Senior Vice President - Sales & Marketing(13)	2003 2003 2002 2003 2003 2002 2001 2003 2002 2001 2003 2002 2003 2002 2001	$78,685 $126,000 $115,000 $21,125 $52,325 $126,506 $151,039 $139,846 $139,653 $172,615 $104,388 $73,333 $60,200 $122,470 $129,462	$14,000	$11,605(2) $31,729(4) $1,541(8) $10,096(8) $7,000(11) $13,467(8) $8,675(14)	9,716,716 70,000 200,000 70,000 90,000 45,000	$1.167(6) $57,194(9) $4,184.44(6) $5,384(6) $577(6)

(1) Mr. Fitzgerald joined Ener1 in September 2003 as our Chief Executive Officer and is paid an annual salary of $350,000.

(2) Includes $108,000, which represents the fair market value as of the date of grant of a stock grant of 300,000 shares, and payment of 3,605 for accrued and unused vacation.

(3) Mr. Stewart became our Executive Vice President in 2003. He was our Chief Executive Officer from May 2003 to September 2003 and our Chief Financial Officer from August 2003 to November 2003. He has been our General Counsel since 2002.

(4) Includes $21,000, which represents the fair market value as of the date of grant of a stock grant of 300,000 shares and payment of $10,729 for accrued and unused vacation.

(5) Mr. Paulfus joined Ener1 in November 2003 as our Chief Financial Officer and is paid an annual salary of $145,833. In connection with Mr. Paulfus’ employment, Tatum CFO Partners was paid $2,991 in 2003.

(6) Includes Ener1‘s contribution to the executive officer’s account under the Ener1 401K plan. payment for accrued and unused vacation.

(7) Mr. Brewer was our Chief Financial Officer from June 2000 until April 2003, when he left Ener1.

(8) Payment for accrued and unused vacation.

(9) Includes $55,000 severance payment and contribution of $2,194 the executive officer’s account under the Ener1 401K plan.

(10) Mr. Light served as our President and Chief Executive Officer from March 2002 until May 2003. Mr. Light is currently Chief Executive Officer of EnerLook Solutions.

(11) Includes $7,000, which represents the fair market value as of the date of grant of a stock grant of 100,000 shares and payment for accrued and unused vacation.

(12) Ms. Shembell became our Vice President in July 2003. Prior to that, she was our Director of Research and Development.

(13) Mr. Stebel was our Senior Vice President — Sales & Marketing from December 2000 until January 2003, when he left Ener1.

(14) Includes $8,675, which represents the fair market value as of the date of grant of a stock grant of 28,917 shares.

Option Grants in Last Fiscal Year

        The following table sets forth information with respect to the grant of options during 2003 to the named executive officers to purchase shares of our common stock.

OPTION/SAR GRANTS IN 2003

Individual Grants

	Number of Securities Underlying Options/SARS Granted	% of Total Options/SARS Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date
Kevin Fitzgerald Ronald Stewart Randall Paulfus	9,716,716 70,000 200,000	94.139% 0.678% 1.938	$ 0.30 0.055 0.76	9/8/2013 12/29/2012 11/2/2013

Option Exercises and Year-End Option Values

        The following table sets forth information with respect to the exercise by the named executive officers of options to purchase shares of our common stock during 2003 and the value of in-the-money options held by the named executive officers as of December 31, 2003.

Aggregated Option/SAR Exercises in 2003and
2003-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End($) Exercisable/Unexercisable
Kevin Fitzgerald Ronald Stewart Randall Paulfus Larry Light Elena Shembel Mike Brewer Mike Stebel	250,000 50,000 50,000	$265,300 $10,500 $10,000	809,727/8,906,989 0/70,000 0/200,000 0/0 0/0 0/0 0/0	$890,700/$9,797,688 $0/$94,150 0/$128,000 0/0 0/0 0/0 0/0

Employment agreements

        We entered into an Employment Agreement with Kevin P. Fitzgerald to become our Chief Executive Officer, Director and Chairman of our Board of Directors, effective as of September 8, 2003, for a term lasting until December 31, 2005, with automatic annual renewals thereafter unless terminated by us or Mr. Fitzgerald. Under the Employment Agreement, we are obligated to pay Mr. Fitzgerald a beginning annual salary of $250,000. The Employment Agreement calls for us to issue to Mr. Fitzgerald, on the effective date of the Employment Agreement, 300,000 shares of our common stock to be registered under Form S-8 and options to purchase 9,716,716 shares of our common stock at an exercise price of $.30 per share, vesting ratably in equal amounts on the first day of each month for a period of 36 months, beginning October 1, 2003. Mr. Fitzgerald’s Employment Agreement also provides that we award additional options to him: (1) on December 31, 2004, equal to 1% of our then fully diluted common stock as of that date, at an exercise price equal to $500,000,000 divided by the number of our fully diluted shares of common stock on that date, vesting ratably in each of the 24 months following that date; and (2) on December 31, 2005, on December 31, 2004, equal to 1% of our then fully diluted common stock as of that date, at an exercise price equal to $1 billion divided by the number of our fully diluted shares of common stock on that date, vesting ratably in each of the 24 months following that date. The Employment Agreement also provides for cash bonuses to Mr. Fitzgerald, including a bonus of $250,000 if the market capitalization of our company reaches $200,000,000 on rolling 30-day average basis, and increases in annual compensation if Mr. Fitzgerald obtains additional financing for us of $3,000,000 or more. Both of which happened.

        On November 5, 2003, we entered into an employment agreement with Randall Paulfus, our Chief Financial Officer. Mr. Paulfus’ base salary under the agreement is $145,833 per year. In addition, Mr. Paulfus was granted options to purchase up to 200,000 shares of our common stock with vesting of 66,667 shares a year for the next three years. If we terminate Mr. Paulfus other than for “cause”, we will pay severance in an amount of one months’ salary during the first three months of employment and two months’ salary after the first three months of employment.

        In connection with the employment of Mr. Paulfus, we entered into a Resource Agreement with Tatum CFO Partners, LLP. We agreed to pay a fee to Tatum CFO Partners of 20% of all amounts paid to Mr. Paulfus for salary or severance and in the event Mr. Paulfus is paid a bonus, we will pay an additional 30% of such amount to Tatum.

Director Compensation

        Our directors who are not employees of Ener1 are not paid annual cash fees, nor do not receive any fees for attending Board meetings or Committee meetings. Directors are reimbursed for expenses incurred to attend Board and Committee meetings. On January 1, 2003, we issued 50,000 shares of our common stock, $.01 par value, to Mr. Gruns, as compensation for his services as our director.

LEGAL MATTERS

        Steel Hector & Davis, LLP will opine as to the validity of the common stock offered by this prospectus.

EXPERTS

        The consolidated financial statements of Ener1 as of December 31, 2002 and for the two years in the period ended December 31, 2002 appearing in this registration statement have been audited by Kaufman, Rossin & Co., independent certified public accountants, as set forth in their report dated February 18, 2003 (except for Note 15, as to which the date is April 2, 2003, and Note 8, as to which the date is April 14, 2003), appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We have filed a registration statement on Form SB-2 with the SEC, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement, and statements contained in this prospectus concerning the provisions of any document are not necessarily complete. For further information about Ener1 and the common stock offered under this prospectus, you should read the registration statement, including its exhibits.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

        Our Internet web site is http://www.ener1.com. The reports we file with or furnish to the SEC, including our annual report and quarterly reports, are available free of charge on our web site.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

   Independent Auditors' Report

   Consolidated Balance Sheet as of December 31, 2002

   Consolidated Statements of Operations for the Years ended    December 31, 2001 and December 31, 2002

   Consolidated Statements of Stockholders' Equity for the Years    ended December 31, 2001 and December 31, 2002

   Consolidated Statements of Cash Flows for the Years ended    December 31, 2001 and December 31, 2002

   Notes to Consolidated Financial Statements for the Years ended
    December 31, 2001 and December 31, 2002

Unaudited Interim Financial Statements
   Condensed Consolidated Balance Sheet as of September 30, 2003

   Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2002 and
   September 30, 2003

   Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2002 and
   September 30, 2003

   Notes to Consolidated Financial Statements for the three and nine
months ended September 30, 2002 and September 30, 2003	Page F-2 F-3 F-4 F-5 F-6 F-8 F-23 F-24 F-25 F-26

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Ener1, Inc.
Ft. Lauderdale, Florida

We have audited the accompanying consolidated balance sheet of Ener1, Inc. and Subsidiaries (the “Company”) as of December 31, 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows for the two years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ener1, Inc. and Subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced net operating losses since 1997 and negative cash flows from operations since 2000. In addition, the Company has guaranteed certain loans of related parties and pledged a significant portion of its assets as collateral for these loans. The Company is not the primary obligor and the related debt is not reflected in the accompanying financial statements. These items raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kaufman, Rossin & Co.

Miami, Florida
February 28, 2003 (except for note 15, as to which the date is April 2, 2003 and note 8, as to which the date is April 14, 2003)

ENER1, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents (Note 2)	$287,732
Trade receivables (Notes 2 and 19)	319,066
Inventories (Notes 2 and 4)	572,021
Prepaid expenses	1,091,429

Total current assets	2,270,248
Property and equipment, net (Notes 2, 5, and 15)	22,164,750
Other assets (Note 14)	1,152,691

TOTAL	$25,587,689

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,962,752
Deferred revenue (Note 2)	905,398
Accrued expenses and other liabilities (Note 7)	1,930,172
Notes payable to stockholder (Note 9)	6,861,850
Note payable (Note 8)	595,000
Due to stockholder	190,036
Current maturities of related party debt (Note 11)	1,669,102
Current maturities of mortgage payable (Note 10)	27,341

Total current liabilities	14,141,651

Long-term liabilities
Mortgage note payable on building (Note 10)	703,912
Note payable to bank (Note 10)	1,600,000

2,303,912

Minority Interest	286,679

Commitments and contingencies (Notes 15 and 16)
Stockholders' equity: (Note 12)
Preferred stock, 5,000,000 $.01 par value shares authorized,
none issued and outstanding	--
Common stock, 500,000,000 $.01 par value shares authorized,
309,447,020 issued and outstanding	3,094,470
Additional paid-in capital	54,826,449
Accumulated deficit	(49,065,472)

Total stockholders' equity	8,855,447

TOTAL	$25,587,689

See notes to consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31, 2001 2002
Net sales (Note 19)
Product sales	$1,070,981	$1,514,145
Engineering services	2,787,438	2,731,277

Total	3,858,419	4,245,422
Cost of sales	4,841,164	4,255,971

Gross profit (loss)	(982,745)	(10,549)

Operating expenses:
Research and development (Note 2)	547,594	502,269
Selling, general and administrative	3,796,343	7,209,846
Asset impairment and other charges (Note 13)	506,667	--

Total operating expenses	4,850,604	7,712,115

Loss from operations	(5,833,349)	(7,722,664)

Non-operating income (expense):
Interest income	123,971	12,615
Rent Income	12,539	31,242
Other income (expense)	63,625	(8,665)
Interest expense	(31,525)	(436,957)

Total non-operating income (expense)	168,610	(401,765)

Loss before income taxes	(5,664,739)	(8,124,429)
Income taxes (Notes 2 and 6)	1,600	1,600

Loss before minority interest	(5,666,339)	(8,126,029)
Minority interest in loss	--	497,571

Net Loss	$(5,666,339)	$(7,628,458)

Basic Loss per share (Note 2)	$(.03)	$(.03)

Weighted average basic shares outstanding	218,314,897	299,619,602

Diluted Loss per share (Note 2)	$(.03)	$(.03)

Weighted average diluted shares outstanding	218,314,897	299,619,602

See notes to consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002

	Common Stock Number Of Shares Amount		Paid-in Capital	Additional Accumulated Deficit	Total
Balance at December 31, 2000	11,608,788	$116,088	$40,043,116	$(35,770,675)	$4,388,529
Stock options exercised	150,000	1,500	(1,500)
Stock options issued for services			27,000		27,000
Employee stock purchase plan	22,816	228	13,489		13,717
Issuance of common stock as consideration for
the acquisition of the Battery Company	246,500,000	2,465,000	(3,626,850)		(1,161,850)
Advances from stockholder converted
to paid in capital			7,047,270		7,047,270
Net loss				(5,666,339)	(5,666,339)

Balance at December 31, 2001:	258,281,604	2,582,816	43,502,525	(41,437,014)	4,648,327

Employee stock purchase plan	3,000	30	55		85
Employee stock option exercised	36,000	360	1,440		1,800
Sale of common stock and capital contributions	51,126,416	511,264	10,364,479		10,875,743
Investment in EnerLook Health Care
Solutions Inc. by minority Interest			815,750		815,750
Financing costs- legal expense			(55,000)		(55,000)
Stock options issued for services			197,200		197,200
Net loss				(7,628,458)	(7,628,458)

Balance at December 31, 2002	309,447,020	$3,094,470	$54,826,449	$(49,065,472)	$8,855,447

See notes to consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	2001	2002
OPERATING ACTIVITIES
Net loss	$(5,666,341)	$(7,628,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	683,562	563,793
Provision for bad debt	--	8,198
Foreign currency transaction (gain) loss	21,423	--
Common stock options issued to employees	--	197,200
Provision for inventory obsolescence	--	--
Minority interest in loss of subsidiary	--	(497,571)
Adjustments for asset impairment and other charges	506,667	--
Gain on sale of securities and shares in
foreign investment	--	--
Gain on sales of property and equipment	--	--
Stock options issued for services	--	--
Change in assets and liabilities	27,000	--
(Increase) decrease in:
Trade receivables	889,033	(12,509)
Inventories	(90,000)	(482,021)
Deposit on equipment	(556,472)	--
Prepaid expenses and other assets	(40,147)	(397,281)
Increase (decrease) in:
Accounts payable	(39,563)	562,467
Accrued expenses and other liabilities	(2,041,380)	493,200
Deferred revenue	84,184	660,198

Net cash used in operating activities	(6,222,034)	(6,532,784)

INVESTING ACTIVITIES
Minority interest in net proceeds from issuance of common stock of subsidiary	--	784,250
Payments received on note from Boundless	63,075	--
Capital expenditures	(5,524,306)	(2,226,037)
Purchase of Technology Licenses	--	(1,170,000)

Net cash used in investing activities	(5,461,231)	(2,611,787)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to Ener1 Group and employees	13,717	2,946,884
Proceeds from advances from stockholders	7,047,270	4,444,886
Repayment of related party debt	(92,851)	(1,440,181)
Proceeds from mortgage payable	756,250	--
Repayment of mortgage payable	--	(24,997)
Proceeds from note payable to stockholder	--	200,000
Proceeds from notes payable	--	995,000
Proceeds from minority investment in subsidiary	--	815,750

Net cash provided by financing activities	7,724,386	7,937,342

Net decrease in cash and cash equivalents	(3,958,879)	(1,207,229)
Cash and cash equivalents at beginning of year	5,453,840	1,494,961

Cash and cash equivalents at end of year	$1,494,961	$287,732

See notes to consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for
Income taxes	$ 1,600	$1,600

Interest	$ 1,865	$107,352

Non-cash investing and financing activities:
Equipment purchased from related party at net book value in exchange
for a note payable	$ 1,222,885	--

Equipment purchased from stockholder at net book value for the assumption of various promissory notes to related parties and
amounts due to stockholder	--	$12,362,681

Advances from stockholder converted to a short -term payable	--	$5,500,000

Advances from stockholder converted to additional paid in capital	$ 7,047,270	$7,875,743

Issuance of note payable in connection with the acquisition of Ener1
Battery Company	--	$1,161,850

Decrease in note receivable from Boundless as an offset for payment against
the minimum purchase guarantee and accounts payable to Boundless	$ 561,925

Equipment purchased not paid for as of year end		$795,812

See notes to consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     NATURE OF BUSINESS, GOING CONCERN, AND MANAGEMENT PLANS

        Nature of Business. Founded in 1985, Ener1, Inc. was formerly called Inprimis, Inc. and before that it was called Boca Research, Inc. (“Ener1” or the “Company”). The Company’s primary business from July 1, 2000 and for the years 2001 and 2002 was to provide product design services, customize embedded system software, and offer systems engineering and manufacturing consultation services for interactive TV, video on demand, Internet access, and other convergent technology appliances. The Company in 2002 began to sell products based on its set-top box reference designs to solution providers in the hospitality and healthcare markets and other vertical markets. These solution providers, in turn, provide a turn key service to end-customers in their specific vertical markets. The Company manufactures set-top boxes and other digital entertainment products by utilizing subcontractors. In January 2002 Ener1 Group, Inc. acquired a majority interest in the Company and with subsequent transactions now owns 96% of the Company. Ener1 Group, Inc. is a privately held company in Ft. Lauderdale, Florida that provides financial and management resources to its portfolio of incubator technology companies. As noted below, one of its subsidiaries is in the business of developing lithium technology batteries and became a wholly owned subsidiary of the Company on September 6, 2002.

        The Company prior to July 1, 2000 marketed communications software as well as data communications, I/O, multiport, and video products and has transitioned from a manufacturer and marketer of these devices to a software and systems solutions-based enterprise. The Company is no longer offering data communications products. During 2001 and 2002 the Company did not have any sales related to its previous data communications business. The Company in its current business has identified the lodging and healthcare market as primary opportunities for its digital and analog set top box products. The Company also provides engineering consulting services to assist large and small consumer electronics companies, cable operators, Internet service providers, and telecommunications companies achieve rapid time-to-market by allowing them to leverage the Company’s engineering and product development core competencies. The Company is a Florida corporation headquartered in Ft. Lauderdale, Florida.

        The Company acquired effective September 6, 2002, 100% of the outstanding capital stock of Ener1 Battery Company (” Ener1 Battery” or “Battery Company”) from the Company’s parent, Ener1 Group, Inc. Ener1 Battery was incorporated on March 1, 2001 in the State of Florida under the name of Ener1 U.S.A., Incorporated. On March 27, 2002, The Company changed its name to Ener1 Battery Company. In accordance with SFAS 141 Business Combinations, because the entities were under common control, operations of the entities were combined from the beginning of each period presented similar to the pooling of interests method as if the acquisition occurred at the beginning of the first period presented. The Company previously reported the details of operations of the formerly separate Battery Company before the combination in Form 8-K/A dated October 18, 2002. The battery subsidiary is in the business of developing, marketing and producing lithium ion and other lithium technology batteries for use in military, industrial and consumer applications. Ener1 Battery has five patent applications on file with the U.S. Patent and Trademark Office relating to its advanced battery technologies and designs, and is in the process of developing additional technologies that are expected to be the subject of further patent applications. The Battery Company is a wholly owned subsidiary of Ener1, Inc. and has not had any sales since its inception.

        The Company’s set top box and consulting business is now called the Digital Media Technologies Division and is focused on delivering interactive information and entertainment systems and services to markets in vertical industries such as hospitality and healthcare. The Company owns 51% of Enerlook Health Care Solutions, Inc., which provides turn key video-on-demand and interactive TV solutions to hospitals. On January 23, 2002, the Company formed Ener1 Technologies, Inc. to develop and market products for neutralizing the harmful effects of electromagnetic radiation in electric power transmission lines and equipment.

        Going Concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced net operating losses since 1997, negative cash flows from operations since 2000 and as of December 31, 2002, had an accumulated deficit of $49.0 million. Cash used in operations for the years ended December 31, 2001 and 2002 was $6.2 million, and $6.5 million respectively. It is likely that the Company’s operations will continue to consume cash in 2003. In addition, as discussed in note 15, the Company has guaranteed certain loans of related parties and pledged a significant portion of its assets as collateral for these loans. The Company is not the primary obligor and the related debt is not reflected in the accompanying financial statements. Such conditions, among others, give rise to substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

        Management Plans. The Company has transitioned its business from being primarily a data communications products manufacturer to being a provider of software and system solutions-based services. This business is now operating as the Digital Media Technologies Division. Through the acquisition of the Battery Company from Ener1 Group, Inc. and the formation of EnerLook Health Care Solutions, Inc and Ener1 Technologies, Inc., the Company has further changed and diversified its business. The Company’s future success will depend on the Company bringing the Battery Company from a development stage company to production and sale of batteries in the latter part of 2003. Both EnerLook Healthcare Solutions, Inc. and Ener1 Technologies, Inc. are also development stage companies. The Digital Media Division has recently downsized its operations as it seeks additional financing. Assuming that the division can obtain adequate financing, its success will depend on the acceptance and penetration of its interactive TV technology into such vertical markets as healthcare and hospitality. The Digital Media Technologies Division has recently changed its strategy to also focus on selling its interactive TV product and developing new products. The division is seeking additional working capital to finance receivables and inventory associated with the products business, and to finances losses and reduce past due payables. The acquisition of the Battery Company will also require additional capital to bring it from a development stage company to full production. The Company will require additional capital, and there can be no assurance that any such required capital will be available on terms acceptable to the Company, if at all, at such time or times as required by the Company. The Company has been funded in the last twelve months by its parent company Ener1 Group, Inc. The Company on January 3, 2002 completed a transaction with Ener1 Group, Inc., which resulted in additional capital of $1,000,000, an additional $200,000 of funding from Ener1 Group, Inc. as a loan and an additional $2,000,000 as an investment in shares of the Company. As part of the acquisition of the Battery Company, Ener1 Group, Inc. indicated it intends to make capital contributions to the Battery Company of up to $4,700,000. Ener1 Group has advanced $3,791,252 of this amount as of December 31, 2002. In the first quarter of 2003, additional funding of approximately $0.9 has been received. The Company believes Ener1 Group, Inc. will continue to provide additional working capital; however, the Company is seeking additional financing alternatives.

2.     SIGNIFICANT ACCOUNTING POLICIES

        Principles of Consolidation. The accompanying consolidated financial statements include Ener1, Inc. and its wholly owned subsidiaries: Ener1 Battery Company; Ener1 Technologies, Inc; Enernow Technologies, Inc.; Boca Research of Delaware, Inc.; Boca Research International, Inc.; Boca Research Holland B.V.; Boca Research (UK) Limited; Boca Research International Holdings Ltd.; Boca Global, Inc.; AppsCom, Inc.; and Complete Acquisition Corp. It also includes the 51% owned EnerLook Health Care Solutions, Inc. Intercompany accounts and transactions have been eliminated in consolidation.

        Use of Estimates. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

        The Company has recorded a deferred tax asset of approximately $26,030,000 at December 31, 2002, which is completely offset by a valuation allowance. Realization of the deferred tax asset is dependent on generating sufficient taxable income in the future. The amount of the deferred tax asset considered realizable could change in the near term if estimates of future taxable income are modified.

        Cash and Cash Equivalents. The Company may, in the normal course of operations, maintain cash balances in excess of federally insured limits.

    Inventories.        Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out method.

        Property and Equipment. Property and equipment are recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense in the period incurred.

        Depreciation and amortization are computed using the straight-line method over estimated useful lives of the assets, which are as follows:

Asset Category	Battery Company	Digital Media	EnerLook Health Care Solutions, Inc	Ener1 Technologies, Inc.

Building	39 years	--	--	--

Building improvements	5-39 years	--	--	--

Software	3 years	--	--	--

Computer and Office equipment	5 years	--	--	--

Furniture and Fixtures	7 years	5 years	--	5 years

Battery plant equipment	Not placed into service as of 12/31/2002	--	--	--

Machinery & Equipment	--	5 years	5 years	5 years

Leasehold improvements	--	Fully Depreciated in 2002, otherwise 5 years	--	--

        Long-lived Assets. The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” In accordance with SFAS No. 144, long-lived assets to be held are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment is determined when the sum of the undiscounted cash flows estimated to be generated by those assets is less than their carrying value (See Note 13).

        Research and Development Costs. Research and development costs are expensed as incurred.

        Income Taxes. The Company provides for income taxes in accordance with the liability method. Deferred income tax assets and liabilities are computed annually for differences between the financial statement carrying values and the tax bases of assets and liabilities and carryforwards that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

        Earnings (Loss) Per Share. Basic earnings per share excludes dilution and is computed by dividing income or loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings per share is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period and dilutive potential common shares outstanding (all related to outstanding stock options discussed in Note 12) unless consideration of such dilutive potential common shares would result in anti-dilution. Common stock equivalents were not considered in the calculation of diluted loss per share as their effect would have been anti-dilutive for the years ended December 31, 2001 and 2002.

        Revenue Recognition. Revenue from engineering services contracts is recognized as the work is performed. With time-and-materials type contracts, revenue is calculated by multiplying the number of hours worked times the contractually agreed upon rate per hour. Contracts are generally either time-and-materials or fixed-price in nature. With fixed-price type contracts, revenue is calculated by applying the percentage of completion method. Contracts generally allow for modification of the number of hours or the stated deliverables via change-orders based upon the actual work required to complete a project and upon agreement between the Company and its customer(s). The Company records a loss in the current period during which a loss on a project appears probable. The amount of such loss is the reasonably estimated loss on the entire project and is recorded immediately upon determination that the loss is probable. Revenue from product licensing or software royalties is recognized as earned pursuant to the terms of the related contracts, which generally occurs when the Company ships equipment in conjunction with such license or software. Amounts received but unearned as of December 31, 2001 and 2002 are recorded as deferred revenue.

        Trade Receivables. Trade receivables are uncollateralized customer obligations due under normal trade terms. The carrying amount of trade receivables may be reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all trade receivable balances and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected.

        Stock Compensation: Options granted to employees under the Company’s Stock Option Plans are accounted for by using the intrinsic method under APB Opinion 25, Accounting for Stock Issued to Employees (APB 25). In October 1995, the Financial Accounting Standards Board issued Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), which defines a fair value base method of accounting for stock options. Certain aspects of the accounting standards prescribed by SFAS 123 are optional and the Company has continued to account for stock options under the intrinsic value method specified in APB 25. Pro forma disclosures of net loss and loss per share have been made in accordance with SFAS 123.

        Recently Issued Accounting Pronouncements and Interpretations. In June 2001, the Financial Accounting Standards Board (“FASB”) issued two new pronouncements: Statement of Financial Accounting Standards (“SFAS”) No 141, “Business Combinations,” and SFAS No.142, “Goodwill and Other Intangible Assets.” SFAS No. 141 is effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of the acquisition is July 2001 or later). There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for by the purchase method. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 for all goodwill and other intangible assets recognized in an entity’s statement of financial position at that date, regardless of when those assets were initially recognized. SFAS No. 142 specifies that goodwill and some intangible assets will no longer be amortized but instead will be subject to periodic impairment testing. Adopting SFAS Nos. 141 and 142 did not have a material impact on the Company’s financial statements, although future acquisitions may be affected by these statements.

        In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method over its useful life. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company is currently assessing the impact of SFAS No. 143 and therefore, at this time, cannot reasonably estimate the effect of these statements on its financial condition, results of operations and cash flows.

        In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. It supersedes, with exceptions, SFAS No 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of” and is effective for fiscal years beginning after December 15, 2001. Adopting SFAS No 144 did not have a material impact on the Company’s financial statements.

        In April 2002, the FASB issued SFAS No.145, Rescission of FASB Statement No’s. 4, 44, and 64, Amendment of FASB Statement No.13 and Technical Corrections. This statement, among other things, eliminates an inconsistency between required accounting for certain sale-leaseback transactions and provides for other technical corrections. Adoption of this statement did not have a material impact on the financial statements of the Company.

        In June 2002, the FASB issued SFAS No.146, Accounting for Costs Associated with Exit or Disposal Activities. This statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3. The statement is effective for exit or disposal costs initiated after December 31, 2002, with early application encouraged. The Company has not yet adopted this statement, and management has not determined the impact of this statement on the financial statements of the Company.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has not yet adopted this statement, and management has not determined the impact of this statement on the financial statements of the Company except the Company does provide for the affect of stock options per FASB Statement No. 123 as a footnote disclosure.

        In November 2002, the EITF reached a consensus on Issue No. 00-21, “ Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, service and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company has not yet determined what the effects of this Statement will be on its financial position and results of operations.

        In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires that in certain circumstances, a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement did not have a material impact on the consolidated financial statements.

        In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company has not yet determined what the effects of this Statement will be on its financial position and results of operations.

        Product Warranties. The Company continues to support all the products it has already shipped or will be shipping and will remain responsible for warranties, returns, and technical support for these products. The Company outsources technical support to in order to provide customers with a single point of contact.

        Reclassifications. Certain prior year amounts have been reclassified to conform to the fiscal 2002 presentation.

        Fair Value of Financial Instruments. The carrying value of cash and cash equivalents, trade receivables, accounts payable, and accrued expenses and other liabilities approximates fair value due to the short term maturity of these instruments or the fact that they are carried at fair value, as applicable. The carrying value of debt approximates fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available or offered to the Company.

        Foreign Currency Transactions: Ener1, Inc. wholly owned subsidiary The Battery Company has a loan payable to an Italian company related by common ownership, for manufacturing equipment. At the date of the loan the amount recorded was translated into U.S. dollars using the exchange rates in effect at the time. The recorded balances that are required to be paid in Euros at December 31, 2002 are adjusted to reflect the exchange rate at the balance sheet date.

3.     SEGMENT REPORTING

        The Company acquired Ener1 Battery Company on September 6, 2002. On June 13, 2002 the Company formed Ener1 Technologies, Inc. and in February 2002 it formed a 51% owned subsidiary, EnerLook Health Care Solutions, Inc. These business are reportable segments since they reflect a different type of business than the Company’s original business of developing and marketing advanced interactive digital information and entertainment software and hardware systems that provide video and movies on demand, Web access, e-mail and interactive TV services delivered through the television for customers in industries such as hospitality, healthcare, and other vertical markets. The sales and losses reported below by segment are for the years ended December 31, 2002. and 2001. Ener1 Battery Company, Ener1 Health Care Solutions, Inc., and Ener1 Technologies, Inc. are development stage companies and were started or acquired at various times during 2001 and 2002; therefore, the operating results are not for the entire years presented.

        The Company is organized based upon the following operating segments: Digital Media Division, Ener1 Battery Company, EnerLook Health Care Solutions, Inc., and Ener1 Technologies, Inc.

        The accounting policies of the segments are the same as those described in the “Summary of Significant Accounting Policies.” Transactions between segments, consisting principally of product sales and purchases, are recorded at the consummated sales price. The Company evaluates the performance of its segments and allocates resources to them based on anticipated future contribution.

	2002	2001
Amounts in thousands
Sales
Digital Media Division	4,418	3,858
Ener1 Battery Company	--	--
EnerLook Health Care Solutions, Inc.	--	--
Ener1 Technologies, Inc.	--	--
Intercompany eliminations	(173)	--

Net sales	4,245	3,858

Interest expense (income), net
Digital Media Division	66	(92)
Ener1 Battery Company	358	--
EnerLook Health Care Solutions, Inc.	--	--
Ener1 Technologies, Inc.	--	--

Net interest expense (income), net	424	(92)

Depreciaton and amortization expense
Digital Media Division	408	663
Ener1 Battery Company	98	21
EnerLook Health Care Solutions, Inc.	55	--
Ener1 Technologies, Inc.	2	--

Total depreciation and amortization expense	563	684

Net loss
Digital Media Division	3,951	4,657
Ener1 Battery Company	2,708	1,009
EnerLook Health Care Solutions, Inc.	664	--
Ener1 Technologies, Inc.	293	--
Intercompany eliminations	12	--

Net loss	7,628	5,666

Assets
Digital Media Division	3,083	1,679
Ener1 Battery Company	22,001	8,243
EnerLook Health Care Solutions, Inc.	492	--
Ener1 Technologies, Inc.	12	--

Total assets	25,588	9,922

Capital expenditures
Digital Media Division	17	139
Ener1 Battery Company	2,137	4,629
EnerLook Health Care Solutions, Inc.	58	--
Ener1 Technologies, Inc.	14	--

Total assets	2,226	4,768

QUARTERLY FINANCIAL RESULTS BY SEGMENT (UNAUDITED)

        The Battery Company was acquired on September 6, 2002. However, the Company's financial statements include the Battery operating results for each reported period as if the Company has owned the Battery Company from the beginning of each period presented. The Battery Company is a development stage Company that started March 1, 2001. Ener1 Technologies and EnerLook Health Care Solutions, Inc. are also development stage companies that started during the year 2002. As an aid to reviewing the financial statement the operating profit (loss) and sales by segment for each quarter of the reporting period is detailed out in the chart below

Segment Profit (losses) before minority losses eliminations by quarter (in thousands) -Unaudited

	Quarter 1 2002 2001		Quarter 2 2002 2001		Quarter 3 2002 2001		Quarter 4 2002 2001
Digital Media Division	$(1,669)	$(2,169)	$(1,463)	$(702)	$(978)	$(418)	$167	$(1,368)
Ener1 Battery Company	(352)	--	(694)	(9)	(762)	(76)	(900)	(925)
EnerLook Health Care Solutions,
Inc (Before minority interest)	(26)	--	(326)	--	(367)	--	(443)	--
Ener1 Technologies	(11)	--	(117)	--	(81)	--	(84)	--
Intercompany eliminations	--	--	--	--	--	--	(12)	--

Net	$(2,058)	$(2,169)	$(2,600)	$(711)	$(2,188)	$(494)	$(1,272)	$(2,293)

Segment Sales by quarter (in thousands) — Unaudited

	Quarter 1 2002 2001		Quarter 2 2002 2001		Quarter 3 2002 2001		Quarter 4 2002 2001
Digital Media Division	$1,184	$814	$692	$1,174	$815	$879	$1,727	$991
Ener1 Battery Company	--	--	--	--	--	--	--	--
EnerLook Health Care Solutions,
Inc (Before minority interest)	--	--	--	--	--	--	--	--
Ener1 Technologies	--	--	--	--	--	--	--	--
Intercompany eliminations	--	--	(43)	--	(58)	--	(72)	--

Net	$1,184	$814	$649	$1,174	$757	$879	$1,655	$991

4.     INVENTORIES

        Inventories consisted at December 31, 2002 of set top boxes that are primarily designated for two customers. One customer has advised the Company that the balance of an order for set top boxes is being placed on hold because, among other reasons, the program and business opportunity that these boxes go into is being reviewed. The Company has inventory and prepaid expenses to its China manufacturer as of December 31, 2002, partially offset by advance payments from the customer. The Company believes that other customers would be interested in the product.

5.     PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following:

Property and Equipment at 12/31/02

	The Battery Company (Subsidiary)	Digital Media Division	Ener1 HealthCare Solutions, Inc (51% Subsidiary)	Ener1, Technologies Inc. (Subsidiary)	Total
Building	$1,545,412	$--	$--	$--	$1,545,412
Building Improvements	527,610	--	--	--	527,610
Software	120,576	--	--	--	120,576
Computer and office equipment	30,626	--	--	--	30,626
Furniture and Fixtures	11,147	554,364	--	--	565,511
Leasehold improvements	--	1,063,550	--	--	1,063,550
Machinery and Equipment	--	1,860,637	58,044	14,262	1,932,943
Battery Plant Equipment	19,667,670	--	--	--	19,667,670

Total Cost	21,903,041	3,478,551	58,044	14,262	25,453,898
Less accumulated depreciation
and amortization	(118,545)	(3,163,430)	(5,303)	(1,870)	(3,289,148)

Net Property and Equipment	$21,784,496	$315,121	$52,741	$12,392	$22,164,750

        The equipment noted above has certain liens against it. Ener1 s.r.l, and Italian company related by common ownership (” the Italian Company”) has a loan outstanding to Meliorbanca Gallo S.P.A.( “the Italian Bank”), an Italian bank in the amount of EURO 2,667,685 on which Ener1, Inc., Ener1 Group, Ener1 Battery and two of the directors of all three companies are a guarantor. Meliorbanca has collateral coverage of EURO 5,000,000 on specified battery production equipment of Ener1 Battery, which was transferred from the Italian Company to Ener1 Battery. The U.S. dollar value of such collateral coverage is approximately $5.3 million at March 31, 2003 (See Note 15). In addition, Ener1 Group Inc. has loans outstanding to a stockholder for approximately $18.9 million, which are secured in part by a security interest in Battery plant equipment (See Note 15).

        Depreciation and amortization expense for property and equipment for the years ended December 31, 2002 and 2001 was $439,036 and $563,562, respectively.

6.     INCOME TAXES

        Deferred income tax assets in the accompanying balance sheet as of December 31, 2002 are attributable to the following items:

Goodwill	2,306,000
Depreciation, amortization and start-up costs	491,000
Federal and state net operating loss carryforwards	23,173,000
Other	60,000
Gross deferred tax asset	26,030,000
Valuation allowance	26,030,000

        The Company has a federal and Florida net operating loss carryforward available to offset future federal and Florida taxable income of approximately $60 million and $51 million, respectively. The federal net operating loss carryover will begin to expire in 2018, while the Florida net operating loss carryforwards will begin to expire in 2011. Due to the change in ownership in January 2002, these carryforwards are subject to substantial restrictions and may not be able to be fully utilized

        A valuation allowance is provided when it is more likely than not that some portion of the Company’s deferred tax assets will not be realized. Management has evaluated the available evidence about the Company’s future taxable income and other possible sources of realization of deferred tax assets, and as a result, the valuation allowance was increased by $3.6 million in the year ended December 31, 2002. The valuation allowance recorded in the financial statements reduces deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

        The components of income taxes (benefit) in the accompanying statements of operations are as follows:

	Year ended December 31, 2001 2002
Federal:
Current	$0	$0
Deferred	0	0

Total	0	0

State:
Current	1,600	1,600
Deferred	0	0

	0	0

Total	$1,600	$1,600

        The Company’s effective income tax rate differs from the statutory federal rate of 35% as follows:

	2001	2002
Statutory rate applied to loss before income taxes	35.0%	35.0%
Decrease in income taxes (benefit) resulting from:
Rate differential	(1.0)	(1.0)
Valuation allowance	(37.0)	(44.0)
State income tax benefit	5.0	6.0
Other, net	(2.0)	4.0
Effective income tax rate	0.0%	0.0%

7.     ACCRUED EXPENSES AND OTHER LIABILITIES

        Accrued Expenses and other liabilities at 12/31/02

	The Battery Company (Subsidiary)	Digital Media Division	Ener1 HealthCare Solutions, Inc (51% Subsidiary)	Ener1, Technologies Inc.	Total
Salaries, wages, payroll taxes,
and bonuses payable	$14,110	$154,647	$31,548	$1,773	$202,078
Severance Payable	--	414,099	--	--	414,099
Accrued Expenses- other	--	4,514	--	--	4,514
Accrued equipment purchases	512,663	--	--	--	512,663
Product Warranty	--	15,000	--	--	15,000
Accrued interest - Notes
Payable	8,117	7,923	--	--	16,040
Accrued interest-related party	97,396	--	--	--	97,396
Accrued interest - Note Payable to
Stockholder	183,333	61,387	--	--	244,720
Accrued Expenses-Professional
fees	3,000	170,662	--	--	173,662
Customer refund	--	250,000	--	--	250,000

	$818,619	$1,078,232	$31,548	$1,773	$1,930,172

8.     NOTE PAYABLE

        On December 9, 2002, Ener1 Inc. executed a promissory note in the amount of $595,000 for funding that occurred in December as follows: $200,000 on December 9, $200,000 on December 15, and $195,000 on December 24. These funds were used to pay Digital Media Technologies Division’s manufacturing subcontractor in China for the production of set-top boxes. The term of the loan is 90 days from the initial funding date, which is March 9, 2003. The interest rate is 18% per annum, and there is a 2% loan fee, which is also payable at maturity. As part of the transaction, a Security agreement was executed, granting a first priority lien on all of the Company’s assets. A UCC-1 has been filed with the State of Florida. This majority of the loan was paid off in March 2003, and the Company has obtained a release of the UCC-1, together with a termination of the security agreement. The maturity on the remaining amount of the loan was extended to May 8, 2003.

9.     NOTES PAYABLE TO STOCKHOLDER

The Battery Company:

        Since inception (March 1, 2001), Ener1 Group, the Parent Company has provided the funds necessary for the Battery Company to fund its operations and make capital expenditures. A portion of these funds have been in the form of non-interest bearing advances due on demand. These amounts, net of allocated expenses, were initially recorded as Due to Stockholder. At December 31, 2001, March 31, 2002, and June 30, 2002 the net balances in Due to Stockholder of $7,047,270, $4,084,490, and $1,873,368 respectively were converted to capital. On August 31, 2002, the remaining balance of $5,500,000 in Due to Stockholder was converted into a promissory note at 10% per annum with interest and principal payable on August 31, 2003. As part of the transaction where Ener1, Inc. acquired the Battery Company, Ener1 Group has indicated it intends to make capital contributions to Ener1 Battery Company of up to $4,700,000. On December 31, 2002 $1,917,885 of advances were contributed to capital along with the $1,873,368 previously contributed on June 30, 2002, totaling $3,791,253 as of December 31, 2002.

Ener1, Inc.

        On February 22, 2002, the Original Purchase Price that Ener1 Group paid for its newly acquired shares was reduced by $200,000 to $1,000,000 (the “Adjusted Purchase Price”) under the terms of the Securities Purchase Agreement because the Company did not meet certain stockholder equity targets for December 31, 2001. The $200,000, by which the Original Purchase Price was reduced, was loaned to the Company by Ener1 Group and was payable, along with accrued interest at 12% per annum, on February 22, 2003.

        On September 6, 2002, the Company executed a merger agreement implementing the acquisition of 100% of the outstanding capital stock of Ener1 Battery Company from the Company’s parent, Ener1 Group Inc. As part of the consideration for the purchase of the Battery Company, Ener1, Inc gave to Ener1 Group a $1,161,850 promissory note, bearing interest at 10% per annum and due on September 1, 2003.

        Consolidated short-term notes payable to stockholders include $5,500,000, $200,000, and $1,161,850 for a total of $6,861,850.

10.     LONG TERM DEBT

The Battery Company

        At December 31, 2002, the long term-debt consisted of a mortgage and a note payable to a Russian bank as follows:

        Mortgage:

        The mortgage note payable to Interbay Funding bears interest at 9% adjusted semi-annually, with principal and interest payments of approximately $7,700 per month. The mortgage note matures in December 2016 and is collateralized by the building.

        Schedule of maturities of long-term debt for years subsequent to December 31, 2002 are as follows:

2003	$27,341
2004	29,906
2005	32,712
2006	35,780
2007	39,137
Thereafter	566,377
Total	$731,253

Notes payable to Russian Bank:

        On November 20, 2002 the Battery Company converted certain related party-debt to two loan agreements payable to Saint Petersburg Joint Stock Bank Tavricheskiy (Open Joint Stock Company), in the amount of US$1,200,000 and US$400,000, respectively. Principal is payable on August 24, 2004. The interest rate is 8% annually and payable quarterly. The $1,200,000 note has as collateral, a pledge of a patent owned by a related party. The $400,000 note is unsecured.

11.     RELATED PARTY TRANSACTIONS:

The Battery Company

        Through June 30, 2002, the Battery Company acquired manufacturing equipment aggregating approximately $13,488,000 from the Italian company. The equipment was acquired through a series of transactions at the lower of the net book value of the Italian Company or fair market value. In connection with these acquisitions, the Company agreed to assume various promissory notes to related parties, with the difference included as non-interest bearing advances from the Stockholder. As of June 30, 2002 these notes totaled $3,226,214. Subsequent to June 30, 2002, $1,200,000 of related party notes was replaced by a loan agreement with Saint Petersburg Joint Stock Bank Tavricheskiy (Open Joint Stock Company See Note 10). As of December 31, 2002 related party debt was $1,669,012, which is principally due to shareholders of Ener1 Group.

        The Battery Company leases some of its office facilities from Ener1 Group, Inc. The Battery Company also shares common facilities, personnel and other resources with Ener1, Group, Inc. Allocation of expenses is made between the parties utilizing systematic methods. These net expense allocated to the Battery Company for 2002 aggregated approximately $540,000. The expenses reflected herein are not necessarily an indication of expenses that might be incurred if the Battery Company were a stand-alone entity.

Digital Media Division:

        The Digital Media division has been allocated expenses, utilizing systematic methods, for shared personnel and other resources on a quarterly basis from Ener1 Group, Inc. The Digital Media Division building lease term expired on March 13, 2002 and the Division is now co-located with the Battery Company in its owned facilities. Expenses allocated for 2002 aggregated approximately $449,000.

12.     ACQUISITION OF THE BATTERY COMPANY AND THE AFFECT ON STOCKHOLDERS EQUITY:

        The Company acquired effective September 6, 2002, 100% of the outstanding capital stock of Ener1 Battery Company (” Ener1 Battery” or “Battery Company”) from the Company’s parent, Ener1 Group, Inc. In accordance with SFAS 141 Business Combinations, because the entities were under common control, operations of the two entities were combined from the beginning of each period presented similar to the pooling of interests method. The Company previously reported the details of operations of the formerly separate Battery Company before the combination in Form 8-K/A dated October 18, 2002. The table below presents a reconciliation of certain items as reported in the accompanying consolidated financial statements with those previously reported by the Company for the year ended December 31, 2001:

As previously reported

	Ener1, Inc.	Ener1 Battery	Combined
Total sales	$3,858,419	$--	$3,858,419
Loss from operations	4,832,360	1,000,989	5,833,349
Net loss	4,656,639	1,009,700	5,666,349
Basic and diluted loss per share	$.40	N/A	$.03
Weighted average shares outstanding	11,659,805	N/A	218,314,897

        The pooling of interest method requires that consolidated stockholders’ equity reflect as if the entities were combined from the beginning of each period presented. As an aid to the reader the following is a detail of the Battery Company’s equity transactions and the consideration that was given for the Battery Company assets. The transaction was a two- step process where preferred stock was issued initially and than subsequently converted to common stock. Pooling of interest accounting requires that the initial transaction be recorded in 2001 as if the companies had been combined for all periods reported.

	2001	2002	Total
Beginning balance of stockholders equity for the
Battery company	$--	$--	$--
Capital contribution December 31, 2001	7,047,270		7,047,270
Capital contribution March 31, 2002		4,084,490	4,084,490
Capital contribution June 30, 2002		1,873,368	1,873,368
Capital contribution December 31,2002		1,917,885	1,917,885
Total capital contribution	7,047,270	7,875,743	14,923,013
Net losses of the Battery Company	(1,009,700)	(2,707,973)	(3,717,673)
Consideration paid other than Common stock: Note
issued to Ener1, Group, Inc. (See Note 9)	(1,161,850)		(1,161,850)
Ending balance:
Net increase in stockholders equity resulting from
the acquisition of the Battery Company,
net assets acquired	$4,875,720	$5,167,770	$10,043,490

Common and Preferred stock consideration paid by
Ener1, Inc. for the Battery Company:
Preferred stock: 3,930,000 shares, par value $0.01	$39,300	$(39,300)
Common stock: 50,000,000 shares and 196,500,000 at
the time of conversion of Preferred to Common,
par value $0.01	$500,000	$1,965,000	$2,465,000
Number of shares issued for the Battery Company	50,000,000	196,500,000	246,500,000

13.     ASSET IMPAIRMENT AND OTHER CHARGES

        The Company recorded a charge to earnings in 2001 for the write-off of a technology license in the amount of $0.5 million due to changes occurring in technology and the Company could not forecast a positive cash flow from the use of this License.

14.     TECHNOLOGY LICENSES

        The Company has capitalized approximately $1.0 million for licenses related to the set top box technology. Management believes that this technology and the related set top boxes will not be fully developed and marketable with this technology until the second half of 2003, which is also dependent on the Company receiving additional funding to continue the development effort. The Company will not generate significant revenue from the sale of set-top boxes with this technology until that time. Based on this, the Company is currently not amortizing the licenses. These licenses will continued to be reviewed for impairment in accordance with SFAS No. 144.

15.     GUARANTEE OF RELATED COMPANY LOANS

        At December 31, 2002, The Italian Company had a loan outstanding to the Italian bank in the amount of EURO 2,667,685. This is approximately $3,000,000 US dollars at March 31, 2003. The loan is payable in monthly installments of EURO 100,000 starting March 31, 2003 with a balloon payment for the remainder on March 31, 2004. Ener1, Inc., Ener1 Group, and the Battery Company are guarantors on the loan, along with other related parties and specified Ener1 Battery production equipment has been pledged as collateral for this loan up to an amount of EURO 5,000,000. Ener1 Group, Inc. did not make a payment on March 31, 2003 as required.

        Ener1 Group, Inc. has loans outstanding with a principal investor, Bzinfin,S.A., aggregating approximately $18.9 million. The Company is a guarantor on these loans and the Battery equipment and three of the five patents owned by the Battery Company comprise a portion of the collateral for this loan. One of the advances under those loans, in the amount of $400,000, plus interest was due on April 2, 2003. This payment has not yet been made. Ener1 Group is currently renegotiating the payment terms on this advance.

16.     COMMITMENTS AND CONTINGENCIES

        On October 4, 2002, the former Chief Executive Officer filed a lawsuit in the circuit court of the 15th judicial circuit, in and for Palm Beach County, Florida claiming monies are due under his employment agreement for severance and other compensation. The Company intends to vigorously defend against this lawsuit. The Company is currently negotiating a settlement with the former Chief

Executive Officer.

        In November 2001, the Company entered into a three- year employment agreement with the Director of Manufacturing (“Director”) for the Battery Company. This agreement may be terminated without cause by either party with written notice. Pursuant to the agreement, the Director received options to purchased 150,000 shares of common stock of the Parent at an exercise price of $1.25 per share. The options vest 25% over a four-year period and there is no stated expiration date. No options have been exercised. Under the terms of the employment agreement, if the Company terminates the Director without cause, the Company would be obligated to pay full salary for six months. In additions, the Director would also be entitled to all stock options issued, which would remain exercisable for six months.

        The Company receives communications from time to time alleging various claims. These claims include, but are not limited to, allegations that certain of the Company’s products infringe the patent rights of other third parties. The Company cannot predict the outcome of any such claims or the effect of any such claims on the Company’s operating results, financial condition, or cash flows.

        In 1999, the Company was named a co-defendant in an action brought in the United States District Court for the District of Massachusetts, by NEC Technologies, Inc. (“NEC”). The suit alleged that the Company supplied modem hardware to NEC, which was combined by NEC with software supplied by another co-defendant, Ring Zero Systems, Inc. (“Ring Zero”), causing NEC to be sued for patent infringement by PhoneTel Communications, Inc. (“PhoneTel”), allegedly as a result of NEC’s combination of modem hardware and software supplied by the vendors in its personal computer products. NEC alleged that the Company and Ring Zero were obligated to indemnify NEC for NEC’s costs of defense and settlement of the PhoneTel suit, in the amount of $327,000. The lawsuit brought against the Company was dismissed without prejudice on April 25, 2000 for procedural reasons, and to date there has been no resolution of the substantive dispute. While NEC has the option of refiling this action in an appropriate jurisdiction, it has not done so in the interim since the dismissal in April 2000, and the Company therefore believes that this claim will not have a material adverse effect on the Company’s operating results, financial condition, or cash flows.

        The Company and its Boca Global, Inc. subsidiary were named as co-defendants in an action brought in the United States District Court for the District of South Dakota, by Gateway, Inc. (“Gateway”). Global Village, Inc. had contracted to supply its FaxWorks software to be bundled with Gateway PCs. Gateway’s complaint against the Company and Boca Global, Inc. alleges that either or both of these entities assumed the liabilities of Global Village, Inc. with respect to the FaxWorks product. Gateway seeks indemnification for payment in the amount of approximately $5 million, which it paid to settle patent infringement litigation brought by PhoneTel. In addition to the Company and Boca Global Inc., another unrelated co-defendant was named as a party to the action. On January 19, 2001, a motion to dismiss was granted with respect to the Company, but Boca Global, Inc. remains as a defendant in the action. While the Company believes that Boca Global, Inc. will be able to assert numerous defenses to liability, the Company is currently negotiating a settlement of Gateway’s claim, and does not believe at this time that the claim will have a material adverse effect on the Company’s operating results, financial condition, or cash flows. As of December 31, 2002, $45,000 has been accrued for potential settlement and is included as a component of accrued expenses and other liabilities

        In addition to the foregoing, the Company’s former landlord for its former Boca Raton headquarters has threatened to file a law suit against the Company to collect in excess of $120,000 claimed to be owed for rent under the lease for the Boca Raton facility.

17.     STOCK OPTION AND PURCHASE PLANS

        The Board of Directors and shareholders adopted the 2002 Stock Participation Plan (the “2002 Plan”) pursuant to which, the number of shares of Common Stock reserved for grant shall be 6,836,503 shares. The 2002 Plan also provides that no more than 1,500,000 shares of Common Stock may be issued to any employee in any one calendar year. Under the 2002 Plan, incentive stock options or nonqualified stock options persons selected by the administrators of the Plan from a class of employees, officers, and consultants, including non-employee who render valuable contributions to the Company. The exercise price of the options (which in the case of an incentive stock option cannot be less than the fair market value of the common stock on the date of grant or less than

110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company) shall be as determined by the Compensation Committee of the Board of Directors. The 2002 Plan replaces the 1992 Stock Option Plan. However, any options issued and still open under the 1992 Plan follows this Plan rules.

        The Board of Directors and shareholders adopted the 2002 Non-Employee Director Stock Option Plan (the “Director Stock Option Plan”) pursuant to which 2,000,000 shares of common stock are reserved for issuance under this plan to ensure that a sufficient number of shares are available for issuance to non-employee directors. The plan provides for each non-employee director first elected to the Board of Directors to receive an automatic grant of nonqualified stock options for 10,000 shares on the date of his or her election. The Director’s Plan’s administrator in their sole discretion determine which non-employee directors are to be awarded options, the number of shares subject to the options and the exercise price and other terms of the options. However, non-employee directors who are elected to the Board after the effective date of the Directors Plan will receive an automatic grant of nonqualified stock options to purchase 10,000 shares of common stock. The Directors who get elected in 2003 will be eligible for this automatic grant. The 2002 Plan replaces the previous 1992 Directors Plan and the 1996 Directors Plan.

        On April 25, 2001 the Company re-priced 531,946 previously issued options at the fair market value of $.56. The Company on September 21, 2001 re-priced 1,217,946 options at the fair market value of $.135. On November 9, the Company re-priced all 1,459,446 previously issued employee options at the fair market value of $.05. Therefore, all these employee options will have variable plan accounting treatment. If the price of the Company’s common stock is greater than the option price, the Company will record compensation expense resulting in a charge to earnings. The majority of the employee options vested on January 3, 2002 because of the change in control. The Company did not record any compensation expense during 2001 because the Company’s common stock price was below the exercise price as of December 31, 2001. The re-pricing was authorized by the Board of Directors because of the continued substantial decline in the common stock price in order to more effectively retain and motivate the Company’s key employees. During 2002 the price of the Company’s common stock was above the exercise price and the Company took a charge to earnings in the current year of $197,200.

        A summary of the status of the Company’s stock options as of December 31, 2000, 2001, and 2002 and changes during the years ended on those dates is presented below:

	2001		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	1,846,767	$ 5.45	$ 1,573,446	0.43
Granted	1,084,500.57		115,000	$ 0.13
Exercised	0	--	36,000	$ 0.05
Cancelled	1,357,821	4.79	703,767	$ 0.76

Outstanding at end of year	1,573,446.43		948,679	$ 0.16

Exercisable at end of year	1,323,446.41		948,679	$ 0.16

        The following table summarizes information about stock options outstanding at December 31, 2002.

		Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding at 12/31/02	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price		Number Exercisable at 12/31/02	Weighted-Average Exercise Price
$0.05	926,679	8.9	$0.05		926,679	$0.05
$4.93	22,000	7.0	$4	.93$	22,000	$4.93

        The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for the Company’s stock-based compensation plans. Had compensation cost for the Company’s stock option plans been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company’s pro forma net loss for 2001 and 2002 would have been, $6,544,452 and $8,711,964 respectively. Pro forma loss per share for 2001 and 2002 would have been and $.03, and $.03, respectively. The weighted average fair value of the options granted during 2001 and 2002 was estimated at $.44 and $0.84, respectively, based upon the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 120%, weighted average risk-free interest rate of 6.03% and 4.55% respectively, and expected lives of six years.

        The Board of Directors and shareholders adopted the 1992 Employee Stock Purchase Plan (the “1992 Purchase Plan”). The 1992 Purchase Plan authorizes the issuance of a maximum of 250,000 shares of common stock pursuant to the exercise of nontransferable options granted to participating employees. The exercise price of the options is the lesser of 85% of the fair market value of the common stock on the first and last day of the purchase period, which commences on January 1 and July 1 of each year. At December 31, 2002 there were no options outstanding under this plan.

18.     SAVINGS PLAN

        In January 1992, the Board of Directors adopted a Savings Incentive Plan (the “Savings Plan”) pursuant to Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the Savings Plan upon completion of six months of employment. Each employee may elect to contribute to the Savings Plan through payroll deductions in an amount not to exceed the amount permitted under the Internal Revenue Code. The Company has the discretion to make matching contributions on behalf of the participants. Employees are fully vested in their contributions. Company contributions vest at a rate of 33% on each anniversary date of employment. Amounts credited to an employee’s account may be distributed to the employee at the earliest of (a) the termination of the employee’s employment with the Company; (b) the termination of the Plan; or (c) a withdrawal due to financial hardship. Under the Internal Revenue Code, neither the employee nor Company contributions to the Savings Plan are taxable to the employee until such amounts are distributed to the employee. However, contributions made by the Company are tax deductible. During the years ended December 3, 2001 and 2002 the Company’s contribution expense to the Savings Plan aggregated $33,807 and $38,409 respectively.

19.     MAJOR CUSTOMERS

        Sales to customers who contributed 10% or more of net sales during the years ended December 31, 2001, and 2002 were as follows:

	2001	2002
Net sales
Customer A	$1,181,000	$1,862,000
Customer B	457,000	642,000
Customer C	--	613,000
Customer D	418,000	146,000

        Trade receivables from customers who accounted for 10% or more of total trade receivables at December 31, 2002 are as follows:

Customer A	$169,000
Customer C	$51,000
Customer E	$84,000

All of the Company’s customers are located in the United States.

ENER1, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(In thousands except share data)

September 30, 2003
ASSETS
Current assets
Cash and equivalents	78
Trade receivables, net	25
Inventories	841
Prepaid expenses and other current assets	205

Total current assets	1,149
Property and equipment, net	22,500
Investment in EnerStruct	1,924
Other assets	1,067

Total assets	26,640

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	1,616
Customer deposits	969
Notes payable to stockholder	6,862
Due to stockholder	2,676
Related party debt	1,672
Accrued expenses and other current liabilities	2,037
Notes payable to bank current	1,600
Current maturities of mortgage payable	29

Total current liabilities	17,461

Long-term liabilities
Mortgage note payable on building	682

682

Commitments and contingencies (see Note 12)
Stockholders' equity
Minority interest	--
Preferred stock, par value $.01 per share, 5,000,000
shares authorized, none issued and outstanding	--
Common stock, par value $.01 per share, 500,000,000
shares authorized, 326,138,783 issued and outstanding	3,261
Additional paid-in capital	59,887
Accumulated deficit	(54,651)

Total stockholders' equity	8,497

Total liabilities and stockholder' equity	26,640

See notes to condensed consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands except per share data)

	Three Months Ended September 30 2003 2002		Nine Months Ended September 30 2003 2002
Net sales
Product sales	$356	$208	$1,191	$924
Engineering services	--	549	151	1,666

Total	356	757	1,342	2,590
Cost of goods sold	263	745	1,188	3,318

Gross profit (loss)	93	12	154	(728)
Operating expenses:
Research and development	379	151	1,147	446
Management fee to
related third party	--	307	--	717
Selling, general and
administrative	2,164	1,643	4,214	4,802

Total operating expenses	2,543	2,101	5,361	5,965

Loss from operations	(2,450)	(2,089)	(5,207)	(6,693)
Other income (expense), net	(218)	(99)	(739)	(159)
Equity in loss from investment in
EnerStruct	(79)	--	(79)	--

Loss before income taxes	(2,747)	(2,188)	(6,025)	(6,852)
Income taxes	--	--	--
--	--	--	--	1
Loss before minority interest	(2,747)	(2,188)	(6,025)	(6,853)
Minority interest in net loss	251	180	440	348

Net Loss	$(2,496)	$(2,008)	$(5,585)	$(6,505)

Loss per share (basic and
diluted)	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Weighted average
shares outstanding	325,201	305,423	313,740	296,399

See notes to condensed consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30, 2003 2002
Cash provided by (used in):
Operating activities:
Net loss	$(5,585)	$(6,505)
Depreciation and amortization	196	504
Equity in loss from investment in EnerStruct	79	--
Common stock and options issued for services	703	205
Minority interest in loss of subsidiary	(440)	(348)
Changes in assets and liabilities	808	2,107

Net cash used in operating activities	(4,239)	(4,037)
Investing activities:
Capital expenditures	(518)	(1,909)
Purchase of technology licenses	--	(1,170)
Investment in EnerStruct	(2,003)	--

Net cash used in investing activities	(2,521)	(3,079)

Financing activities:
Repayment of related party debt	--	(1,073)
Repayment of long-term debt	--	(18)
Repayment of short-term note payable	(595)	--
Net proceeds from issuance of common stock	3,521	2,428
Proceeds from advances from stockholder	3,394	3,994
Repayment of mortgage payable	(20)	--
Proceeds from note payable	--	215
Proceeds from minority investment in
subsidiary	250	1,600

Net cash provided by financing
activities	6,550	7,095

Net increase (decrease) in cash and equivalents	(210)	(21)
Cash and equivalents, beginning of period	288	1,495

Cash and equivalents, end of period	$78	$1,474

See notes to condensed consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

The accompanying, unaudited, condensed, consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB for quarterly reports under Section 13 or 15 (d) of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of normal recurring nature. Operating results for the three and nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. Certain notes and other information have been condensed or omitted from the interim financial statements presented herein. The Company’s audited financial statements for the year ended December 31, 2002, which are included in the Company’s Annual Report on Form 10-KSB, should be read in conjunction with these condensed consolidated financial statements.

2.     NATURE OF BUSINESS

In the past nine months, Ener1, Inc., a Florida corporation (the “Company”), has changed the focus of its business plan and now concentrates primarily on developing and marketing new energy technologies and products using those technologies, including lithium batteries for military, industrial and consumer applications, as well as fuel cells and solar cells.

Ener1 Battery Company

The Company’s lithium battery business is conducted through its wholly-owned subsidiary Ener1 Battery Company (“Ener1 Battery” or “Battery Company”), which it acquired from its parent company, Ener1 Group, Inc. (“Ener1 Group”), in September 2002. Ener1 Group owns approximately 93% of the Company’s outstanding common stock.

On September 6, 2002, the Company entered into a merger agreement with Ener1 Group, pursuant to which it acquired 100% of the outstanding capital stock of Ener1 Battery in exchange for debt and equity. In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), because the Company and Ener1 Battery were entities under common control, the operations of the two entities were combined from the beginning of each period and presented in a method similar to the pooling of interests method. The Company previously reported the financial statements of Ener1 Battery for the year ended March 31, 2002 and the three months ended June 30, 2002 and June 30, 2001 in the Company’s Current Report on Form 8-K/A filed on October 18, 2002.

Ener1 Battery has five patent applications on file with the U.S. Patent and Trademark Office relating to its technologies for advanced lithium battery materials, designs, materials and manufacturing processes and is developing additional technologies for lithium metal batteries (and products using those technologies), fuel cells and solar cells. The Company expects to file additional patent applications in the next twelve months involving these new technologies.

EnerLook Solutions, Inc.

In February 2002, the Company formed EnerLook Solutions Inc. (“EnerLook Solutions”), which develops and markets turn-key video-on-demand and interactive TV-based information and communications systems to customers in the health care and hospitality industries. To date, the Company has transferred substantially all of the assets of its former Digital Media Technologies Division, which developed the proprietary set top box used in EnerLook Solutions’ systems, to EnerLook Solutions. The Company initially owned 51% of the outstanding common stock of EnerLook Solutions; in the second quarter of 2003, EnerLook Solutions issued 333,333 shares to Solution Investment Group, LLC in exchange for $250,000 and, as a result, the Company currently owns 49.35% of EnerLook Solutions’ outstanding common stock.

Ener1 Technologies, Inc.

On June 13, 2002, the Company formed Ener1 Technologies, Inc. (“Ener1 Technologies”), a wholly-owned subsidiary of the Company, to develop and market products and services for neutralizing the harmful effects of electromagnetic fields in electric power transmission lines and related equipment, using technology acquired by Ener1 Technologies under an exclusive license from an affiliate of Ener1 Group. See Note 5, “Recent Developments — Proposed Spin-Off of Ener1 Technologies.

Ener1Ukraine

On September 12, 2003, the Company finalized, through its Ener1 Battery Company subsidiary, the acquisition of its R&D partner company in Ukraine. The transaction value was nominal, and the impact on the Company’s assets and liabilities resulting from the transaction is not material. The primary purpose of the transaction was to bring the Company’s offshore R&D operations more directly under the Company’s financial and management control.

Other Subsidiaries

The Company has numerous other subsidiaries, which are listed in Exhibit 21 to its Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission. All of these subsidiaries are dormant.

3.     GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced net operating losses since 1997, incurred negative cash flows from operations since 1999 and, as of September 30, 2003, had an accumulated deficit of $54.7 million. Cash used in operations for the years ended December 31, 1999, 2000, 2001 and 2002 was $6.1 million, $8.2 million, $6.2 million and $6.5 million, respectively. The Company had negative cash flows from operations of $4.2 million for the nine months ended September 30, 2003. The Company's management expects that the Company will continue to incur negative cash flows in the fourth quarter of 2003 and additional cash will be required to fund the Company's operations. These conditions, among others, give rise to substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

4.     MANAGEMENT PLANS

Concurrently with the acquisition of the Battery Company from Ener1 Group, the Company re-directed its focus primarily on development and marketing of new energy technologies and products, including lithium batteries, fuel cells and solar cells.

Ener1 Battery, EnerLook Solutions and Ener1 Technologies are all development stage companies. The Company will require additional capital to pursue and complete its business plans, and there can be no assurance that the capital will be available. The Company has been funded by Ener1 Group, since the latter’s acquisition of control of the Company in January 2002. During the nine month period ended September 30, 2003, Ener1 Group has provided additional debt and equity funding to the Company of approximately $3.4 million. The Company believes Ener1 Group will continue to provide additional working capital to the Company in the form of equity or debt funding; however, the Company is also pursuing other sources of financing, including private placements of debt or equity securities to fund the Company’s operations.

As part of these financing activities, on July 25, 2003, the Company issued 14 million shares of the Company’s common stock to ITOCHU Corporation in exchange for $3.5 million. (See Note 5, “Recent Developments — Investments and Other Transactions with Itochu Corporation”). All of the $3.5 million has been received by the Company.

5.     RECENT DEVELOPMENTS

Proposed spin-off of Ener1 Technologies

On November 6, 2002, Ener1 Technologies filed a registration statement on Form SB-2 with the Securities and Exchange Commission (the “Commission”) to register the spin-off by the Company of all of Ener1 Technologies’ common stock to the record holders of the Company’s common stock. The spin-off distribution would occur once the Commission’s review of the proposed transaction is completed and the registration statement is declared effective. The Company believes that the distribution of Ener1 Technologies common stock will be treated as a taxable dividend to the Company’s stockholders.

Investments and Other Transactions with ITOCHU Corporation

On July 25, 2003, the Company entered into a Subscription and Investment Agreement with ITOCHU Corporation (“ITOCHU”), pursuant to which the Company issued 14 million shares of its common stock to ITOCHU in exchange for $3.5 million, or $0.25 per share. In addition, the Company granted the following options to ITOCHU to increase its ownership of the Company’s common stock at the following prices: During the six month period from July 25, 2003 through January 24, 2004, ITOCHU has the option to purchase up to 12,461,861 shares of the Company’s common stock, which equals 4% of the number of shares of common stock outstanding as of July 24, 2003, for $0.70 per share. During the six month period from January 25, 2004 through July 24, 2004, ITOCHU has the option to purchase up to 9,346,396 additional shares of the Company’s common stock, which equals 3% of the number of shares of the Company’s common stock outstanding as of July 24, 2003, for $2.50 per share.

On August 14, 2003, using proceeds from the ITOCHU investment, the Company invested $2 million for 49% of the outstanding capital stock of EnerStruct, Inc., a newly formed Japanese company (“EnerStruct”) to pursue technology development and marketing opportunities for lithium batteries in Japan, using technologies licensed to it by the Company, Ener1 Battery and ITOCHU. ITOCHU owns 51% and the Company owns 49% of EnerStruct. The Company’s investment in EnerStruct is being accounted for on the equity method of accounting.

On September 12, 2003, the Company finalized, through its Ener1 Battery Company subsidiary, the acquisition of its R&D partner company in Ukraine. The transaction value was nominal, and the impact on the Company’s assets and liabilities resulting from the transaction is not material. The primary purpose of the transaction was to bring its offshore R&D operations more directly under the Company’s financial and management control.

In connection with the foregoing activities, the Company and Ener1 Battery have entered into a license agreement with ITOCHU and EnerStruct and agreed to provide EnerStruct with an exclusive license (for Japan only) to use the technologies covered by two of Ener1 Battery Company’s pending patent applications. ITOCHU has also licensed to EnerStruct, on an exclusive basis, several of its patents relating to its lithium battery technologies.

6.     SEGMENT REPORTING

The Company has reported its results of operations in the following reporting segments for the nine and three months ended September 30, 2003: Ener1 Battery, a wholly-owned subsidiary of the Company that develops and markets lithium technology batteries for military, industrial and consumer applications; EnerLook Solutions, a 49.35%-owned subsidiary of the Company that develops and markets turn-key video-on-demand and interactive TV-based information and communications systems to customers in the health care and hospitality industries; Ener1 Technologies, a wholly-owned subsidiary of the Company formed to develop and market products and services for neutralizing the harmful effects of electromagnetic fields in electric power transmission lines and related equipment; and Digital Media Technologies Division, a division of the Company that, until its remaining assets were transferred to EnerLook Solutions in May of 2003 was in the business of developing and marketing set top boxes. The sales, losses and other financial information reported below by segment are for the three and nine months ended September 30, 2003 and 2002.

Ener1 Battery was incorporated on March 1, 2001 in the State of Florida under the name of Ener1 USA Incorporated. On March 27, 2002, Ener1 USA Incorporated changed its name to Ener1 Battery Company. In September 2002, the Company acquired all of the outstanding stock of Ener1 Battery from Ener1 Group. In accordance with SFAS 141, because the Company and Ener1 Battery were under common control, operations of the entities were combined from the beginning of each period and presented in a manner similar to the pooling of interests method, as if the acquisition of Ener1 Battery had occurred at the beginning of the first period presented. As a result, the Battery Company’s results of operations are included in the Company’s condensed consolidated financial statements and in the information below for both the three-month and nine-month periods ended September 30, 2003 and 2002.

In January 2003, EnerLook Solutions implemented its first hospital system contract for interactive, in-room, TV-based communications systems, which generated approximately $146,000 in revenue, the majority of which was attributable to system equipment sales.

The Company has operated Ener1 Technologies during the three and nine months ended September 30, 2003 and 2002 as a development stage company. Ener1 Technologies did not have significant financial statement activity during these periods as its operations were limited.

Transactions between segments, consisting principally of product sales and purchases, are recorded at the sales price. The Company evaluates the performance of its segments and allocates resources to them based on anticipated future contributions of each segment to income and expenses.

Segment Reporting

	Three Months Ended September 30, 2003 2002		Nine Months Ended September 30, 2003 2002
Amounts in thousands
Sales:
Digital Media Division	380	815	1,219	2,691
EnerLook Solutions, Inc.	24	--	171	--
Ener1 Technologies, Inc.	--	--	--	--
Ener1 Battery Company	--	--	--	--
Intercompany Eliminations	(48)	(58)	(48)	(101)

Net Sales	356	757	1,342	2,590

Income (Loss) before minority
interest
Digital Media Division	(4)	(1,008)	(126)	(4,202)
EnerLook Solutions, Inc.	(929)	(367)	(1,568)	(718)
Ener1 Technologies, Inc.	(40)	(52)	(142)	(126)
Ener1 Battery Company	(1,783)	(761)	(4,189)	(1,807)

Loss before minority interest	(2,747)	(2,188)	(6,025)	(6,853)

Assets
Digital Media Division			486	1,700
EnerLook Solutions, Inc.			1,641	975
Ener1 Technologies, Inc.			10	13
Ener1 Battery Company			24,503	22,069

Total Assets			26,640	24,757

7.     REVENUE RECOGNITION

Revenue from contracts for services is recognized as the work is performed. Services are provided under these contracts on either a time-and-materials basis or on a fixed-price basis. Under time-and-materials contracts, revenue is calculated by multiplying the number of hours worked by the contractually agreed upon rate per hour. Under fixed-price contracts, revenue is calculated by applying the percentage of completion method, which is based on the ratio of total hours incurred to date to the total estimated hours. Several factors must be satisfied before revenue may be recognized under services contracts. These factors depend on the nature of the contract and include the completion of certain contractual milestones, which must be verified by the customer before revenue is recognized; and a calculation of the costs incurred and an estimated cost to complete the contract to determine if costs are in excess of potential revenue. The Company records a loss in the current period during which a loss on a project appears probable. The amount of such loss is the reasonably estimated loss on the project.]

Revenue from product licenses is recognized as earned pursuant to the terms of the related contract, which generally occurs when the Company ships equipment in conjunction with a license. Amounts received but unearned as of September 30, 2003 (including amounts for such licenses as well as equipment sales) were $969,110 and are recorded as customer deposits.

8.     CONSOLIDATION OF 49.35% SUBSIDIARY (ENERLOOK SOLUTIONS, INC.)

When formed in February 2002, EnerLook Solutions was a 51% subsidiary of the Company. Earlier this year, EnerLook Solutions issued 333,333 shares of common stock to Solution Investment Group, LLC in exchange for $250,000, reducing the Company’s ownership to 49.35%. The issuance of securities was a private placement under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and exempt from registration under the Securities Act. Ener1 Group owns 42.58% of the outstanding common stock of EnerLook Solutions. Since EnerLook Solutions was formed, the Company has consolidated EnerLook Solutions’ results of operations and its balance sheet as part of the Company’s consolidated financial statements. Ownership of a subsidiary below 51% is most often recorded under the equity method of accounting, rather than consolidating the subsidiary’s results of operations with the less than 51% parent company, as it is presumed that the less than 51% parent company does not control the subsidiary. The Company has elected to continue consolidating this subsidiary as part of its financial statements because the Company and Ener1 Group are related parties which exercise substantial control over the activities of EnerLook Solutions and own an aggregate of 91.93% of EnerLook Solutions’ outstanding common stock. Management believes that the reduction in its ownership percentage of EnerLook Solutions’ common stock from 51% to 49.35% does not materially reduce the control the Company exercises over EnerLook Solutions’ operations.

If the Company were to report the investment in EnerLook Solutions under the equity method of accounting, the Company would report its investment in EnerLook Solutions’ assets and liabilities as a net investment by the Company instead of consolidating EnerLook Solutions’ assets and liabilities with those of the Company. In addition, the Company’s share of losses of EnerLook Solutions would be included in the Company’s results of operations as one line item instead of including EnerLook Solution’ revenue and expenses in the Company’s statement of operations. At September 30, 2003, EnerLook Solutions had total assets of $1.6 million, liabilities of $1.8 million and net deficit of $0.2 million.

In the second quarter of 2003, the Company transferred certain assets of its Digital Media division to EnerLook Solutions, Inc. in order to consolidate the Company’s set top box business, which delivers interactive information and entertainment systems and services to customers in vertical markets such as hospitality and healthcare. As part of this restructuring, the Company transferred net assets in the amount of approximately $1.0 million to EnerLook Solutions, resulting in an intercompany receivable from EnerLook Solutions in the amount of $1.0 million. The Company is winding up the remaining operations of its Digital Media Technologies Division, which currently consist primarily of inventory liquidation and warranty/support services.

9.     TECHNOLOGY LICENSES

During the nine months ended September 30, 2002, the Company capitalized approximately $1.0 million of expenses in connection with licenses purchased by the Company related to its set-top box technology. Management believes that this technology and the related set-top boxes will not be fully developed and marketable until sometime during 2004, and the Company will not generate significant revenues from the sale of these set-top boxes until that time. Based on this, the Company is currently not amortizing the licenses. These licenses will continue to be reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”).

As part of the Company’ consolidation of the former operations of the Digital Media Technologies Division and EnerLook Solutions described above, Digital Media transferred its portion of the licenses to EnerLook Solutions to consolidate the activities of the set top box business into one entity, EnerLook Solutions.

10.     GUARANTEE OF CERTAIN LOANS

At September 30, 2003, Ener1 s.r.l., a related Italian company, had a loan outstanding to Meliorbanca, an Italian bank, in the amount of approximately EURO 1,967,685, or approximately US$2,282,515. The loan to Meliorbanca is payable in monthly installments of EURO 100,000, starting March 31, 2003, with a balloon payment for the remainder on March 31, 2004. The Company, Ener1 Group, and Ener1 Battery are guarantors on the loan, along with other related parties. All required payments under the loan have been made to date. Ener1 Battery has provided certain production equipment as collateral to secure the obligations due under the loan and Meliorbanca has a security interest in this equipment. The collateral coverage on specified Ener1 Battery production equipment is EURO 5,000,000 (approximately US$5,800,000 as of the date of this filing).

Ener1 Group has borrowed approximately $24 million from one of its principal stockholders, BZINFIN, S.A. The Battery Company equipment (up to the amount of $1,000,000 plus interest thereon) and two of the five pending patents owned by the Battery Company comprise a portion of the collateral securing one of these loans. (BZINFIN released its security interest in a third pending patent in connection with the ITOCHU Investment Transactions.) Repayment of these loans is scheduled for December 31, 2003 in a lump sum. The Company believes that the repayment date will be extended, and the Company is currently in discussions with BZINFIN regarding the terms of such extension.

11.     NET LOSS PER SHARE

The Company computes net loss per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share”, which requires a dual presentation of basic and diluted earnings per share on the face of the Company’s statement of operations. Basic earnings per share excludes the dilutive effects of common stock equivalents and is computed by dividing income or loss attributable to common shares by the weighted-average number of common shares outstanding for the period. Diluted earnings per share includes the effects of the potential dilution that could occur if options or other contracts to issue common stock were converted into common stock, but such securities or contracts are excluded from the calculation of earnings per share if their effects would be anti-dilutive. The Company excluded common stock equivalents from the weighted-average shares outstanding calculation for the three and nine months ended September 30, 2003 and 2002, respectively, as their effect was anti-dilutive.

12.     COMMITMENTS AND CONTINGENCIES

On June 28, 2003, the Company settled a lawsuit brought by Eduard Will, the Company’s former President and Chief Executive Officer, regarding amounts allegedly owed by the Company to Mr. Will under an employment agreement. Mr. Will sought monetary damages for the Company’s alleged breach of his employment agreement with the Company, including severance payments and other compensation. The Company agreed to pay Mr. Will a total of $100,000 in cash, to be paid in twelve equal monthly payments and to issue to him 240,000 shares of the Company’s unregistered common stock. The issuance of the shares was exempt from registration under the Securities Act of 1933. The shares have not been registered under the Securities Act. Mr. Will has the right, under the settlement agreement, to have his shares registered in the first registration for which such shares are eligible for registration.

On August 13, 2003, the Company settled a lawsuit brought by GMC Properties, Inc., the landlord for the Company’s former leased facility in Boca Raton, Florida, regarding amounts allegedly owed by the Company to GMC for rent and certain repairs to the property. The Company has agreed to pay GMC Properties a total of $150,000, which includes $30,000 that has already been paid by the Company and monthly payments of $10,000 for twelve months.

The Company was named as a co-defendant in an action brought in the United States District Court for the District of Massachusetts, by NEC Technologies, Inc. (“NEC”). The suit alleges that the Company supplied modem hardware to NEC, which was combined by NEC with software supplied by another co-defendant, Ring Zero Systems, Inc. NEC was subsequently sued for patent infringement by PhoneTel Communications, Inc. (“PhoneTel”), allegedly as a result of NEC’s combination of modem hardware and software supplied by the vendors of its personal computer products. NEC alleges that the Company and Ring Zero are obligated to indemnify NEC for NEC’s costs of defense and settlement of the PhoneTel suit, in the amount of $327,000. This action was dismissed without prejudice on April 25, 2000; however, the reason for the dismissal was procedural. While it is possible that NEC might attempt to refile this action in an appropriate jurisdiction in the future, NEC has not taken any such action against the Company to date. The Company cannot predict at this time whether any future claim brought by NEC would have a material adverse effect on the Company’s operating results, financial condition or cash flows.

The Company and a wholly-owned subsidiary, Boca Global, Inc., were named as co-defendants in an action brought in the District Court of South Dakota by Gateway, Inc. (“Gateway”). Global Village, Inc. had contracted to supply its FaxWorks software to Gateway to be bundled with Gateway PCs. Gateway’s complaint against the Company and Boca Global, Inc. alleges that either or both of these entities assumed the liabilities of Global Village, Inc. with respect to the FaxWorks product. Gateway was previously expected to pay between $5 million and $6 million to settle litigation brought by PhoneTel, for which Gateway has sought indemnification from the Company, Boca Global, Inc., and an unrelated co-defendant. On January 19, 2001, a motion to dismiss was granted with respect to the claims brought against the Company. Boca Global, Inc. remains a defendant in the lawsuit. While the Company believes that Boca Global, Inc. will be able to assert numerous defenses to liability, the Company is unable to estimate what impact, if any, this claim will have upon the Company’s financial statements, given the preliminary nature of the claim.

The Company is the obligor on a Term Note in the principal amount of $200,000, payable to Ener1 Holdings, Inc. (now known as Ener1 Group, Inc.), majority stockholder of the Company. This note matured on February 22, 2003, and none of the principal or accrued interest has been paid.

The Company’s wholly-owned subsidiary, Ener1 Battery Company, is the obligor on a negotiable promissory note in the amount of $5,500,000, payable to its majority stockholder Ener1 Group, which note matured on August 31, 2003. The Company is the obligor on a promissory note in the amount of $1,161,850, payable to Ener1 Group, which note matured on September 1, 2003. None of the principal or accrued interest has been paid on either of these notes. The Company is in the process of negotiating alternate payment arrangements for all three of the above notes at this time and believes that such arrangements will be completed shortly.

13.     STOCKHOLDERS’ EQUITY

During the quarter ended March 31, 2003, the Company issued 300,000 shares of common stock to a consultant in accordance with the terms of a consulting agreement. Under the agreement, the Company is also obligated to issue a warrant to the consultant to acquire 200,000 shares of common stock at an exercise price of $.10 per share which would expire in December 2004. As of the date of this filing, the warrant has not yet been issued. During the quarter ended September 30, 2003 the Company issued 1,000,000 shares to the consultant in exchange for early termination of the consulting agreement. During the nine months ended September 30, 2003, options to purchase 2,710,000 shares of Common Stock were issued, options to purchase 262,333 shares of Common Stock were terminated and options to purchase 421,846 shares of Common Stock were exercised. In addition, in September 2003 the Company signed an employment agreement with Kevin Fitzgerald, its new Chairman and CEO, pursuant to which the Company is obligated to issue to Mr. Fitzgerald (1) as of the date of the agreement, 300,000 shares of Common Stock, and an option to purchase 9,716,716 shares of the Company’s common stock, (2) on December 31, 2004, an option to purchase that number of shares of Common Stock equal to one percent of the Company’s fully diluted common shares outstanding as of December 31, 2004 and (3) on December 31, 2005, an option to purchase that number of shares of Common Stock equal to one half of one percent of the Company’s fully diluted common shares outstanding as of December 31, 2005. The Company is obligated to register the resale of the shares issued to Mr. Fitzgerald by filing an S-8 registration statement with the Securities and Exchange Commission. The Company has also issued 450,000 shares of Common Stock to certain members of its management in transactions that were exempt from registration under the Securities Act, and the Company is obligated to register the resale of such shares under an S-8 registration statement.

14.     RELATED PARTY TRANSACTIONS

Ener1 Group incurred expenses on behalf of the Company, including payroll, advisory services and other administrative expenses, for the three and nine months ended September 30, 2003 totaling approximately $86,062 and $491,158, respectively, and for the three and nine months ended September 30, 2002 totaling approximately $307,522 and $938,033, respectively. The expense advances are non-interest bearing, due on demand and are included in Due to Stockholder on the balance sheet. The reduction of allocated expenses to the Company by Ener1 Group in the three months ended September 30, 2003 is primarily due to the determination that management salaries be charged directly to the Company.

During the quarter ended March 31, 2003, a total of approximately $1,420,000 was allocated and advanced by Ener1 Group (including the allocation of the incurred expenses above) to the Company, of which approximately $909,000 was contributed as Additional Paid-in Capital. During the quarter ended June 30, 2003, approximately $1,388,000 was allocated and advanced by Ener1 Group (including the allocation of incurred expenses above) to the Company. None of the additional $1,388,000 was converted to capital and is reflected in Due to Stockholder.

During the quarter ended September 30, 2003, approximately $586,000 was allocated and advanced by Ener1 Group (including the allocation of advisory services and other administrative expenses).

15.     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method over its useful life. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Adoption of this statement did not have a material effect on the Company’s financial condition, results of operations and cash flows.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3. This statement is effective for exit or disposal costs initiated after December 31, 2002, with early adoption encouraged. Adoption of this statement did not have a material effect on the condensed consolidated financial statements of the Company.

In November 2002 the EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after September 15, 2003. The Company has not yet determined what the effects of this Statement will be on its financial position and results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45 , “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN45”). FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. Adoption of this Statement did not have a material impact on the Company’s condensed consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation, Transition and Disclosure” (“SFAS 148”). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value based method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect of changes based on SFAS No. 148 in interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The interim disclosure requirements are effective for interim periods beginning after December 15, 2002. Adoption of this Statement did not have a material impact on the Company’s condensed consolidated financial statements.

The Company has adopted the disclosure-only provisions of SFAS No.-123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Accordingly, no compensation cost has been recognized for the stock option plans because the exercise prices of employee stock options equals the market prices of the underlying stock on the date of grant. If compensation cost had been determined based on the fair value at the grant date for all awards consistent with the provisions of SFAS 123, the Company’s net loss and loss per share would have been as indicated below for the three and nine months ended September 30, 2002 and 2003:

	Three Months Ended September 30, 2003 2002		Nine Months Ended September 30, 2003 2002
Net loss, as reported	($2,496)	($2,008)	($5,585)	($6,505)
Plus: compensation recorded due
to variable options	199	60	199	183
Less: Pro forma stock based
employee compensation,
net of related tax	(80)	(586)	(195)	(586)

Pro forma net loss	($2,377)	($2,534)	($5,581)	($6,908)
Loss per share
Basic and diluted as reported	($ 0.01)	($ 0.01)	($ 0.02)	($ 0.02)
Basic and diluted pro forma	($ 0.01)	($ 0.01)	($ 0.02)	($ 0.02)

In January 2003, the FASB issued FASB Interpretation No. 46 , “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. Adoption of this Statement did not have a material impact on the Company’s condensed consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”. The primary focus of this Statement is to amend and clarify financial accounting and reporting for derivative instruments. This Statement is effective for contracts entered into or modified after June 30, 2003. Adoption of this Statement did not have a material impact on the Company’s condensed consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150,“Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS NO. 150”). SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet. SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument that is a liability under this Statement is an obligation that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, “Elements of Financial Statements”. The remaining provisions of this Statement are consistent with the FASB’s proposal to revise the existing definition of liabilities to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003. Adoption of this Statement did not have a material impact on the Company’s condensed consolidated financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Pursuant to Section 607.0850 of the Florida Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

        The Registrant's Amended and Restated Articles of Incorporation and By-laws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

        The Registrant has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Registrant also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by the Registrant.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the expenses payable by the Registrant in connection with the registration of the securities offered by this Registration Statement.

SEC registration fee Printing expenses Legal fees and expenses Accounting fees and expenses Miscellaneous Total _______________ *Estimated	$7,628.26 25,000* 150,000* 75,000* 50,000* $307,628.26

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

2002

        On August 26, 2002, we granted Karl Gruns an option to purchase 70,000 shares of our common stock with an exercise price of $.05 per share, as compensation for his services as our director. The issuance of these options was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act, as a sale not involving a public offering.

2003

        Effective January 1, 2003, in accordance with Section 4(2) of the Securities Act, we granted options to purchase 70,000 shares of our common stock with an exercise price of $.05 per share, to each of the following individuals, as compensation for their services as directors of our company: Dr. Bary W. Wilson, who has subsequently resigned his position as director; and Ronald N. Stewart. The issuance of these options was exempt from registration under Rule 5-6 of Regulation D and under Section 4(2) of the Securities Act of 1933, as sales not involving a public offering.

        Pursuant to an Investment Agreement with Karl Gruns, one of our directors, effective as of January 1, 2003, we issued 50,000 shares of our common stock to Mr. Gruns, as compensation for his services as our director. The issuance of these shares was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act, as a sale not involving a public offering.

        On January 1, 2003, pursuant to an agreement with Alla Rozengurt, we granted Ms. Rozengurt options to purchase 125,000 shares of our common stock, with an exercise price of $.05 per share, as compensation for her continued employment with EnerLook Solutions. Ms. Rozerngurt exercised all of the options. These transactions with Ms. Rozengurt were exempt from registration under Section 4(2) of the Securities Act of 1933, as a sale not involving a public offering.

        Effective as of each of January 1, February 1 and March 1, 2003, we issued 100,000 shares (for a total of 300,000 shares) of our common stock to Thornhill Group, Inc., as partial compensation under an Investment Banking Agreement with them, as modified. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as sales not involving a public offering.

        We granted options to purchase a total of 530,000 shares of our common stock to several employees of EnerLook Solutions, effective as of February 24, 2003, with exercise prices of $.055 per share. The options were issued under our 2002 Employee Stock Participation Plan. The numbers of options awarded are as follows:

Alla Rozengurt Byron Buntin Olga Morkovina Sergey Kaplan Deborah Robinson Gary Wisgo Michael G. Ryan	70,000 70,000 70,000 70,000 70,000 70,000 110,000

On October 31, 2003, November 21, 2003, December 1, 2003 and December 3, 2003, each of Ms. Rozengurt, Mr. Kaplan, Mr. Buntin and Ms. Morkovina, respectively, exercised all of their respective options. The issuance of options and the issuance f shares upon the exercise of the options were exempt from registration under Section 4(2) of the Securities Act of 1933, as sales not involving a public offering.

        Effective as of July 21, 2003, in connection with the termination of our Investment Banking Agreement with Thornhill Group, Inc., as amended, we issued 1,000,000 shares of our common stock to Thornhill Group as compensation to Thornhill Group for their services. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as a sale not involving a public offering.

        Pursuant to agreements between us and the individuals involved, we awarded the following shares of our common stock as compensation for their services, effective as of May 16, 2003: (1) 300,000 shares to Ronald N. Stewart and (2) 100,000 shares to Larry L. Light. The issuance of these shares was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act of 1933, as a sale not involving a public offering.

        Pursuant to a Subscription and Investment Agreement with ITOCHU Corporation, effective as of July 25, 2003, we issued 14,000,000 shares of our common stock to ITOCHU as well as the options described below in exchange for $3,500,000 in cash. The transaction was exempt from registration under Rule 506 of Regulation D as well as under Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering. The Subscription and Investment Agreement with ITOCHU also granted to ITOCHU options to purchase: (1) 12,461,861 shares of our common stock, $.01 par value, at an exercise price of $.70 per share, during the six month period from July 25, 2003 through January 25, 2004; (2) 9,346,396 shares of our common stock, $.01 par value, at an exercise price of $2.50 per share, during the six month period from January 25, 2004 through July 24, 2004. In January 2004, we agreed to extend the term of the second option through January 31, 2005 and the exercise price was increased to $4.00 per share.

        Pursuant to an Employment Agreement between us and Kevin P. Fitzgerald, our Chief Executive Officer, effective as of September 8, 2003, we awarded to Mr. Fitzgerald: (1) 300,000 shares of our common stock and (2) options to purchase (a) 9,716,716 shares of our common stock at an exercise price of $.30 per share, vesting ratably in equal amounts on the first day of each months for a period of 36 months, beginning October 1, 2003. We also agreed to award additional options to Mr. Fitzgerald on December 31, 2004 and December 31, 2005, in the amounts and on the terms set forth in the Employment Agreement. The issuance of these securities was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act of 1933, as sales not involving a public offering.

        Pursuant to the terms of an agreement with Employment Agreement with Randall Paulfus dated as of November 5, 2003, we issued an option to Mr. Paulfus to purchase 200,000 shares of our common stock, at an exercise price of $.76 per share. This transaction was exempt under Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

        Pursuant to the terms of a Debt Exchange Agreement among Ener1, Ener1 Battery, Ener1 Group, Mr. Zoi and Dr. Novak dated as of November 14, 2003, on November 17, 2004, we issued the following securities: (1) to Ener1 Group – (a) 14,829,288 shares of our common stock, (b) ten-year warrants to purchase 8,053,530 shares of our common stock at an exercise price of $1.50, (c) ten-year warrants to purchase 8,053,531 shares of our common stock, at an exercise price of $2.00, (d) a two-year convertible promissory note in the principal amount of $910,111.64, bearing interest at 10%, all in exchange for cancellation of $11,610,822.64 in principal and accrued interest owed by us to Ener1 Group under various loans and advances; (2) to Mike Zoi – (a) 399,876 shares of our common stock, (b) ten-year warrants to purchase 217,165 shares of our common stock at an exercise price of $1.50, (c) ten-year warrants to purchase 217,165 shares of our common stock at an exercise price of $2.00 and (d) a two-year convertible promissory note in the principal amount of $23,775.73, bearing interest at 6%, all in exchange for cancellation of $312.323.06 in principal and accrued interest owed by us to Mr. Zoi under various promissory notes; (3) to Peter Novak – (a) 1,798,415 shares of our common stock, (b) ten-year warrants to purchase 976,688 shares of our common stock at an exercise price of $1.50, (c) ten-year warrants to purchase 976,688 shares of our common stock at an exercise price of $2.00 and (d) a two-year convertible promissory note in the principal amount of $106,929.85, bearing interest at 6%, all in exchange for cancellation of $1,303,653/31 in principal and accrued interest owed by us to Mr. Novak under various promissory notes. The issuance of these securities was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act of 1933, as sales not involving a public offering.

        On November 17, 2004, for an aggregate purchase price of $1,000,000, we issued 1,388,889 shares to Ener1 Group and warrants to purchase up to 1,505,232 shares (warrants to purchase 752,616 shares were issued with an exercise price of $1.50 per share and warrants to purchase 752,616 shares were issued with an exercise price of $2.00 per share). The issuance of these securities was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act of 1933, as sales not involving a public offering.

2004

        Effective as of January 8, 2004, pursuant to our Investment Banking Agreement with Thornhill Group, Inc., we issued a warrant to Thornhill Group to purchase 200,000 shares of our common stock at an exercise price of $.10 per share. The issuance of the warrant was exempt from registration under Section 4(2) of the Securities Act of 1933, as a sale not involving a public offering.

        On January 21, 2004, we issued $20,000,000 in aggregate principal amount of our 5% senior secured convertible debentures due 2009 and warrants to purchase up to 16,000,000 shares of our common stock. The issuance of these securities was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act of 1933, as sales not involving a public offering.

        In January 2004, ITOCHU Corporation exercised an option to purchase 1,500,000 shares of common stock at an exercise price of $.70 per share. The issuance of the shares to ITOCHU was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act of 1933, as a sale not involving a public offering.

        On February 11, 2004, Gary Wisgo exercised an option to purchase 70,000 shares at an exercise price of $0.55 per share. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as a sale not involving a public offering.

ITEM 27.   EXHIBITS.

Exhibit	Description Of Document
2.1

2.2

3.1

3.2

3.3

3.4

4.1

4.2

4.3

5.1

10.1

10.2

10.3

10.4

10.5

10.6

10.7

10.8

10.9

10.10

10.11

10.12

10.13

10.14

10.15

10.16

10.17

10.18

10.19

10.20

10.21

10.22

10.23

10.24

10.25

10.26

10.27

10.28

10.29

10.30

10.31

21.1

23.1

23.2

24.1	Securities Purchase Agreement dated as of December 21, 2001, by and between the Registrant and Ener1 Holdings, Inc., incorporated by reference to Exhibit No. 2 of the Registrant's current report on Form 8-K dated January 18, 2002.

Merger Agreement between the Registrant and Ener1 Group, Inc., effective as of August 31, 2002 and incorporated by reference to Exhibit No 2.1 of the Registrant's current report on Form 8 K dated September 23, 2002.

Amended and Restated Articles of Incorporation of the Registrant, dated February 12, 1993, incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

Amendment to Amended and Restated Articles of Incorporation, dated March 11, 2002, incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

Amendment to Amended and Restated Articles of Incorporation, dated October 21, 2002, incorporated by reference to Exhibit 3.1 of the Registrant's current report on Form 8-K dated October 28, 2002.

Bylaws of the Registrant

Form of 5% Senior Secured Convertible Debenture incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated January 21, 2004

Form of Warrant to Purchase Common Stock incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated January 21, 2004

Registration Rights Agreement, dated as of January 16, 2004, by and among the Registrant the entities whose names appear on the signature pages thereof incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated January 21, 2004

Opinion of Steel, Hector & Davis, LLP*

1992 Employee Stock Purchase Plan, incorporated by reference to exhibits 10.3 to the Registration Statement No. 33-56530 filed with the Securities and the Exchange Commission.

1992 Non-Employee Director Stock Option Plan, incorporated by reference to Exhibit 10. 4 to the Registration Statement No. 33-56530 filed with the Securities and the Exchange Commission.

2002 Stock Participation Plan incorporated by reference to Exhibit C of the Registrant's Schedule 14A filed on April 15, 2002

2002 Non-Employee Director Stock Participation Plan incorporated by reference to Exhibit D of the Registrant's Schedule 14A filed on May 15, 2002

Employment Agreement, dated as of March 17, 2000, between Larry L. Light and the Registrant, incorporated by reference to Exhibit No. 10.26 to the Registrant's annual report on Form 10-K for the year ended December 31, 1999.

Asset Purchase Agreement, dated as of January 24, 2000, between Boundless Technologies, Inc. and the Registrant, incorporated by reference to Exhibit No. 10.27 to the Registrant's annual report on Form 10-K for the year ended December 31, 1999.

Assignment and Assumption Agreement, dated as of March 3, 2000, between Boundless Technologies, Inc. and Boundless Manufacturing Services, Inc., incorporated by reference to Exhibit No. 10.28 to the Registrant's annual report on Form 10-K for the year ended
December 31, 1999.

Promissory Note, dated March 3, 2000, issued by Boundless Manufacturing Services, Inc. in favor of the Registrant, incorporated by reference to Exhibit No. 10.29 to the Registrant's annual report on Form 10-K for the year ended December 31, 1999.

Supply Agreement, dated as of March 3, 2000, by and between Boundless Manufacturing Services, Inc. and the Registrant incorporated by reference to Exhibit No. 10.30 to the Registrant's annual report on Form 10-K for the year ended December 31, 1999.

Asset Purchase Agreement, dated July 28, 2000, between the Registrant and Boca Global, Inc. and Zoom Telephonics, Inc., incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Shareholder agreement between the Registrant and EnerLook Health Care Solutions, Inc., dated April 22, 2002, incorporated by reference to Exhibit 99.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

Loan Agreement N 045-KB/2002 between Saint Petersburg Joint Stock Bank Tavircheski and Ener1 USA, Inc., dated November 20, 2002.*

Loan Agreement N 046-KB/2002 between Saint Petersburg Joint Stock Bank Tavircheski and Ener1 USA, Inc. dated November 20, 2002.*

Patent Pledge Agreement between Saint Petersburg Joint Stock Bank Tavircheski and Ener1 USA, Inc., dated November 20, 2002. *

Master Agreement by Itochu Corporation and the Registrant, dated July 25, 2003, incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

License and Royalty Agreement by the Registrant and Ener1 Battery Company, dated July 25, 2003, incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

Subscription and Investment Agreement by Itochu Corporation and the Registrant, dated July 25, 2003, incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

Common Stock Subscription Agreement by EnerStruct and the Registrant, incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

Shareholders Agreement by Itochu and the Registrant, dated July 25, 2003, incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

Amendment to Subscription and Investment Agreement by Itochu Corporation and the Registrant, dated January 31, 2004.*

Security Agreement by and between Bzinfin SA, Ener1 Group, Inc., and Ener1 Battery Company, dated as of January 23, 2003.*

Meliorbanca Loan Agreement with the Registrant, Ener1 Group, Inc., Ener1 Battery Company, Mike Zoi, Peter Novak and Ener1 s.r.l. dated as of March 21, 2003.*

Employment Agreement by the Registrant and Kevin P. Fitzgerald, dated September 8, 2003, incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

Employment Agreement by the Registrant and Randall Paulfus, dated November 5, 2003. *

Agreement by the Registrant and Tatum CFO Partners, dated November 5, 2003.*

Exchange Agreement dated November 14, 2003 by the Registrant, Ener1 Group, Inc., Ener1 Battery Registrant, EnerLook Solutions, Inc., Mike Zoi and Peter Novak.*

Securities Purchase Agreement, dated as of January 16, 2004 by and among Ener1, Inc. and the entities whose names appear on the signature pages thereof incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated January 21, 2004.

Security Agreement dated as of January 16, 2004 by and among Ener1 Battery Company and in favor of Satellite Asset Management, incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated January 21, 2004.

Subsidiary Guaranty dated January 16, 2004 made by Ener1 Battery Company in favor of the Investors named therein incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K dated January 21, 2004.

Mortgage, Security Agreement and Assignment of Leases and Rents dated January 16, 2004 by Ener1 Battery Registrant to Satellite Asset Management, L.P., incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K dated January 21, 2004

Waiver Agreement dated January 16, 2004 by the Registrant and Ener1 Group, Inc.*

Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 of the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002.

Consent of Kaufman, Rossin & Co.

Consent of Steel, Hector & Davis (included in Exhibit 5.1)

Power of Attorney (included in signature page)

* To be filed by amendment.

ITEM 28. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

A.     Include any prospectus required by section 10(a)(3) of the Securities Act;

B.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

C.	Include any additional or changed material information on the plan of distribution.

2.	That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and win be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form SB-2 and authorized this registration statement to be signed of its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on February 13, 2004.

                                            ENER1, INC.

                                            By: /s/ Kevin P. Fitzgerald_____________
                                                  Kevin P. Fitzgerald, Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Fitzgerald as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin P. Fitzgerald
Kevin P. Fitzgerald

/s/ Ronald N. Stewart
Ronald N. Stewart

/s/ Randall Paulfus
Randall Paulfus

/s/ Boris Zingarevich
Boris Zingarevich

/s/ Karl Gruns
Karl Gruns

/s/ Mike Zoi
Mike Zoi

/s/ Peter Novak
Peter Novak
Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)

Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)

Director

Director

Director

Director

	Director	February 13, 2004 February 13, 2004 February 13, 2004 February 13, 2004 February 13, 2004 February 13, 2004 February 13, 2004

INDEX TO EXHIBITS

Exhibits	Description Of Document
3.4 23.1	Bylaws of the Registrant Consent of Kaufman, Rossin & Co.